                                                                    EXHIBIT 10.2
--------------------------------------------------------------------------------

                         CDN $66,500,000 CREDIT FACILITY

                             CREDIT AGREEMENT AMONG

                        KINGSWAY FINANCIAL SERVICES INC.
                      AND KINGSWAY U.S. FINANCE PARTNERSHIP
                                  As Borrowers

                                       AND

                       The Lenders named herein as Lenders

                                       AND

                       CANADIAN IMPERIAL BANK OF COMMERCE
                             As Administrative Agent

                                       AND

                        LASALLE BANK NATIONAL ASSOCIATION
                              As Syndication Agent

--------------------------------------------------------------------------------

                               CIBC WORLD MARKETS
                      As Sole Lead Arranger and Bookrunner

                                TABLE OF CONTENTS

Section                                                                     Page


ARTICLE ONE

               INTERPRETATION................................................  1

Section 1.01   Definitions ..................................................  1
               (1)   "1999 Facility .........................................  1
               (2)   "Additional Compensation ...............................  2
               (3)   "Affiliate .............................................  2
               (4)   "Agents.................................................  2
               (5)   "Agreement..............................................  2
               (6)   "Alternate Base Rate....................................  2
               (7)   "Alternate Base Rate Loans..............................  2
               (8)   "Applicable Law.........................................  3
               (9)   "BA Equivalent Loans....................................  3
               (10)  "Bankers' Acceptance....................................  3
               (11)  "Borrowers..............................................  3
               (12)  "Borrowing..............................................  3
               (13)  "Borrowing Date.........................................  3
               (14)  "Branch of Account......................................  3
               (15)  "Business Day...........................................  3
               (16)  "Canadian Borrower......................................  3
               (17)  "Canadian Commitment....................................  4
               (18)  "Canadian Dollars" and "Cdn $...........................  4
               (19)  "Canadian Facility......................................  4
               (20)  "Canadian Lenders.......................................  4
               (21)  "Canadian Property and Casualty Industry Average
                       Combined Ratio........................................  4
               (22)  "Canadian Rateable Portion..............................  4
               (23)  "Capital Expenditures...................................  4
               (24)  "Capital Lease..........................................  4
               (25)  "Capital Surplus Ratio..................................  4
               (26)  "Capitalized Lease Obligations..........................  4
               (27)  "CDOR Rate..............................................  4
               (28)  "CIBC...................................................  5
               (29)  "Claims Incurred........................................  5
               (30)  "Claims Ratio" or "Loss Ratio"..........................  5
               (31)  "Closing Date...........................................  5
               (32)  "COBRA..................................................  5
               (33)  "Code...................................................  5
               (34)  "Combined Ratio.........................................  5
               (35)  "Commitment.............................................  5
               (36)  "Commonly Controlled Entity.............................  5
               (37)  "Consolidated...........................................  5
               (38)  "Contract Period........................................  5
               (39)  "Contractual Currency...................................  5
               (40)  "Controlled Group.......................................  5
               (41)  "Conversion.............................................  5
               (42)  "Conversion Date........................................  5

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Section                                                                  Page

                (43)   "Credit Facilities" ................................ 5
                (44)   "Default" .......................................... 6
                (45)   "Discount Proceeds" ................................ 6
                (46)   "Discount Rate" .................................... 6
                (47)   "EBITDA" ........................................... 6
                (48)   "Equivalent Amount" ................................ 6
                (49)   "ERISA" ............................................ 6
                (50)   "Event of Default" ................................. 6
                (51)   "Expense Ratio" .................................... 6
                (52)   "Financial Year" ................................... 6
                (53)   "F.R.S. Board" ..................................... 6
                (54)   "Funded Debt" ...................................... 7
                (55)   "GAAP" ............................................. 7
                (56)   "Governmental Authority" ........................... 7
                (57)   "Guarantee" ........................................ 7
                (58)   "Guaranteed Pension Plan" .......................... 7
                (59)   "Indebtedness" ..................................... 7
                (60)   "Insurance Regulatory Authority" ................... 8
                (61)   "Insurance Subsidiary" ............................. 8
                (62)   "Intercreditor Agreement" .......................... 8
                (63)   "Interest Coverage Ratio" .......................... 8
                (64)   "Interest Expense" ................................. 8
                (65)   "Interest Payment Date" ............................ 8
                (66)   "Kingsway America" ................................. 8
                (67)   "Kingsway America Guarantee" ....................... 8
                (68)   "Lenders" .......................................... 8
                (69)   "LIBO Rate" ........................................ 8
                (70)   "LIBO Rate (Reserve Adjusted)" ..................... 9
                (71)   "LIBOR Loans" ...................................... 9
                (72)   "LIBOR Period" ..................................... 9
                (73)   "LIBOR Reserve Percentage" ......................... 9
                (74)   "Lines of Business" ................................ 9
                (75)   "Loan Documents" ...................................10
                (76)   "Majority of the Lenders" ..........................10
                (77)   "Material Adverse Effect" ..........................10
                (78)   "Material Subsidiary" ..............................10
                (79)   "Maturity Date" ....................................10
                (80)   "Multiemployer Plan" ...............................10
                (81)   "Net Earned Premiums" ..............................10
                (82)   "Net Income" .......................................11
                (83)   "Northern Trust Indebtedness" ......................11
                (84)   "Net Written Premiums" .............................11
                (85)   "Outstanding Borrowings" ...........................11
                (86)   "Outstanding Obligations" ..........................11
                (87)   "Participants" .....................................11
                (88)   "PBGC" .............................................11
                (89)   "Permitted Acquisition" ............................11
                (90)   "Permitted Encumbrances" ...........................12
                (91)   "Permitted Indebtedness" ...........................12
                (92)   "Person" ...........................................13
                (93)   "Plan" .............................................13
                (94)   "Prime Rate" .......................................13

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Section                                                     Page

                  (95)     "Prime Rate Loans" ................13
                  (96)     "Purchase Money Obligations" ......14
                  (97)     "Quarterly Certificate" ...........14
                  (98)     "Rateable Portion" ................14
                  (99)     "Reorganization" ..................14
                  (100)    "Reportable Event" ................14
                  (101)    "Rollover" ........................14
                  (102)    "Rollover Date" ...................14
                  (103)    "Security Interest" ...............14
                  (104)    "Senior Funded Debt" ..............14
                  (105)    "Single Employer Plan" ............14
                  (106)    "Stamping Fee" ....................14
                  (107)    "Stamping Fee Margin" .............14
                  (108)    "Statutory Capital and Surplus" ...14
                  (109)    "Subordinated Debt" ...............15
                  (110)    "Subsidiaries" ....................15
                  (111)    "Tangible Net Worth" ..............15
                  (112)    "Tax" and "Taxes" .................15
                  (113)    "Tax Returns" .....................15
                  (114)    "Total Canadian Commitment" .......15
                  (115)    "Total Capitalization" ............15
                  (116)    "Total Commitment" ................15
                  (117)    "Total U.S. Commitment" ...........15
                  (118)    "U.S. Base Rate" ..................15
                  (119)    "U.S. Base Rate Loans" ............15
                  (120)    "U.S. Borrower" ...................15
                  (121)    "U.S. Commitment" .................15
                  (122)    "U.S. Dollars" ....................16
                  (123)    "U.S. Facility" ...................16
                  (124)    "U.S. GAAP" .......................16
                  (125)    "U.S. Lenders" ....................16
                  (126)    "U.S. Rateable Portion" ...........16
                  (127)    "Voting Control" ..................16

Section 1.02      Audited Financial Statements ...............16

Section 1.03      Canadian Currency ..........................16

Section 1.04      Interest Act ...............................16

Section 1.05      Change in Rates ............................16

Section 1.06      Maximum Interest Rate ......................17

Section 1.07      Headings and Table of Contents .............17

Section 1.08      References .................................17

Section 1.09      Number and Gender ..........................17

Section 1.10      Copies .....................................17

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Section                                                      Page

Section 1.11      Schedules ...................................18

ARTICLE TWO
                  CREDIT FACILITIES ...........................18

Section 2.01      Credit Facilities ...........................18

Section 2.02      Revolving Feature of Credit Facility ........19

Section 2.03      Lenders' Commitments ........................19

Section 2.04      Purposes of Credit Facilities ...............19

Section 2.05      Evidence of Indebtedness ....................19

Section 2.06      Illegality ..................................19

ARTICLE THREE
                  PROCEDURES APPLICABLE TO BORROWINGS .........20

Section 3.01      Notices of Borrowing ........................20

Section 3.02      Conversions .................................20

Section 3.03      Provisions relating to Bankers' Acceptances .20

Section 3.04      Provisions relating to LIBOR Loans ..........21

Section 3.05      Reliance on Oral Instructions ...............22

ARTICLE FOUR
                  PAYMENTS ....................................23

Section 4.01      Repayment ...................................23

Section 4.02      Mandatory Repayments ........................23

Section 4.03      Permanent Prepayment ........................23

Section 4.04      Payments Generally ..........................23

Section 4.05      No Credit for Trust Funds ...................23

Section 4.06      No Withholding ..............................24

ARTICLE FIVE
                  INTEREST, FEES AND EXPENSES .................24

Section 5.01      Payment of Interest .........................24
                         (1)    Rate ..........................24

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Section                                                                     Page

                         (2)   Calculation................................... 24

Section 5.02      Stamping Fees ............................................. 24

Section 5.03      Standby Fees .............................................. 24

Section 5.04      Upfront Fees .............................................. 24

Section 5.05      Administration Fees ....................................... 24

Section 5.06      Change in Circumstances ................................... 25
                  (1)      Reduction in Rate of Return ...................... 25
                  (2)      Taxes, Reserves, Capital Adequacy, etc ........... 25

Section 5.07      Reimbursement of Expenses ................................. 26

Section 5.08      Determination Conclusive .................................. 26

Section 5.09      Default Interest .......................................... 26

ARTICLE SIX

                  CONDITIONS PRECEDENT ...................................... 26

Section 6.01      Conditions - Initial Borrowing ............................ 26
                  (1)      Resolutions and Certificates ..................... 26
                  (2)      Financing Documentation .......................... 27
                  (3)      Delivery of Guarantee ............................ 27
                  (4)      Legal Opinions ................................... 27
                  (5)      Due Diligence .................................... 27
                  (6)      Intercreditor Agreement .......................... 27
                  (7)      Material Adverse Effect .......................... 27
                  (8)      Material Adverse Change .......................... 27
                  (9)      Fees and Disbursements ........................... 27
                  (10)     Security Interests ............................... 27
                  (11)     Consolidated Financial Statements ................ 28
                  (12)     Termination of the Northern Trust Indebtedness ... 28
                  (13)     Documentation .................................... 28

Section 6.02      Conditions - All Borrowings ............................... 28
                  (1)      Representations and Warranties True .............. 28
                  (2)      Indebtedness ..................................... 28
                  (3)      No Default ....................................... 28

Section 6.03      Waiver .................................................... 28

ARTICLE SEVEN

                  REPRESENTATIONS AND WARRANTIES ............................ 28

Section 7.01      Representation and Warranties ............................. 28
                  (1) Due Incorporation of the Canadian Borrower
                      and Subsidiaries....................................... 28
                  (2) U.S. Borrower ......................................... 28

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Section                                                                     Page

          (3)  Power ........................................................ 29
          (4)  Due Authorization and No Conflict - the Canadian Borrower .... 29
          (5)  Due Authorization and No Conflict - U.S. Borrower ............ 29
          (6)  Government Approval, Regulation, etc ......................... 29
          (7)  Business of the Borrowers .................................... 30
          (8)  Valid and Enforceable Obligations ............................ 30
          (9)  Title ........................................................ 30
          (10) No Actions ................................................... 30
          (11) Financial Information ........................................ 30
          (12) No Defaults or Events of Default ............................. 30
          (13) Compliance with Law .......................................... 30
          (14) Reporting Issuer ............................................. 30
          (15) Compliance with Securities Laws .............................. 31
          (16) Capital ...................................................... 31
          (17) Non-Dilution ................................................. 31
          (18) No Foreign Business .......................................... 31
          (19) Subsidiaries ................................................. 31
          (20) Taxes ........................................................ 31
          (21) Labour Matters ............................................... 32
          (22) Pensions ..................................................... 32
          (23) ERISA ........................................................ 33
          (24) Accuracy of Information ...................................... 34
          (25) Solvency ..................................................... 34
          (26) Subsidiary Status; Liabilities, etc .......................... 35
          (27) Financial Year End ........................................... 35
          (28) Guarantees ................................................... 35
          (29) Margin Stock ................................................. 35
          (30) Disclosure ................................................... 35
          (31) Governmental and Third Party Authorization; Permits .........  35

Section 7.02  Survival of Representations and Warranties..................... 36

ARTICLE EIGHT

          COVENANTS ......................................................... 36

Section 8.01 Positive Covenants.............................................. 36
          (1) Existence - Corporate ......................................... 36
          (2)  Existence - U.S. Borrower .................................... 36
          (3)  Conduct of Business .......................................... 37
          (4)  Payment of Principal, Interest and Expenses .................. 37
          (5)  Payment of Taxes and Claims .................................. 37
          (6)  Notice of Default or Event of Default ........................ 37
          (7)  Financial Statements ......................................... 37
          (8)  Quarterly Certificate ........................................ 38
          (9)  Intentionally Deleted ........................................ 38
          (10) Statutory Financial Statements ............................... 38
          (11) Other Information ............................................ 39
          (12) Books and Records ............................................ 39
          (13) Notice of Litigation ......................................... 39
          (14) Use of Proceeds .............................................. 39
          (15) Reserves ..................................................... 39

Section                                                                     Page

                (16)  Securities Regulatory Filings; Certain Other Notices ...39
                (17)  Report to Other Creditors ..............................39
                (18)  Other Information ......................................39
                (19)  Insurance ..............................................39
                (20)  Access .................................................40
                (21)  Notice of Adverse Change ...............................40
                (22)  Material Contracts .....................................40
                (23)  Compliance with Laws ...................................40
                (24)  Notice of Employment Matters ...........................40
                (25)  Investments ............................................40
                (26)  Parity of Debt .........................................40
                (27)  Business of Subsidiaries ...............................40
                (28)  Senior Unsecured Debt Rating ...........................40
                (29)  Ownership of Subsidiaries ..............................41

Section 8.02    Financial Covenants ..........................................41
                (1)   Funded Debt to Total Capitalization Ratio ..............41
                (2)   Minimum Tangible Net Worth .............................41
                (3)   Combined Ratio .........................................41
                (4)   Capital Surplus Ratio ..................................41
                (5)   Interest Coverage Ratio ................................41

Section 8.03    Restrictive Covenants ........................................41
                (1)   Not to Amalgamate, etc. ................................41
                (2)   Indebtedness ...........................................41
                (3)   Negative Pledge ........................................41
                (4)   No Impairment of Upstreaming ...........................42
                (5)   No Guarantees ..........................................42
                (6)   Restrictions on Subsidiaries and Investments ...........43
                (7)   Material Contracts .....................................43
                (8)   No Speculative Transactions ............................44
                (9)   Margin Stock ...........................................44
                (10)  Carry on Business ......................................44
                (12)  Announcements ..........................................44
                (13)  Transactions with Directors, etc. ......................44
                (14)  Restricted Payments, etc. ..............................44
                (15)  Disposition of Assets ..................................45
                (16)  Capital Expenditures ...................................45
                (17)  Currency and Interest Rate Speculation .................45

ARTICLE NINE
                EVENTS OF DEFAULT ............................................46

Section 9.01    Events of Default ............................................46
                (1)   Failure to Pay Principal or Interest ...................46
                (2)   Failure to Pay Other Amounts ...........................46
                (3)   False Representations, Etc. ............................46
                (4)   Cross-Default ..........................................46
                (5)   Default in Certain Covenants ...........................46
                (6)   Default in Other Covenants .............................46
                (7)   Change in Ownership or Control .........................46

Section                                                                     Page


                (8)   Insolvency .............................................47
                (9)   ERISA Prohibited Transactions ..........................47
                (10)  Pension Liability ......................................47
                (11)  Voluntary Proceedings ..................................47
                (12)  Involuntary Proceedings ................................47
                (13)  Adverse Judgments ......................................47
                (14)  Receiver, etc. .........................................48
                (15)  Execution, Distress ....................................48
                (16)  Suspension of Business .................................48
                (17)  Sale ...................................................48
                (18)  Regulatory Action ......................................48
                (19)  Impairment of Kingsway America Guarantee, etc. .........48

Section 9.02    Lenders May Waive ............................................48

Section 9.03    Remedies are Cumulative ......................................48

Section 9.04    Set-Off ......................................................49

Section 9.05    Cash Collateral Accounts .....................................49

ARTICLE TEN

                GENERAL ......................................................49

Section 10.01   Redistribution of Payments ...................................49

Section 10.02   Enforcement ..................................................49

Section 10.03   Readjustment of Obligations Among Lenders ....................49

Section 10.04   Notices ......................................................50

Section 10.05   Performance of Covenants by the Lenders ......................51

Section 10.06   Indemnity ....................................................51

Section 10.07   The Canadian Borrower Liability for the U.S. Borrower
                Obligations; Waivers, etc. ...................................51

Section 10.08   No Set-Off or Counterclaim ...................................52

Section 10.09   Severability .................................................52

Section 10.10   Time of Essence ..............................................52

Section 10.11   Assignment ...................................................52

Section 10.12   Entire Agreement .............................................52

Section 10.13   Amendments ...................................................53

Section 10.14   Law Governing ................................................53

Section                                                                     Page


Section 10.15   Forum Selection and Consent to Jurisdiction ..................53

Section 10.16   Waiver of Jury Trial, etc. ...................................53

Section 10.17   Conflict .....................................................53

Section 10.18   Loan Syndication .............................................53

Section 10.19   Assignment and Acceptance ....................................54

Section 10.20   Judgment Currency ............................................54

Section 10.21   Successors and Assigns .......................................54

Section 10.22   Survival .....................................................54

Section 10.23   Non-U.S. Lenders .............................................55

ARTICLE ELEVEN
                THE AGENTS ...................................................55

Section 11.01   Appointment and Authorization ................................55

Section 11.02   Interest Holders .............................................55

Section 11.03   Documents ....................................................56

Section 11.04   Agent and Affiliates .........................................56

Section 11.05   Responsibility of Agents .....................................56

Section 11.06   Action by Administrative Agent ...............................56

Section 11.07   Notice of Events of Default ..................................57

Section 11.08   Responsibility Disclaimed ....................................57

Section 11.09   Indemnification ..............................................57

Section 11.10   Credit Decision ..............................................57

Section 11.11   Successor Agents .............................................58

Section 11.12   Delegation by Agents .........................................58

Section 11.13   Determinations by Agents .....................................58

Section 11.14   Reliance Upon Agents .........................................58

Section 11.15   Payment Protection ...........................................58

Section 11.16   Remittance of Payments .......................................59

            Section                                                         Page


Section 11.17   Prompt Notice to the Lenders .................................59

Section 11.18   Counterparts .................................................59

                                CREDIT AGREEMENT

          This credit agreement dated as of the 28th day of May, 2002


AMONG:

                  KINGSWAY FINANCIAL SERVICES INC., an Ontario corporation (the "Canadian Borrower"), and KINGSWAY U.S. FINANCE PARTNERSHIP, a Delaware partnership (the "U.S. Borrower"),

                  (collectively referred to herein as the "Borrowers" and each individually as a "Borrower")

                                     - and -

                  CANADIAN IMPERIAL BANK OF COMMERCE,
                  HSBC BANK CANADA, LASALLE BANK NATIONAL
                  ASSOCIATION and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY

                  (collectively referred to herein as the "Lenders" and each individually as a "Lender")

                                     - and -

                  CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent (the "Administrative Agent")

                                     - and -

                  LASALLE BANK NATIONAL ASSOCIATION, as Syndication Agent (the "Syndication Agent")

           WITNESSES THAT for valuable consideration the parties agree as follows:

                                   ARTICLE ONE

                                 INTERPRETATION


Section 1.01 Definitions. For the purposes of this Agreement and where the context does not otherwise require, the following terms shall have the following meanings:

(1) "1999 Facility" means the credit agreement, dated February 23, 1999, as amended, with respect to U.S. $100,000,000 credit facilities, among the Borrowers, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia, LaSalle National Bank and First Union National Bank, as Lenders, The Bank of Nova Scotia, as Administrative Agent and Co-Syndication Agent, Canadian Imperial Bank of Commerce, as Co-Syndication Agent and Documentation Agent, LaSalle National

     Bank, as Administrative Agent and Co-Syndication Agent, and Canadian Imperial Bank of Commerce, New York Agency.

(2)  "Additional Compensation" has the meaning given that term in Section 5.06.

(3) "Affiliate" of a Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with the first Person (excluding any trustee under, or any committee with responsibility for administering, any Plan), and for purposes of this definition, "control" (including with correlative meanings the terms "controlled by" and "under common control with") means if such other Person possesses, directly or indirectly,

     (a) power to vote 10% or more of the securities (on a fully diluted basis) or other equity or membership interests of such Person having ordinary voting power for the election of directors or managing general partners or members;

     (b) power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; or

     (c) beneficial ownership of 10% or more of any class of voting stock of such Person or 10% or more of all outstanding equity interests or other interests of such Person.

(4) "Agents" means collectively the Administrative Agent, the Syndication Agent and CIBC World Markets, as the sole lead arranger and bookrunner in respect of the Credit Facilities, and "Agent" means any one of them.

(5) "Agreement" means this agreement and the schedules hereto and any amendments or supplements to this agreement or the schedules at any time and from time to time.

(6) "Alternate Base Rate" means for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of:

     (a)  the U.S. Prime Rate in effect on such day; and

     (b)  the Federal Funds Effective Rate in effect on such day plus 3/4 of 1%.

     For  purposes of this definition:

     "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average quotations, for the day, of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "U.S. Prime Rate" means the rate of interest per annum publicly announced from time to time by CIBC as its prime rate in effect at its principal office in New York City. The U.S. Prime Rate is not intended to be the lowest rate of interest charged by CIBC in connection with extensions of credit to debtors.

(7) "Alternate Base Rate Loans" means loans in U.S. Dollars made by a U.S. Lender to the U.S. Borrower on which the interest rate is calculated with reference to the Alternate Base Rate.

(8) "Applicable Law" means, at any time, with respect to any Person, property, transaction or event, all present and future applicable laws, statutes, regulations, treaties, judgments and decrees and

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                                                                          Page 3


     (whetheror not having the force of law) all applicable official directives, rules, consents, approvals, by-laws, permits, authorizations, guidelines, orders and policies of any governmental or regulatory body or Persons having authority over any of the parties hereto including, without limitation, applicable regulatory financial ratio guidelines.

(9)  "BA Equivalent Loans" has the meaning set forth in Section 3.03(7) hereof.

(10) "Bankers' Acceptance" means a bill of exchange or draft which is drawn by the Canadian Borrower and:

     (i) is issued initially in an amount of not less than Cdn $1,000,000 and in whole multiples of Cdn $100,000 thereafter;

     (ii) is for a term of approximately one month, two months, three months or six months as stipulated by the Canadian Borrower;

     (iii) matures on a Business Day not later than the Maturity Date; and

     (iv)  is payable only in Canada.

(11) "Borrowers" means, collectively, the Canadian Borrower and the U.S. Borrower, and "Borrower" means either one of them.

(12) "Borrowing" means a use of the Credit Facilities by way of, in the case of the Canadian Borrower, a Prime Rate Loan, a U.S. Base Rate Loan, a LIBOR Loan, a Bankers' Acceptance or a BA Equivalent Loan, and in the case of the U.S. Borrower, an Alternate Base Rate Loan or a LIBOR Loan.

(13) "Borrowing Date" means a Business Day on which a Borrowing is made.

(14) "Branch of Account" means in respect of the Canadian Borrower and the Canadian Lenders, the main branch of CIBC located at Commerce Court West, Toronto, Ontario, M5L 1A2 or such other place as designated by the Administrative Agent, and in respect of the U.S. Borrower and the U.S. Lenders, means such branch as designated by the Administrative Agent from time to time.

(15) "Business Day" means, in respect of the funding or repayment of a Prime Rate Loan, U.S. Base Rate Loan, Bankers' Acceptance or BA Equivalent Loans, a day on which banks are open for business in Toronto, Ontario other than a Saturday, Sunday or legal holiday; in respect of the funding or repayment of an Alternate Base Rate Loan, means a day on which banks are open for business in New York, New York and in Toronto, Ontario other than a Saturday, Sunday or legal holiday; and in the case of funding or repayment of a LIBOR Loan, a day in which banks are open for business in Toronto, Ontario, New York, New York and London, England other than a Saturday, Sunday or legal holiday.

(16) "Canadian Borrower" means Kingsway Financial Services Inc., an Ontario corporation.

(17) "Canadian Commitment" means the commitment of each Canadian Lender to permit Borrowings by the Canadian Borrower in the aggregate amount of Canadian Dollars or the Equivalent Amount in U.S. Dollars set forth opposite such Canadian Lender's name on Schedule "A" as may be from time to time reduced pursuant to Section 10.03(b) and as such Schedule "A" may be amended from time to time in accordance with the provisions of this Agreement.

(18) "Canadian Dollars" and "Cdn $" each means lawful money of Canada.

(19) "Canadian Facility" means the credit facility made available by the Canadian Lenders to the Canadian Borrower under Section 2.01(1).

(20) "Canadian Lenders" means, on the Closing Date, CIBC and HSBC Bank Canada and thereafter all financial institutions then currently participating in the Canadian Facility.

(21) "Canadian Property and Casualty Industry Average Combined Ratio" means such ratio as established on a quarterly and annual basis by the Insurance Bureau of Canada.

(22) "Canadian Rateable Portion" of a Canadian Lender means the quotient obtained by dividing that Canadian Lender's Canadian Commitment by the Total Canadian Commitment as set forth on Schedule "A", as Schedule "A" may be amended from time to time in accordance with the provisions of this Agreement.

(23) "Capital Expenditures" means expenditures for the purchase, lease or acquisition of assets required to be capitalized in accordance with GAAP including, without limiting the generality of the foregoing, fixed assets and real property.

(24) "Capital Lease" means any lease of any property (whether real, personal or mixed) by any Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

(25) "Capital Surplus Ratio" means the aggregate of Net Written Premiums as a percentage of Statutory Capital and Surplus.

(26) "Capitalized Lease Obligations" means monetary obligations under agreements for the lease or rental of real or personal property that in accordance with GAAP are required to be classified and accounted for as Capital Leases, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

(27) "CDOR Rate" means on any date, in respect of any Bankers' Acceptance, the per annum rate of interest which is the rate based on the average of the discount rates applicable to Canadian Dollar bankers' acceptances, for a term equivalent to the relevant Bankers' Acceptances, appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealers Association, Inc. definitions as modified and amended from time to time) for acceptances of Schedule I banks under the Bank Act (Canada) as of 10:00 a.m. Toronto time on such date, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, that if no such average rate appears on the Reuters Screen CDOR Page as contemplated, the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the term referred to above applicable to Canadian Dollar bankers' acceptances quoted by CIBC as at 10:00 a.m. Toronto time, on such date, or if such date is not a Business Day, than on the immediately preceding Business Day.

(28) "CIBC" means Canadian Imperial Bank of Commerce, a Canadian chartered bank.

(29) "Claims Incurred" means the aggregate of all claims paid during an accounting period adjusted by the change in claims reserved for that accounting period together with (i) the related loss adjustment expense, and (ii) expenses of claims handling customarily recognized by the Canadian Borrower in its calculation of Claims Ratio in its quarterly reporting.

(30) "Claims Ratio" or "Loss Ratio" means Claims Incurred, net of reinsurance, expressed as a percentage of Net Earned Premiums.

(31) "Closing Date" means May 28, 2002.

(32) "COBRA" means continuation coverage described in Part 6 of Title 1 of ERISA.

(33) "Code" means the U.S. Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

(34) "Combined Ratio" means the sum of the Claims Ratio plus the Expense Ratio.

(35) "Commitment" means the commitment of each Lender to permit Borrowings by the Borrowers in the aggregate amount of Canadian Dollars or the Equivalent Amount in U.S. Dollars set forth opposite such Lender's name on Schedule "A" as such commitment may be from time to time reduced pursuant to Section
     10.03 and as such Schedule "A" may be amended from time to time in accordance with this Agreement.

(36) "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes a Borrower and which is treated as a single employer under Section 414 of the Code.

(37) "Consolidated" means consolidated in accordance with GAAP.

(38) "Contract Period" means the term of a Bankers' Acceptance.

(39) "Contractual Currency" has the meaning set out in Section 10.20.

(40) "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with a Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

(41) "Conversion" means the conversion of one manner of Borrowing permitted hereunder into another manner of Borrowing permitted hereunder.

(42) "Conversion Date" means the date upon which a Conversion is effected.

(43) "Credit Facilities" means, collectively, the Canadian Facility and the U.S. Facility.

(44) "Default" means any of the events described in Section 9.01 regardless of whether any requirement in connection with such event for the giving of notice, the lapse of time, or the happening of any further condition, event or act has been satisfied or met.

(45) "Discount Proceeds" means in respect of any Bankers' Acceptance an amount which is calculated by (i) dividing the face amount thereof by the sum of one plus the product of the (a) Discount Rate expressed in a decimal fraction, multiplied by (b) a fraction, the numerator of which is the Contract Period of such Bankers' Acceptance and the denominator of which is 365 and (ii) deducting from the result obtained the Stamping Fee for such Bankers' Acceptance.

(46) "Discount Rate" means, on any date in respect of a Bankers' Acceptance to be accepted by (i) a Canadian Lender that is listed in Schedule I to the Bank Act, the CDOR Rate at approximately 10:00 a.m. (Toronto time) on such Borrowing Date for Bankers' Acceptances having a comparable maturity date as the maturity date of such Bankers' Acceptance and (ii) for a Canadian Lender that is listed in Schedule II to the Bank Act, the rate determined by the Administrative Agent to be the lesser of (A) the CDOR Rate plus 0.10% and (B) the discount rate (expressed as a percentage calculated on the basis of a year of 365 days) quoted by such Canadian Lender at 10:00 a.m. (Toronto time) on such date as the discount rate at which it would, in the normal course of its business, purchase on such date bankers' acceptances having an aggregate face amount equal to, and with a term to maturity the same as, the Bankers' Acceptance to be accepted by such Canadian Lender on such date, and in the case of BA Equivalent Loans, means the CDOR Rate plus 0.10%.

(47) "EBITDA" means in respect of any period, Net Income for such period adding back amounts deducted in such period for Interest Expense, income taxes (whether paid or deferred), depreciation, amortization, and extraordinary losses (or deducting amounts included for extraordinary gains) all of which shall be determined in accordance with GAAP.

(48) "Equivalent Amount" means, on any date, the equivalent amount in Canadian Dollars of an amount in U.S. Dollars, or the equivalent amount in U.S. Dollars of an amount in Canadian Dollars, as applicable, after giving effect to a conversion of such currencies at the noon rate as published by the Bank of Canada on any given day as quoted for wholesale transactions by the Administrative Agent.

(49) "ERISA" means the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time together with the regulations thereunder having the force of law, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Section.

(50) "Event of Default" means any of the events specified in section 9.01, provided that any requirement in connection with such event for the giving of notice, the lapse of time or the happening of any further condition, event or act has been satisfied or met.

(51) "Expense Ratio" means the commission expense, premium tax expense and all general and administrative expenses (other than amounts included in general and administrative expenses on account of the amortization and/or impairment expense of goodwill) incurred during an accounting period expressed as a percentage of Net Earned Premiums.

(52) "Financial Year" means, with respect to any Person, the 12 month period ending on the fiscal-year end of such Person in each year.

(53) "F.R.S. Board" means the Board of Governors of the U.S. Federal Reserve System or any successor thereto.

(54) "Funded Debt" means Indebtedness for borrowed money including, without limitation, Capitalized Lease Obligations, Purchase Money Obligations, contingent liabilities under outstanding letters of credit (excluding undrawn letters of credit the beneficiary of which is a Borrower, Kingsway America, any Subsidiary of a Borrower, State National Specialty Insurance Company Inc., State and County Mutual Insurance Company or General Reinsurance Corporation) and all principal and interest and all fees incurred in respect of such Indebtedness.

(55) "GAAP" means generally accepted accounting principles which are in effect in Canada from time to time applied in a consistent manner from period to period.

(56) "Governmental Authority" means any nation or government, any province, state, municipality, local or other political subdivision thereof and any agency, instrumentality or other entity thereof exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(57) "Guarantee" means, with respect to a Person, any absolute or contingent liability of that Person under any guarantee, agreement, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse or other obligation to pay, purchase, repurchase or otherwise be or become liable or obligated upon or in respect of any Indebtedness of any other Person and including any absolute or contingent obligations to:

     (i) advance or supply funds for the payment or purchase of any Indebtedness of any other Person,

     (ii) purchase, sell or lease (as lessee or lessor) any property, assets, goods, services, materials or supplies primarily for the purpose of enabling any other Person to make payment of Indebtedness or to assure the holder thereof against loss, or

     (iii) indemnify or hold harmless any other Person from or against any losses, liabilities or damages, in circumstances intended to enable such other Person to incur or pay any Indebtedness or to comply with any agreement relating thereto or otherwise to assure or protect creditors against loss in respect of such Indebtedness, but shall not include any contract of reinsurance entered into by any Subsidiary with any other Subsidiary.

     Each Guarantee shall be deemed to be in an amount equal to the amount of the Indebtedness in respect of which the Guarantee is given, unless the Guarantee is limited to a determinable amount in which case the amount of the Guarantee shall be deemed to be the lesser of the amount of the Indebtedness in respect of which the Guarantee is given and such determinable amount.

(58) "Guaranteed Pension Plan" means any pension plan maintained by a Borrower or Kingsway America, or to which a Borrower or Kingsway America contributes some or all of the benefits under which are guaranteed by PBGC.

(59) "Indebtedness" of a Person means, without duplication,

     (i) all debts, liabilities and obligations, direct, indirect, liquidated, unliquidated, contingent and other, including principal, interest, charges and fees, which in accordance with GAAP would be classified upon the Person's balance sheet as liabilities including, without limitation, liabilities under currency and interest rate hedging agreements and similar agreements, all Capitalized Lease Obligations, Purchase Money Obligations and all Guarantees of such debts, liabilities and obligations; and

     (ii) all obligations secured by any Security Interest, including principal, interest, charges and fees, existing on property owned or acquired by the Person subject to such Security Interest whether or not the Person has assumed or otherwise become liable for the payment of such obligations.

(60) "Insurance Regulatory Authority" means, with respect to any Insurance Subsidiary, the insurance department or similar governmental authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

(61) "Insurance Subsidiary" means any Subsidiary of a Borrower the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the Applicable Law of its jurisdiction of domicile.

(62) "Intercreditor Agreement" means the Pari Passu Agreement, dated as of the date hereof, between the Lenders and certain lenders under the 1999 Facility.

(63) "Interest Coverage Ratio" means the ratio of EBITDA to Interest Expense.

(64) "Interest Expense" means for any Person and for any period the aggregate amount determined in accordance with GAAP of interest expenses in respect of Indebtedness (other than intercompany indebtedness) including, without limitation, all but the principal component of expenses in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or accrued by such Person during such period. For the purposes of this definition, interest expense on Capitalized Lease Obligations shall be calculated at the interest rate specified in the relevant leases, or if no such rate is specified therein, an interest rate reasonably determined in accordance with GAAP.

(65) "Interest Payment Date" means in respect of Prime Rate Loans, U.S. Base Rate Loans and Alternate Base Rate Loans, the first Business Day of each month and in respect of a LIBOR Loan, means the last day of the applicable LIBOR Period; save in respect of LIBOR Loans with LIBOR Periods of approximately 6 months, "Interest Payment Date" means the first Business Day following the 90th day of such LIBOR Period and the last day of such LIBOR Period.

(66) "Kingsway America" means Kingsway America Inc., a Delaware corporation.

(67) "Kingsway America Guarantee" means the unlimited and unconditional guarantee issued by Kingsway America in favour of the Administrative Agent, the Canadian Lenders and the U.S. Lenders in respect of the Outstanding Obligations in form and content satisfactory to the Administrative Agent.

(68) "Lenders" means, collectively, the Canadian Lenders and the U.S. Lenders, and "Lender" means any one of them.

(69) "LIBO Rate" means, relative to any LIBOR Loan:

     (a) the rate of interest per annum of the offered quotations for deposits in U.S. Dollars for a period equal or comparable to the LIBOR Period in an amount comparable to the Borrowing as such rate is reported on the display designated as "page 3750" or "page 3740", as applicable (or any replacement pages) by "Telerate - The Financial Information Network" published by Telerate Systems, Inc. at or about 10:00 a.m. (London, England time) on the applicable Rate Fixing Day; or

     (b) if a rate cannot be determined under paragraph (a) above, the rate determined by the Administrative Agent to be the arithmetic average (rounded up if necessary, to the nearest 1/16 of 1%) of such rates as reported on the display page designated as the page (or any replacement page) for the offering of deposits in U.S. Dollars (for example, the LIBO page in the case of United States Dollars) by Reuters Money Market Service (or its successor) for a period equal to or comparable to the LIBOR Period and in an amount comparable to the Advance at or about 10:00 a.m. (London, England time) on the applicable Rate Fixing Day provided that at least two such rates are reported on such page; or

     (c) if a rate cannot be determined under either of paragraphs (a) or (b) above, the rate determined by the Administrative Agent for a particular LIBOR Period to be the arithmetic average of the rates per annum at which deposits in the currency in which the LIBOR Loan is requested in immediately available funds are offered to the Lenders in the London interbank market for a period equal to or comparable to the LIBOR Period and an amount comparable to the Borrowing at or about 10:00 a.m. (London, England time) on the applicable Rate Fixing Day;


     For the purposes of this definition, "Rate Fixing Day" means in respect of each LIBOR Period, the second Business Day before the first day of such LIBOR Period.

(70) "LIBO Rate (Reserve Adjusted)" means, relative to any U.S. Dollar loan to be made, continued or maintained as, or converted into, a LIBOR Loan for any LIBOR Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

         LIBO Rate         =                 LIBO Rate
     (Reserve Adjusted)        -----------------------------------
                                 1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any LIBOR Period will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such LIBOR Period.

(71) "LIBOR Loans" means loans in U.S. Dollars made by a Lender to a Borrower on which the interest rate is calculated with reference to the LIBO Rate (Reserve Adjusted).

(72) "LIBOR Period" means the period for computing interest from time to time on a LIBOR Loan as stated herein.

(73) "LIBOR Reserve Percentage" means, relative to any LIBOR Period, the reserve percentage, if any (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such LIBOR Period.

(74) "Lines of Business" means the following lines of business: any property and casualty insurance, property and casualty reinsurance, premium financing, claims adjusting, insurance agency, and any ancillary business in which Kingsway America and its Subsidiaries are engaged in as of the date hereof or any other business substantially similar to such lines of business.

(75) "Loan Documents" means this Agreement, the Kingsway America Guarantee, the Intercreditor Agreement and any other document, agreement or certificate executed in connection herewith or therewith, including, without limitation, any currency or interest rate hedging agreements or any agreements of similar effect.

(76) "Majority of the Lenders" means Lenders with Commitments hereunder of not less than 60% of the Total Commitment, provided that the "Majority of the Lenders" means 100% of the Lenders for the purpose of voting in respect of any of the following matters:

     (i) any increase in the Total Commitment or any Commitment or the amount of Borrowings permitted to be outstanding hereunder;

     (ii) any decrease in any interest or other rate payable hereunder or in any fee payable hereunder;

     (iii) any extension of the Maturity Date under Section 4.01(2) or any reduction or forgiveness of principal of, or interest on, any Borrowing;

     (iv)   any amendment to this definition or to Section 10.13;

     (v)    the release of the Kingsway America Guarantee;

     (vi) any change to the types of Borrowing other than as contemplated hereunder;

     (vii)  any postponement of any Interest Payment Date;

     (viii) any waiver of any Event of Default under Subsections 9.01(8)(11)(12) or (14);

     (ix) any amendment to this Agreement providing for mandatory prepayment of all or any portion of the Credit Facilities.

(77) "Material Adverse Effect" means a material adverse effect on (i) the business, assets, prospects or financial or other condition of a Borrower or Kingsway America, (ii) the Borrowers' ability to pay or perform the Outstanding Obligations in whole or in part in accordance with the terms hereof, (iii) the rights and remedies of an Agent or a Lender under the Loan Documents, or (iv) the business, assets or financial or other condition of a Subsidiary which results in a material adverse effect on a Borrower or Kingsway America.

(78) "Material Subsidiary" means all those Subsidiaries marked as a Material Subsidiary on Schedule "B" and any other Subsidiary which beneficially own assets of more than U.S. $5,000,000 in the aggregate.

(79) "Maturity Date" means the date which is 364 days from the Closing Date or if the maturity date extended in accordance with Section 4.01(2), the last day of any such extended period(s).

(80) "Multiemployer Plan" means a Plan which is a multiemployer plan as described in Section 4001(a)(3) of ERISA.

(81) "Net Earned Premiums" means with respect to any Insurance Subsidiary at any time, the Net Written Premiums written by such Insurance Subsidiary relating to that portion of the term of its insurance policies which fall within a given period as shown in the case of an Insurance Subsidiary domiciled in the United States on line 34, page 7, Part 2, column 4 of the Annual Statement of such Insurance Subsidiary or on the equivalent line of the Annual Statement in respect of Insurance Subsidiaries not domiciled in the United States, or the amount determined in a consistent manner for any date other than a date as of which an Annual Statement of such Insurance Subsidiary is prepared.

(82) "Net Income" means earnings of the Borrowers after deducting all expenses and taxes in accordance with GAAP, calculated on a Consolidated basis.

(83) "Northern Trust Indebtedness" means the indebtedness of American Country Holdings Inc. to The Northern Trust Company in the approximate amount of U.S. $10,000,000.

(84) "Net Written Premiums" means, with respect to any Insurance Subsidiary at any time, the amount of premiums written (after deducting or adding premiums on business ceded to or assumed from others) as shown in the case of an Insurance Subsidiary domiciled in the United States on line 34, page 9, Part 2B, column 4 of the Annual Statement of such Insurance Subsidiary or on the equivalent line of the Annual Statement in respect of Insurance Subsidiaries not domiciled in the

     United States, or the amount determined in a consistent manner for any date other than a date as of which an Annual Statement of such Insurance Subsidiary is prepared.

(85) "Outstanding Borrowings" means the aggregate principal amount of all outstanding Borrowings advanced under the Credit Facilities.

(86) "Outstanding Obligations" means without duplication the aggregate of (i) Outstanding Borrowings, (ii) all unpaid interest and fees thereon as herein provided, and (iii) all other indebtedness, liabilities and obligations (including without limitation under any indemnities) herein and under the Loan Documents and (iv) all other fees, charges and expenses required to be paid by a Borrower to the Agents or the Lenders or any of them, hereunder or under any of the Loan Documents.

(87) "Participants" has the meaning set out in Section 10.18.

(88) "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

(89) "Permitted Acquisition" means (a) any acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the Lines of Business, (ii) any capital stock given as consideration in connection therewith shall be the capital stock of the Canadian Borrower, (iii) in the case of an acquisition involving the acquisition of control of capital stock of any Person immediately after giving effect to such acquisition such Person (or the surviving Person if the acquisition is effected through a merger or consolidation) shall be the Canadian Borrower or a wholly owned subsidiary of the Canadian Borrower, and (iv) all of the conditions and requirements of Section 8.03(6) applicable to such acquisition are satisfied; or (b) any other acquisition to which the Majority of the Lenders (or the Administrative Agent on their behalf) shall have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Majority of the Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in Section 8.03(6), and in or pursuant to any such consent, have been satisfied or waived in writing by the Majority of the Lenders (or the Agent on their behalf).

(90) "Permitted Encumbrances" means:

     (i) inchoate or statutory liens or trust claims for taxes, assessments and other governmental charges or levies which are not delinquent or the validity of which are currently being contested in good faith by appropriate proceedings provided that there shall have been set aside a reserve to the extent required by GAAP in an amount which is reasonably adequate with respect thereto;

     (ii) Security Interests securing Purchase Money Obligations or Capitalized Lease Obligations provided the Security Interest charges only the asset subject of the Purchase Money Obligations or Capitalized Lease Obligations and no other asset;

     (iii) Security Interests, other than those described in this Section 1.01(90), the existence of which have been disclosed in writing to the Administrative Agent and consented to by the Administrative Agent and the Majority of the Lenders in writing; and

     (iv) Security Interests securing indebtedness of Subsidiaries which are premium finance companies not exceeding U.S. $10,000,000 in the aggregate;

     (v) Security Interests securing indebtedness described in Section 1.01(91)(xi);

     (vi)    Security Interests described in Schedule "C";

     (vii) a mortgage in the principal amount of U.S. $698,987 issued by Auto Body Tech Inc. in favour of Republic National Bank bearing interest at 10% per year maturing July 2017;

     (viii) Security Interests securing the indebtedness under the letters of credit described in Section 1.01(91)(xiii); and

     (ix) Security Interests securing the indebtedness under the letters of credit described in Section 1.01(91)(xiv).

(91) "Permitted Indebtedness" means the following Indebtedness of the Canadian Borrower, the Subsidiaries or Kingsway America:

     (i)     the Outstanding Obligations;

     (ii) current accounts payable arising in the ordinary course of business from the purchase of goods and services;

     (iii)   any other Indebtedness specifically permitted hereunder;

     (iv) Capitalized Lease Obligations and Purchase Money Obligations, including, without limitation, Indebtedness to non-vendor third parties incurred to finance the acquisition of new assets;

     (v) Indebtedness in respect of which a Majority of the Lenders have given their prior written consent as to existence and ranking;

     (vi) any other Indebtedness for borrowed money not otherwise permitted hereunder incurred by any Subsidiary that is a premium finance company not exceeding U.S. $10,000,000 in the aggregate or with the consent of a Majority of the Lenders a greater amount;

     (vii)   Indebtedness under the 1999 Facility;

     (viii) Indebtedness in favour of any other lender in respect of 364 day committed credit facilities provided such facilities are on substantially the same terms and conditions as the Credit Facilities and provided the lenders under such credit facilities enter into intercreditor agreements satisfactory to the Agents and the Lenders;

     (ix) intercompany indebtedness, provided such indebtedness is unsecured and subordinated in right of collection and payment to the Outstanding Obligations pursuant to subordination agreements in form and content satisfactory to the Agents and the Lenders. In limitation of the foregoing, Subsidiaries of the Canadian Borrower domiciled in the U.S. are permitted to make intercompany loans to Subsidiaries of the Canadian Borrower domiciled outside of the U.S. only to the extent that all such intercompany loans do not exceed U.S. $5,000,000 in the aggregate;

     (x) Indebtedness under currency and interest rate hedging agreements entered into in the normal course of business;

     (xi) Indebtedness under the mortgage described in Subsection 1.01(90)(vii) not to exceed U.S. $698,987;

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                                                                         Page 13

     (xii) Indebtedness under the contemplated debt offering not to exceed U.S. $100,000,000 on terms and conditions acceptable to the Majority of the Lenders subject to the prior written approval of the Majority of the Lenders;

     (xiii) Indebtedness under letters of credit issued by Royal Bank (UK) (not to exceed U.S. $175,000,000) and Canadian Imperial Bank of Commerce, New York Agency (not to exceed U.S. $50,000,000) on the application of Kingsway Reinsurance Corporation for the benefit of certain Subsidiaries of the Canadian Borrower, State National Specialty Insurance Company, State and County Mutual Insurance Company or General Reinsurance Corporation; and

     (xiv) Indebtedness under the letters of credit issued on the application of American Country Insurance Company in the ordinary course of business in the aggregate amount not to exceed U.S. $3,250,000.

(92) "Person" includes an individual, a partnership, a joint venture, a trust, an unincorporated organization, a company, a corporation, an association, a government or any department or agency thereof and any other incorporated or unincorporated entity.

(93) "Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer
     Plan), and to which either Borrower or any of such Borrower's Subsidiaries or any corporation, trade or business that is, along with such Borrower, a member of a Controlled Group, may have liability.

(94) "Prime Rate" means an annual fluctuating rate of interest declared by CIBC from time to time as its prime interest rate for Canadian Dollar commercial loans in Canada.

(95) "Prime Rate Loans" means loans in Canadian Dollars made by a Canadian Lender to the Canadian Borrower on which the interest rate is calculated with reference to the Prime Rate.

(96) "Purchase Money Obligations" means the outstanding balance of the purchase price of real and/or personal property (including shares), title to which has been acquired or will be acquired upon payment of such purchase price, or Indebtedness to non-vendor third parties incurred to finance the acquisition of such new and not replacement real and/or personal property or any refinancing of such Indebtedness or outstanding balance.

(97) "Quarterly Certificate" means the officer's certificate described in
     Section 8.01(8), substantially in the form of certificate annexed as Schedule "D".

(98) "Rateable Portion" of a Lender means the quotient obtained by dividing that Lender's Commitment by the Total Commitment, all as set forth in Schedule "A", as Schedule "A" may be amended from time to time in accordance with the provisions of this Agreement.

(99) "Reorganization" means a corporate reorganization, amalgamation and/or a series of assets or share transfers or similar transactions.

(100)"Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Regulation 2615.

(101)"Rollover" means in respect of a maturing Bankers' Acceptance or a maturing BA Equivalent

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                                                                         Page 14

     Loan, the replacement in whole or in part (i) of a maturing Bankers' Acceptance or BA Equivalent Loan with another Bankers' Acceptance or another BA Equivalent Loan, respectively, or (ii) of a maturing LIBOR Loan with another LIBOR Loan.

(102)"Rollover Date" means the date upon which a Rollover occurs.

(103)"Security Interest" includes a mortgage, charge, floating charge, pledge, hypothec, assignment, lien, interest, claim, encumbrance, conditional sale agreement or other title retention agreement, subordination, trust or other security interest or arrangement of any kind or character intended to create a security interest in substance regardless of whether the person creating the interest retains an equity of redemption and any agreement to provide or enter into at any time or on the happening of any event such a security interest or arrangement.

(104)"Senior Funded Debt" means Funded Debt other than Subordinated Debt.

(105)"Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

(106)"Stamping Fee" means, with respect to a Bankers' Acceptance, the fee payable in Canadian Dollars on the date of issuance thereof calculated
     (1) by multiplying the face amount of the Bankers' Acceptance by the number of days in the Contract Period, then (2) dividing the product thereof by 365, then (3) multiplying the quotient by the Stamping Fee Margin.

(107)"Stamping Fee Margin" means the applicable percentage as set out in Schedule "E". For greater certainty, the Stamping Fee Margin varies based upon the senior unsecured debt rating of the Canadian Borrower.

(108)"Statutory Capital and Surplus" means, as to any Insurance Subsidiary, as of any date, the sum (without duplication) of the total amounts shown
     (i) with respect to an Insurance Subsidiary not legally domiciled in the United States, the shareholders' equity of such Insurance Subsidiary as determined in accordance with GAAP, and (ii) with respect to any other Insurance Subsidiary domiciled in the United States, on line 27, column 1, page 3 of the Annual Statement of such Insurance Subsidiary, or the sum of amounts determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

(109)"Subordinated Debt" of the Borrowers means Indebtedness of the Borrowers which has been validly and absolutely postponed and subordinated in right of payment and collection to the payment in full of the Outstanding Obligations.

(110)"Subsidiaries" means, on the Closing Date, with respect to the Borrower, those entities listed in Schedule "B", and, following the Closing Date, as to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of
     (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation will or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, and a Subsidiary means any one of them.

(111)"Tangible Net Worth" at any time means the shareholders equity less goodwill less other assets normally regarded as intangible under GAAP.

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                                                                         Page 15

(112) "Tax" and "Taxes" include all present and future taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax and all penalties, interest and other payments on or in respect thereof.

(113) "Tax Returns" means all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, laws, rules and regulations of any federal, provincial, municipal, city or foreign governmental taxing authority and "Tax Return" shall mean any one thereof.

(114) "Total Canadian Commitment" means the aggregate of Canadian Commitments of the Canadian Lenders.

(115)   "Total Capitalization" means without duplication the aggregate of
        (i) Funded Debt plus (ii) shareholders equity, all of which shall be calculated in accordance with GAAP.

(116) "Total Commitment" means the aggregate of the Commitments of the Lenders.

(117) "Total U.S. Commitment" means the aggregate of U.S. Commitments of the U.S. Lenders.

(118) "U.S. Base Rate" means an annual fluctuating rate of interest declared by CIBC from time to time as its lending rate in respect of U.S. Dollar commercial loans made in Canada to Canadian borrowers.

(119) "U.S. Base Rate Loans" means loans in U.S. Dollars made by a Canadian Lender to the Canadian Borrower on which the interest rate is calculated with reference to the U.S. Base Rate.

(120) "U.S. Borrower" means Kingsway U.S. Finance Partnership, a Delaware partnership.

(121) "U.S. Commitment" means the commitment of each U.S. Lender to permit Borrowings by the U.S. Borrower in the aggregate amount of U.S. Dollars equal to the Equivalent Amount of Canadian Dollars set forth opposite such U.S. Lender's name on Schedule "A", as it may be from time to time reduced pursuant to Section 10.03(c) as such Schedule "A" may be amended from time to time in accordance with the provisions of this Agreement.

(122) "U.S. Dollars" and "U.S. $" each means lawful money of the United States of America.

(123) "U.S. Facility" means the credit facility made available by the U.S. Lenders to the U.S. Borrower under Section 2.01(2).

(124) "U.S. GAAP" means generally accepted accounting principles which are in effect in the United States of America from time to time applied in a consistent manner from period to period.

(125) "U.S. Lenders" means, on the Closing Date, LaSalle Bank National Association and Canadian Imperial Bank of Commerce, New York Agency, and thereafter means all financial institutions then currently participating in the U.S. Facility.

(126) "U.S. Rateable Portion" of a U.S. Lender means the quotient obtained by dividing that U.S. Lender's U.S. Dollar Commitment by the Total U.S. Commitment as set forth in Schedule "A", as Schedule "A" may be amended from time to time in accordance with the provisions of this Agreement.

(127) "Voting Control" means any Person or group of Persons acting in concert as a partnership or other group other than a Borrower or a group comprised solely of such Persons, that, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, becomes the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of a Borrower representing 20% or more of the combined voting power of the then outstanding securities of a Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

Section 1.02 Audited Financial Statements. All references in this Agreement to audited financial statements of a corporation, including the balance sheet and related statements of income, retained earnings and changes in financial position, mean Consolidated financial statements prepared by the corporation in accordance with GAAP or U.S. GAAP, as applicable, together with an auditor's opinion that the statements fairly present the financial position of the corporation and the results of its operations for the Financial Year reported on in accordance with GAAP or U.S. GAAP, as applicable. For greater certainty, financial statements prepared in respect of the Canadian Borrower and Subsidiaries domiciled in Canada shall be prepared in accordance with GAAP, and financial statements of the U.S. Borrower, Kingsway America and Subsidiaries domiciled in the United States shall be prepared in accordance with U.S. GAAP.

Section 1.03 Canadian Currency. Unless otherwise specified herein, all amounts and values referred to in this Agreement shall be calculated in lawful money of Canada.

Section 1.04 Interest Act. Unless otherwise specified, all annual rates of interest referred to herein are based on a calendar year of 365 or 366 days, as the case may be. Where a rate of interest hereunder is calculated on the basis of a year (the "Deemed Year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the Deemed Year.

Section 1.05 Change in Rates. Any change in the Prime Rate, the U.S. Base Rate or the Alternate Base Rate is to be effective on the date such change is established whether or not a Borrower receives notice thereof.

Section 1.06 Maximum Interest Rate.

     (a) In the event that any provision of this Agreement would oblige a Borrower to make any payment of interest or any other payment which is construed by a court of competent jurisdiction to be interest in an amount or calculated at a rate which would be prohibited by applicable law, regulation, order, rule or direction (a "Usury Restraint") which prohibits or restricts the charging, receipt or retention of interest or other amounts at the rates and amounts set forth herein (the "Stated Rate") in excess (the "Excess") of the maximum rates or amount (the "Maximum Rate") stipulated in the Usury Restraint, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted nunc pro tunc to the Maximum Rate, such adjustment to be effected, to the extent necessary, as follows:

          (i) firstly, by reducing the amount or rate of interest required to be paid under Section 5.01 of this Agreement; and

          (ii) thereafter, by reducing any fees, commissions, premiums and other amounts which would constitute interest for the purposes of such Usury Restraint;

     (b) If, notwithstanding the provisions of clause (a) of this Section and after giving effect to all adjustments contemplated thereby, the Agents, the Lenders, or any of them, shall have received an amount in excess of the Maximum Rate, then such Excess shall be applied by the Administrative Agent (on behalf of the Lenders) rateably in accordance with the Lenders' respective Commitments, to the reduction of the principal balance of the Outstanding

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                                                                         Page 17

          Borrowings and not to the payment of interest or if such excessive interest exceeds such principal balance, such Excess shall be refunded to the Borrowers; and

     (c) Any amount or rate of interest referred to in this Section shall be determined in accordance with generally accepted actuarial practices and principles at an effective annual rate of interest over the term of this Agreement on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in Usury Restraint) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the terms of this Agreement and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent (on behalf of the Lenders) shall be conclusive for the purposes of such determination.

Section 1.07 Headings and Table of Contents. The division of this Agreement into Articles and Sections and the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

Section 1.08 References. All references to Sections, Articles and Schedules are to Sections and Articles of and Schedules to this Agreement. The words "hereto", "herein", "hereof", "hereunder", "this Agreement" and similar expressions mean and refer to this Agreement.

Section 1.09 Number and Gender. Where the context so requires, words importing the singular include the plural and vice versa, and words importing gender include the masculine, feminine and neuter genders.

Section 1.10 Copies. Whenever a Borrower is required by this Agreement to deliver documentation to the Administrative Agent for distribution to the Lenders, such Borrower shall deliver to the Administrative Agent a sufficient number of copies of the relevant document so that each Lender is provided with at least one copy.

Section 1.11 Schedules. The Schedules forming part of this Agreement are as follows:

     Schedule "A" -     Commitments
     Schedule "B" -     Subsidiaries
     Schedule "C" -     Security Interests
     Schedule "D" -     Quarterly Certificate
     Schedule "E" -     Pricing Grid
     Schedule "F" -     Litigation
     Schedule "G" -     Taxes
     Schedule "H" -     Labour Matters
     Schedule "I" -     Pensions
     Schedule "J" -     Permits
     Schedule "K" -     Jurisdictions
     Schedule "L" -     Assignment and Acceptance

                                   ARTICLE TWO

                                CREDIT FACILITIES

Section 2.01 Credit Facilities.

(1) Subject to the provisions of this Agreement, each of the Canadian Lenders severally agrees to make available to the Canadian Borrower such Lender's Canadian Commitment in respect of a

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                                                                         Page 18

     revolving term credit facility available by way of Prime Rate Loans, Bankers' Acceptances, U.S. Base Rate Loans, LIBOR Loans and BA Equivalent Loans.

(2) Subject to the provisions of this Agreement, each of the U.S. Lenders severally agrees to make available to the U.S. Borrower such Lender's U.S. Commitment in respect of a revolving term credit facility available by way of Alternate Base Rate Loans and LIBOR Loans.

(3) The maximum principal aggregate amount available under the Credit Facilities is Cdn $66,500,000 or the Equivalent Amount in U.S. Dollars. Prior to the Closing Date, the Borrowers shall advise the Administrative Agent as to the allocation of such maximum principal aggregate amount as between the Canadian Facility and the U.S. Facility. The Borrowers shall be entitled to change any such allocation at the beginning of each fiscal quarter of the Canadian Borrower by providing the Administrative Agent with notice of the desired reallocation not less than five Business Days prior to the first day of such fiscal quarter. Should any such reallocation result in the outstanding principal amount of either Credit Facility being in excess of the maximum principal amount permitted to be outstanding under such Facility, the applicable Borrower shall pay to the applicable Lender prior to the effective date of any such reallocation the amount necessary to reduce such excess to zero. If the applicable Borrower fails to reduce such excess to zero prior to the effective date of the reallocation, the applicable Lender shall have no obligation to effect the reallocation. The allocation on the Closing Date is as set out in Schedule "A". For greater certainty, the Borrowers shall be entitled to borrow from CIBC and Canadian Imperial Bank of Commerce, New York Agency up to the maximum aggregate Commitment of such Lenders and may allocate Borrowings as between such Lenders in accordance with this Section, notwithstanding that as at the Closing Date the Commitment of CIBC set out in Schedule "A" is stated to be zero.

(4) The obligations of the Lenders hereunder with respect to the Credit Facilities are several and not joint and, accordingly, no Lender shall be liable to either Borrower or any other Person for any failure or delay in performance by any other Lender hereunder, under any Loan Document or under any other document, instrument or agreement contemplated hereunder. In the event any Lender shall fail to perform any of its obligations hereunder at any time, the remaining Lenders, or any one or more of them, shall have the option, but shall be under no obligation, to assume the obligations hereunder of such defaulting Lender, and if the remaining Lenders, or any one or more of them, shall elect to assume such defaulted obligations, appropriate amendments, if necessary, shall be made to this Agreement to reflect such assumption.

Section 2.02 Revolving Feature of Credit Facility. Subject to the limitations in this Agreement, the Borrowers may increase or decrease Borrowings under the Credit Facilities by borrowing, repaying and reborrowing Prime Rate Loans, U.S. Base Rate Loans, Alternate Base Rate Loans and LIBOR Loans and by issuing, repaying and reissuing Bankers' Acceptances.

Section 2.03 Lenders' Commitments. As nearly as may be practicable in the circumstances, (1) the portion of the Outstanding Borrowings under the Canadian Facility at any time provided by each Canadian Lender shall be approximately equal to each such Lender's Canadian Rateable Portion, (2) the portion of the Outstanding Borrowings under the U.S. Facility at any time provided by a U.S. Lender shall be approximately equal to such Lender's U.S. Rateable Portion.

Section 2.04 Purposes of Credit Facilities. The Borrowers shall use the proceeds of Borrowings for general corporate purposes, to repay the Northern Trust Indebtedness and to fund Permitted Acquisitions.

Section 2.05 Evidence of Indebtedness.

     (a) Each Lender shall maintain accounts and records evidencing the obligations of the Borrowers to such Lender hereunder. The Lenders' accounts and records shall constitute

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                                                                         Page 19

          prima facie evidence of the indebtedness of the Borrowers to the Lenders hereunder in the absence of manifest error.

     (b) The Administrative Agent shall open and maintain on its books control accounts evidencing Borrowings advanced by the Lenders hereunder and all other amounts owed by the Borrowers to the Lenders hereunder.

Section 2.06 Illegality. If the introduction of or any change in any Applicable Law or in the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof, makes it unlawful or prohibited for a Lender to make, to fund or to maintain its commitment or any portion thereof or to perform any of its obligations under this Agreement, such Lender may, by ten days written notice to the Administrative Agent and the Borrowers (unless the provision of the Applicable Law requires earlier prepayment in which case the notice period shall be such shorter period as required to comply with the Applicable Law), terminate its obligations under this Agreement and in such event, subject to the right of any Lender to assume the obligations of the terminating Lender, the Borrowers shall prepay such Borrowings forthwith (or at the end of such period as the terminating Lender in its discretion agrees), without notice or penalty (other than breakage costs), together with all accrued but unpaid interest and fees as may be applicable to the date of payment, or such Lender may, by written notice to the Borrowers, convert such Borrowings forthwith into another basis of Borrowing available under this Agreement.

                                  ARTICLE THREE

                       PROCEDURES APPLICABLE TO BORROWINGS

Section 3.01 Notices of Borrowing. Subject to the terms and conditions hereof, the Canadian Borrower may obtain a Borrowing by way of Prime Rate Loans, U.S. Base Rate Loans, Bankers' Acceptances or BA Equivalent Loans (including Conversions and Rollovers) by giving the Administrative Agent notice by 10:00 a.m. (Toronto time) not less than one Business Day prior written notice of its intention to borrow and may obtain a Borrowing by way of LIBOR Loans by giving the Administrative Agent notice by 10:00 a.m. (Toronto time) not less than three Business Days prior written notice of its intention to borrow.

Subject to the terms and conditions hereof, the U.S. Borrower may obtain a Borrowing by way of Alternate Base Rate Loans by giving the Administrative Agent not less than one Business Day prior written notice of its intention to borrow and may obtain a LIBOR Loan by giving the Administrative Agent not less than three Business Days prior written notice of its intention to borrow.

Section 3.02 Conversions. Subject to delivery of timely notice in accordance with this Agreement and the other provisions of this Agreement: (i) the Canadian Borrower may convert Prime Rate Loans into Bankers' Acceptances at any time;
(ii) the Canadian Borrower may convert Bankers' Acceptances into Prime Rate Loans on the applicable maturity date of such Bankers' Acceptances; (iii) a Borrower may convert LIBOR Loans into U.S. Base Rate Loans or Alternate Base Rate Loans, as applicable, on the applicable maturity date of such LIBOR Loans;
(iv) a Borrower may convert Alternate Base Rate Loans or U.S. Base Rate Loans, as applicable, into LIBOR Loans at any time.

Section 3.03 Provisions relating to Bankers' Acceptances.

(1) The Canadian Borrower shall deliver to each Canadian Lender which is to accept Bankers' Acceptances from time to time, a supply of drafts in the appropriate form, executed on behalf of the

     Canadian Borrower, but with the date, the face amount and the maturity thereof left blank. In the alternative, the Canadian Borrower shall provide to the Canadian Lenders a power of attorney with respect to Bankers' Acceptances. On the applicable Borrowing Date, Conversion Date, or Rollover Date, an accepting Lender shall withdraw one or more presigned drafts from its inventory thereof or act upon the power of attorney with respect to a draft, and complete the same by inserting the applicable Borrowing Date, Conversion Date or Rollover Date, the face amount thereof, and the maturity date thereof and, upon payment of the Stamping Fee, shall accept such draft, discount same at the Discount Rate, and shall remit the Discount Proceeds thereof to the Canadian Borrower.

(2) If a Bankers' Acceptance is outstanding at any time that the Administrative Agent or the Lenders have demanded repayment of the Outstanding Obligations pursuant to the terms of this Agreement, the Canadian Borrower shall forthwith upon such demand pay to the Administrative Agent on behalf of the accepting Lenders, an amount equal to the face amount of such Bankers' Acceptance. The proceeds of such payment shall be held by the Administrative Agent for set-off against the liability of the Canadian Borrower in respect of such Bankers' Acceptance. The accepting Lenders shall credit the Borrowers with interest on such proceeds at the prevailing rate for comparative term deposits maturing on the maturity date of the Bankers' Acceptance.

(3) Upon maturity of a Banker's Acceptance, the Canadian Borrower shall pay to the Administrative Agent an amount equal to the face amount of the maturing Bankers' Acceptance unless prior to the maturity date the Canadian Borrower shall have requested either a Rollover or a Conversion of the maturing Bankers' Acceptance.

(4) Until termination or expiration of the Credit Facilities, a maturing Bankers' Acceptance may be renewed by a Rollover or converted into a Prime Rate Loan on the applicable Rollover Date or Conversion Date, provided no Default or Event of Default shall exist.

(5) Should the conditions set out in Sections 3.03(3) or (4) not be satisfied, or should a Bankers' Acceptance not be available for a period which matures prior to the expiry or termination of the Canadian Facility, then the maturing Bankers' Acceptance shall be converted by the Administrative Agent and the accepting Lender into a Prime Rate Loan.

(6) The acceptance by a Lender of a Bankers' Acceptance shall be deemed to be a Borrowing in an amount equal to the face amount of such Bankers' Acceptance for the purpose of determining: (i) the portion of the Canadian Facility remaining available for drawdown; (ii) the maximum level of Borrowings permitted to be outstanding hereunder; (iii) the portion of a Lender's Commitment advanced.

(7) If a Lender is not permitted by Applicable Law, or does not by virtue of customary market practice, accept Bankers' Acceptances, each time a Borrower requests a Bankers' Acceptance such Lender shall, in lieu of accepting a Bankers' Acceptance make a BA Equivalent Loan ("BA Equivalent Loan") in an amount equal to the sum of the Discount Proceeds (plus the applicable Stamping Fee) which would be derived from a hypothetical sale of a draft accepted by it ("Notional Acceptances"). In addition, such Lender shall be entitled to deduct from the amount of the BA Equivalent Loan an amount equal to the Stamping Fee that would have been payable to it with regard to the Notional Acceptances with respect thereto. Other than as set forth in this Section 3.03(7), unless the context clearly requires otherwise, each reference in this Agreement to Bankers' Acceptances shall be deemed to include BA Equivalent Loans and all the terms and conditions of this Agreement with respect to Bankers' Acceptances shall be applicable to BA Equivalent Loans.

Section 3.04 Provisions relating to LIBOR Loans.

(1) Subject to availability, each LIBOR Loan shall have a LIBOR Period of approximately one month, two months, three months or six months at the option of the Borrower. A Borrower shall not be entitled to obtain a LIBOR Loan which matures after the Maturity Date.

(2) The principal amount of LIBOR Loans outstanding at any time shall be not less than U.S. $2,000,000 and are available in whole multiples of U.S. $100,000.

(3) If the Administrative Agent shall have determined in good faith that (a) U.S. Dollar deposits in the relevant amount and for the relevant LIBOR Period are not available to the Administrative Agent in the London interbank eurocurrency market or (b) by reason of circumstances affecting the London interbank eurocurrency market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Loans, then, upon notice from the Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders hereunder to make or continue any Borrowings as, or to convert any Borrowings into, LIBOR Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist and the Administrative Agent and the Lenders shall be entitled to convert the contemplated LIBOR Loan into a U.S. Base Rate Loan or Alternate Base Rate Loan, as applicable.

(4) In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Borrowing as, or to convert any portion of the principal amount of any Borrowing into, a LIBOR
     Loan) as a result of

     (a) any conversion or repayment or prepayment of the principal amount of any LIBOR Loans on a date other than the scheduled last day of the LIBOR Period applicable thereto;

     (b) any Borrowings not being made as LIBOR Loans on the applicable Borrowing Date; or

     (c) any Borrowings not being converted into LIBOR Loans on the applicable Conversion Date,

     then, upon the written notice of such Lender to the Borrowers (with a copy to the Administrative Agent), the Borrowers shall promptly (and, in any event, within three Business Days of receipt of such notice) pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

(5) Overdue amounts in respect of a LIBOR Loan (including overdue interest) may at the option of the Administrative Agent be either converted into a U.S. Base Rate Loan or Alternate Base Rate Loan, as appropriate, or considered to be a LIBOR Loan for one or more LIBOR Periods or durations as the Administrative Agent may determine, and bearing interest at the applicable interest rate both before and after default, Demand and judgment.

(6) The Borrowers shall repay the principal amount of each LIBOR Loan on the Rollover Date unless:

     (a) the maturing LIBOR Loan is renewed pursuant to a Rollover or converted pursuant to a Conversion; or

     (b) repayment of the Outstanding Obligations shall have been accelerated or otherwise required to be paid at an earlier date pursuant to the terms hereof, in which case LIBOR Loans shall be repaid on the date such repayment is due.

                                                                         Page 22
(7) If on the applicable Rollover Date a LIBOR Loan is not repaid on its renewal pursuant to a Rollover or converted pursuant to a Conversion, the Lenders may convert the maturing LIBOR Loan into a U.S. Base Rate Loan or Alternate Base Rate Loan, as applicable.

(8) Each Lender may, if it so elects, fulfill its obligation to make, continue or convert a LIBOR Loan hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBOR Loan; provided, however, that such LIBOR Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of a Borrower to repay such LIBOR Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.

Section 3.05 Reliance on Oral Instructions. The Lenders and the Agents shall be entitled to act upon the oral instructions of any Person whom the Lenders or the Agents believe is a Person a Borrower has identified as being a Person authorized to give instructions regarding matters contemplated by this Agreement, including, without limiting the generality of the foregoing, the Credit Facilities. None of the Lenders nor any of the Agents shall be responsible for any error or omission relating to such instructions. Oral instructions shall at the request of an Agent or a Lender be immediately confirmed in writing by the Borrowers. A Borrower may revoke the authority of any authorized Person by notifying the Administrative Agent in writing, which notice shall be effective on the Business Day immediately following the date of its actual receipt by the Administrative Agent.

                                  ARTICLE FOUR

                                    PAYMENTS

Section 4.01 Repayment.

     (1) Unless the Outstanding Obligations shall have been required to be paid at an earlier date pursuant to the terms hereof, the Borrowers shall repay the Outstanding Obligations in full on the Maturity Date or the then applicable maturity date if the Lenders have agreed to extend the maturity date of the Credit Facilities in accordance with Section 4.01(2).

     (2) Upon the written request of the Borrowers to the Administrative Agent, the Lenders shall have the right in their sole discretion by a decision of the Majority of the Lenders to extend the maturity date of the Credit Facilities for successive periods of 364 days. Any such written request shall be delivered by the Borrowers and received by the Administrative Agent not more than 90 days and not less than 60 days prior to the Maturity Date or the then applicable maturity date. The Administrative Agent will give written notice to the Borrowers of the decision of the Majority of the Lenders to extend or not to extend the maturity date of the Credit Facilities within 30 days of the date that it receives the extension request.

Section 4.02 Mandatory Repayments. If for any reason, Outstanding Borrowings exceed the maximum principal amount permitted hereunder, including, without limitation, as a result of currency fluctuations, the Borrowers shall forthwith pay to the Administrative Agent for distribution to the Lenders rateably, an amount sufficient to reduce the Outstanding Borrowings to the maximum levels permitted hereunder.

Section 4.03 Permanent Prepayment. A Borrower shall have the right at any time or from time to time to permanently prepay without fee or penalty all or any Prime Rate Loans, U.S. Base Rate Loans, Alternate Base Rate Loans or BA Equivalent Loans by providing the Administrative Agent with five day's prior written notice of its intention to do so. A Borrower shall have the right at any time or from time to time to permanently prepay all or any LIBOR Loans with five days prior written notice of its intention to do so without fee or penalty except for the payment of customary breakage costs. No permanent prepayment, in whole or in part, will be permitted of any Bankers' Acceptance prior to maturity of such Banker's Acceptance. Amounts permanently prepaid under this Section 4.03 may not be reborrowed by either of the Borrowers.

Section 4.04 Payments Generally. Each payment under this Agreement shall be made for value at or before 1:00 p.m. (Toronto time) on the day such payment is due, provided that, if any such day is not a Business Day, such payment shall be deemed for all purposes of this Agreement to be due on the Business Day next following such day (and any such extension shall be taken into account for purposes of the computation of interest and fees payable under this Agreement). All payments shall be made to the Branch of Account.

Section 4.05 No Credit for Trust Funds. For greater certainty, payments of any nature whatsoever made by a Borrower or Kingsway America to an Agent or a Lender which the recipient is required to pay to any Person by reason of any trust imposed by law or by any Person upon amounts received by the recipient from a Borrower or Kingsway America, shall not be credited against, or deemed to be payment on account of, all or any portion of the Outstanding Borrowings. All costs and expenses incurred by any Agent or any Lender, their agents, representatives and solicitors in connection with the repayment of such monies to any Person shall be for the account of the Borrowers and payable on demand. Interest shall accrue on these costs and expenses, until paid, at the Prime Rate.

Section 4.06 No Withholding. Each interest, fee or similar payment under this Agreement, including any penalties affected thereto, shall be made without set off or counterclaim and without withholding for or on account of any present future taxes or duties imposed by any federal, state, provincial or other taxing authority. In the event a Borrower is required to deduct or withhold any amount for or on account of any such taxes or duties, such Borrower shall pay to the Lenders such additional amounts as may be necessary to ensure that the Lenders receive a net amount equal to the face amount which they would have received had such interest, fee or similar payment been made without such deduction or withholding.

                                  ARTICLE FIVE

                           INTEREST, FEES AND EXPENSES

Section 5.01 Payment of Interest.

     (1) Rate. The interest rate payable on Outstanding Borrowings shall vary based upon the senior unsecured debt rating of the Canadian Borrower; provided that in the case of a LIBOR Loan or a Bankers' Acceptance, any variance in interest rate or in the Stamping Fee Margin shall be effective only in respect of LIBOR Loans advanced, converted or renewed or Bankers' Acceptance accepted following the change in rating and all Bankers' Acceptance and LIBOR Loans outstanding on the date of a change in rating shall continue to bear interest at the rate payable thereon on the date immediately prior to the date of the rating change until maturity of such LIBOR Loans and Bankers' Acceptances. The Borrowers shall pay interest on Outstanding Borrowings at the rates set out in the grid annexed as Schedule "E".

     (2) Calculation. Interest on Prime Rate Loans, U.S. Base Rate Loans and Alternate Base Rate Loans shall be calculated daily and payable monthly in arrears on each Interest Payment Date for the period commencing on the first day of the previous month and terminating on the last day of such month, both inclusive, and shall accrue on a daily basis on the principal amount of such Loans remaining unpaid from time to time and on the basis of the actual number of days elapsed on the basis of a year of 365 days, with interest on overdue interest at the same rate. Interest on LIBOR Loans shall be paid in arrears on the applicable Interest Payment Date and shall be calculated on the applicable daily balance for the actual number of days elapsed on the basis of a year of 360 days.

Section 5.02 Stamping Fees. Upon acceptance by a Canadian Lender of a Bankers' Acceptance or upon the advance of a BA Equivalent Loan, the Canadian Borrower shall pay the applicable Stamping Fee to such Lender. The Stamping Fee Margin in respect of any Bankers' Acceptance or any BA Equivalent Loan shall be determined on the basis of the senior unsecured debt rating of the Canadian Borrower as set out on the grid annexed as Schedule "E".

Section 5.03 Standby Fees. The Borrowers shall pay a standby fee calculated on the unused portion of the Total Commitment. The fees payable shall be determined on the senior unsecured debt rating of the Canadian Borrower as set out in the grid annexed as Schedule "E". Standby Fees are calculated daily and payable quarterly in arrears on the first Business Day of the following fiscal quarter of the Canadian Borrower.

Section 5.04 Upfront Fees. The Borrowers shall pay to the Lenders the upfront fees as agreed between individual Lenders and the Borrowers.

Section 5.05 Administration Fees. The Borrowers shall pay to the Administrative Agent the administration fees as agreed between the Borrowers and the Administrative Agent.

Section 5.06 Change in Circumstances.

     (1) Reduction in Rate of Return. If at any time, and from time to time, the Administrative Agent or a Lender determines, acting reasonably, that (a) any change in any Applicable Law or any interpretation thereof after the date of execution hereof, or (b) compliance by a Lender with any direction, requirement or request from any regulatory authority given after the date of execution hereof, whether or not having the force of law, has or would have, as a consequence of such Lender's obligation under this Agreement and taking into consideration such Lender's policies with respect to capital adequacy, the effect of reducing the rate of return on such Lender's capital to a level below that which such Lender could have achieved but for such change or compliance, then from time to time, upon demand by the Administrative Agent (on behalf of such Lender), the Borrowers shall pay such Lender such additional amounts as will compensate such Lender for such reduction.

     (2) Taxes, Reserves, Capital Adequacy, etc. If after the date of execution hereof, any introduction of any Applicable Law or any change or introduction of a change in any Applicable Law (whether or not having the force of law) or in the interpretation or application thereof by any court or by any governmental agency, central bank or other authority or entity charged with the administration thereof or any change in the compliance of any Lender therewith now or hereafter:

     (a) subjects such Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Tax or changes the basis of taxation, or increases any existing Tax, on payments of principal, interest, fees or other amounts payable by the Borrowers to such Lender under this Agreement (except for taxes on the overall net income of such Lender),

     (b) imposes, modifies or deems applicable any reserve, special deposit, deposit insurance or similar requirement against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by, an office of such Lender,

     (c) imposes on such Lender or expects there to be maintained by such Lender any capital adequacy or additional capital requirement in respect of any Borrowing or its Commitment hereunder or any other condition with respect to this Agreement, or

     (d) imposes any Tax on reserves or deemed reserves with respect to the undrawn portion of the Credit Facilities,

and the result of any of the foregoing, in the sole determination of such Lender acting reasonably, shall be to increase the cost to, or reduce the amount of principal, interest or other amount received or receivable by such Lender hereunder or its effective return hereunder in respect of making, maintaining or funding a Borrowing under this Agreement such Lender shall, acting reasonably, determine that amount of money which shall compensate such Lender for such increase in cost or reduction in income (herein referred to as "Additional Compensation"). Upon such Lender having determined that it is entitled to Additional Compensation in accordance with the provisions of this Section 5.06, such Lender shall promptly so notify the Borrowers through the Administrative Agent, and shall provide to the Borrowers, through the Administrative Agent, a photocopy of the relevant law, rule, guideline, regulation, treaty or official directive and a certificate of a duly authorized officer of such Lender setting forth the Additional Compensation and the basis of calculation thereof, which shall be prima facie evidence of such Additional Compensation. The affected Lender shall promptly notify the Borrowers, through the Administrative Agent, and the Borrowers shall pay such Lender within ten Business Days of the giving of such notice, the Additional Compensation calculated to the date of such notification. An affected Lender shall be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section
5.06 are then applicable notwithstanding that a Lender has previously been paid Additional Compensation. If it is commercially reasonable, the affected Lender shall make reasonable efforts to limit the incidents of any such Additional Compensation.

Section 5.07 Reimbursement of Expenses. All statements, reports, certificates, opinions and other documents or information required to be furnished to the Agents or the Lenders by a Borrower or any Subsidiary under this Agreement shall be supplied without cost to the Agents or the Lenders. The Borrowers, jointly and severally, agree to pay promptly on demand all of the Agents' and the Lenders' reasonable legal fees and disbursements, documentation costs and other reasonable expenses incurred in connection with the preparation, negotiation, documentation and operation of this Agreement and any amendment of or supplement, waiver or modification to this Agreement, and any other document prepared in connection herewith, whether or not any amounts are advanced under this Agreement. In addition, the Borrowers agree to pay the reasonable legal fees and disbursements and other expenses incurred by the Agents and the Lenders in the enforcement or preservation of any rights under this Agreement and all documents delivered in connection herewith (including pursuant to a work-out or restructuring).

Section 5.08 Determination Conclusive. Each determination by the Administrative Agent or the Lenders, as applicable, of any rate or fee shall, in the absence of manifest error, be final, conclusive and binding on the Borrowers.

Section 5.09 Default Interest. Upon the occurrence of an Event of Default, the Borrowers shall pay interest on Outstanding Borrowings both before and after judgment at a rate per annum equal to the U.S. Base Rate plus 2.5%, calculated on a daily basis and on the basis of the actual number of days elapsed, computed from the date of occurrence of the Event of Default for so long as such Event of Default continues. Such interest shall be payable upon Demand by the Administrative Agent or any Lender and shall be compounded on each Interest Payment Date.

                                   ARTICLE SIX

                              CONDITIONS PRECEDENT

Section 6.01 Conditions - Initial Borrowing. The obligation of the Lenders to make available the initial Borrowing under this Agreement is subject to the terms and conditions of this Agreement and is conditional upon satisfactory evidence being given to the Administrative Agent, the Lenders and their counsel as to compliance with the following conditions:

     (1) Resolutions and Certificates. The Administrative Agent shall have received, duly executed and in form and substance satisfactory to it:

          (a) a certified or notarial copy of the constating documents and by-laws of the Canadian Borrower, Kingsway America and Metro Claim Services Inc. together with all amendments thereto and a certificate of good standing for each such Person, each case certified as of a recent date by the appropriate governmental officer in its jurisdiction of organization and a copy of the resolutions of the board of directors of the Canadian Borrower and Kingsway America authorizing the execution, delivery and performance of the Loan Documents and any other instruments contemplated hereunder, certified by an appropriate officer of the Canadian Borrower and Kingsway America, as applicable;

          (b) a certificate of incumbency for the Canadian Borrower and Kingsway America showing the names, offices and specimen signatures of the officers who will execute the Loan Documents and any other instruments contemplated hereunder and thereunder;

          (c)  a copy of the partnership agreement constituting the U.S.
               Borrower;

          (d) a copy of the constating documents and by-laws of each partner of the U.S. Borrower (collectively the "Partners" and each a "Partner") and a copy of the resolutions of the board of directors of each Partner authorizing the execution, delivery and performance of this Agreement and any other instruments contemplated hereunder;

          (e) a certificate of incumbency of each Partner showing the names, offices and specimen signatures of the officers who will execute this Agreement and any other instruments contemplated hereunder and thereunder;

          (f) such additional supporting documents as the Administrative Agent or its counsel may reasonably request.

     (2) Financing Documentation. The Administrative Agent shall have received certified copies of all loan and security documentation affecting the Borrowers, Kingsway America and their Subsidiaries as at the Closing Date and the Lenders shall be satisfied with the terms and conditions thereof.

     (3) Delivery of Guarantee. The Administrative Agent shall have received the Kingsway America Guarantee duly executed by Kingsway America and in form and substance satisfactory to the Administrative Agent, the Lenders and their counsel.

     (4) Legal Opinions. The Administrative Agent shall have received from Canadian counsel to the Canadian Borrower, favourable legal opinions in connection with this Agreement and from United States counsel to the U.S. Borrower and Kingsway America, favourable legal opinions in connection with this Agreement and the Kingsway America Guarantee, in each case in form and substance satisfactory to the Administrative Agent and the Lenders.

     (5) Due Diligence. The Agents and the Lenders shall have completed and be satisfied with the results of their due diligence inquiries.

     (6) Intercreditor Agreement. The Administrative Agent shall have received the Intercreditor Agreement duly executed and delivered by all parties thereto.

     (7) Material Adverse Effect. Nothing shall have occurred nor any fact become known which an Agent or any Lender was not previously aware of and which could reasonably be expected to have a Material Adverse Effect.

     (8) Material Adverse Change. There shall have been no material adverse change from the Canadian Borrower's audited Consolidated financial statements for the financial year ending December 31, 2001.

     (9) Fees and Disbursements. The Agents and the Lenders shall have received payment in full of all fees and out of pocket expenses payable to the Agents and the Lenders which have become due (including fees and expenses of counsel to the Agents).

     (10) Security Interests. All Security Interests charging any asset of the Borrowers, Kingsway America or any Subsidiary of the Borrower shall have been discharged other than Permitted Encumbrances and the Administrative Agent shall have received completed PPSA and UCC-3 termination statements, as appropriate.

     (11) Consolidated Financial Statements. The Administrative Agent shall have received Consolidated financial statements of the Canadian Borrower for the period ending December 31, 2001, reasonably satisfactory to the Administrative Agent.

     (12) Termination of the Northern Trust Indebtedness. The Administrative Agent shall have received evidence that the Northern Trust Indebtedness has been or will be paid off in full as of the Closing Date and that all Security Interests in connection therewith have been discharged or are the subject of an undertaking to discharge in form and substance satisfactory to the Administrative Agent

     (13) Documentation. The Administrative Agent shall have received this Agreement duly executed by the Borrowers together with all other ancillary and supporting documentation as the Administrative Agents and the Lenders may require.

Section 6.02 Conditions - All Borrowings. The obligation of the Lenders to make available any Borrowing under this Agreement (including the initial Borrowing) is conditional upon the following:

     (1) Representations and Warranties True. The representations and warranties contained in Section 7.01 and in the Kingsway America Guarantee are and shall continue to be true and correct in every material respect as if made by the Borrowers or Kingsway America, as applicable, contemporaneously with any Borrowing.

     (2) Indebtedness. Except for the Permitted Indebtedness, no Borrower, Kingsway America nor any Subsidiary shall have any other Indebtedness.

     (3) No Default. No Default or Event of Default has occurred and is continuing both immediately before and after giving effect to the Borrowing.

Section 6.03 Waiver. The terms and conditions stated in this Article Six are inserted for the sole benefit of the Agents and the Lenders and may be waived by them in whole or in part and with or without terms or conditions in respect of all or any Borrowings.

                                  ARTICLE SEVEN

                         REPRESENTATIONS AND WARRANTIES

Section 7.01 Representation and Warranties. The Borrowers jointly and severally represent and warrant to the Agents and the Lenders that:

     (1) Due Incorporation of the Canadian Borrower and Subsidiaries. The Canadian Borrower is duly incorporated, organized and validly subsisting and in good standing under the laws of Ontario. Kingsway America and each Subsidiary is duly incorporated, organized and validly subsisting and in good standing under the laws of its incorporating jurisdiction. The Canadian Borrower, Kingsway America and each Subsidiary has all necessary corporate power and authority to own its properties and assets and to carry on its business as now conducted and is or will be duly licensed or registered or otherwise qualified in all jurisdictions wherein the nature of its assets or the business transacted by it makes such licensing, registration or qualification necessary, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (2) U.S. Borrower. The U.S. Borrower is a duly constituted and validly subsisting general partnership in good standing under the laws of Delaware of which the Canadian Borrower and Metro Claim Services Inc., an Ontario corporation, are the only partners. The U.S. Borrower has all necessary power and authority to carry on business as now conducted and is or will be duly licensed or registered or otherwise qualified in all jurisdictions wherein the nature of its assets or the business transacted by it makes such licensing, registration or qualification necessary except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (3) Power. Each Borrower and Kingsway America has full power and capacity to enter into, deliver and perform its obligations under this Agreement, the Kingsway America Guarantee and all other instruments contemplated hereunder, as applicable.

     (4) Due Authorization and No Conflict - the Canadian Borrower. The execution, delivery and performance by the Canadian Borrower of this Agreement, and Kingsway America of the Kingsway America Guarantee, and all other instruments contemplated hereunder and the consummation of the transactions contemplated hereby and thereby

          (a) have been duly authorized by all necessary corporate action,

          (b) do not and will not conflict with, result in any breach or violation of, or constitute with notice, lapse of time or both, a default under the constating documents or by-laws of, or any Applicable Laws, determination or award presently in effect and applicable to, the Borrowers or Kingsway America, or of any material commitment, agreement, indenture or any other instrument to which a Borrower or Kingsway America is now a party or is otherwise bound, and

          (c) do not result in or require the creation of any Security Interest upon or with respect to any of the properties or assets of the Canadian Borrower, Kingsway America or any of their Subsidiaries.

     (5) Due Authorization and No Conflict - U.S. Borrower. The execution and delivery by the U.S. Borrower of this Agreement and all other instruments contemplated hereunder and the consummation of the transactions contemplated hereby and thereby

          (a) have been duly authorized,

          (b) do not and will not conflict with, result in any breach or violation of, or constitute with notice, lapse of time or both, a default under the partnership agreement constituting the U.S. Borrower or under the constating documents or by-laws of either Partner, or any

              Applicable Laws, determination or award presently in effect and applicable to the U.S. Borrower or the Partners, or of any material commitment, agreement, indenture or any other instrument to which the U.S. Borrower or either of the Partners is now a party or is otherwise bound, and

          (c) do not result in or require the creation of any Security Interest upon or with respect to any of the properties or assets of the U.S. Borrower or either of the Partners.

     (6) Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (including shareholders, if applicable) is required for the due execution, delivery or performance by either Borrower or Kingsway America of this Agreement, the Kingsway America Guarantee or any other instrument contemplated hereunder other than filings under applicable securities laws and filings with Insurance Regulatory Authorities. Neither Borrower nor Kingsway America is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (7) Business of the Borrowers. The Canadian Borrower does not carry on any business, activity or operation of any kind whatsoever, other than the Lines of Business.

     (8) Valid and Enforceable Obligations. This Agreement, the Kingsway America Guarantee and all other instruments contemplated hereunder are, or when executed and delivered to the Administrative Agent will be, legal, valid and binding obligations of the Borrowers and Kingsway America, as applicable, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium and other laws affecting the enforcement of the rights of creditors generally.

     (9) Title. Subject to Permitted Encumbrances, each Borrower, Kingsway America and each of the Subsidiaries has good and marketable title to its real and personal property, free and clear of all Security Interests.

     (10) No Actions. Save as set forth in Schedule "F", there are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the knowledge of either Borrower, threatened, affecting a Borrower, Kingsway America or any Subsidiary in any court or before or by any federal, provincial, state or municipal or other governmental department, commission, board, tribunal, bureau or agency, Canadian or foreign, which are reasonably likely to materially and adversely affect the financial condition, property, assets, operations or business of a Borrower, Kingsway America or any Subsidiary, the ability of the Borrowers to repay the Outstanding Obligations or any part thereof or which could reasonably be expected to have a Material Adverse Effect.

     (11) Financial Information. Subject to any limitations stated therein, the financial statements of the Canadian Borrower furnished to the Agents and the Lenders under this Agreement or which were furnished to the Agents or to the Lenders to induce them to enter into this Agreement or otherwise in connection with this Agreement fairly present the financial condition of the Borrowers on a Consolidated basis as at the date thereof, and no material adverse change has occurred in their financial position between such date and the Closing Date. Such financial statements and all other information, certificates, statutes, reports and other papers and data furnished to the Agents and the Lenders are accurate, complete and correct in all material respects, except that the Borrowers do not represent or warrant that any forecast contained in any financial projections will ultimately prove to be accurate. The Borrowers on a Consolidated basis have no liabilities, including as to contingencies and unusual or forward commitments, that are not disclosed in the foregoing financial statements or the footnotes thereto or otherwise disclosed to the Lenders in writing or incurred pursuant to this Agreement.

     (12) No Defaults or Events of Default. No event has occurred and is continuing, and no circumstance exists which has not been waived, and which constitutes a Default or Event of Default hereunder or a default or event of default in respect of any material commitment, agreement or any other instrument to which a Borrower, Kingsway America or any Subsidiary is now a party or is otherwise bound, entitling any other party thereto to accelerate the maturity of amounts of principal owing thereunder, or terminate any such material commitment, agreement or instrument, or which could reasonably be expected to have a Material Adverse Effect.

     (13) Compliance with Law. None of the Borrowers, Kingsway America or the Subsidiaries is in violation of any terms of its constating documents (including the partnership agreement constituting the U.S. Borrower) or by-laws or of any law, regulation, rule, order, judgment, writ, injunction, decree, determination or award presently in effect and applicable to it, the violation of which could reasonably be expected to have a Material Adverse Effect.

     (14) Reporting Issuer. The Canadian Borrower is a reporting issuer (as that term is defined in the Securities Act (Ontario)) in good standing.

     (15) Compliance with Securities Laws. Each Borrower, Kingsway America and each of the Subsidiaries are in compliance in all material respects with the provisions and requirements of all Applicable Laws including, without limitation, the completion on a proper and timely basis of all necessary filings under any and all such Applicable Laws.

     (16) Capital. The Canadian Borrower is authorized to issue an unlimited number of common shares, and has issued, as of March 31, 2002, approximately 48,723,883 as fully paid and non-assessable common shares. Except for directors' qualifying shares of Kingsway General Insurance Company and York Fire and Casualty Insurance Company, all of the shares of all classes in the capital stock of Kingsway America and each corporate Subsidiary and all partnership interests in Subsidiary partnerships are directly or indirectly beneficially owned by the Canadian Borrower. Kingsway Finance Nova Scotia ULC owns all of the shares of all classes in the capital stock of Kingsway America. The U.S. Borrower and Metro Claim Services Inc. collectively own all ownership interests of Kingsway U.S. Tier II Finance Partnership which in turn owns all of the shares of all classes in the capital stock of Kingsway Finance Nova Scotia ULC.

     (17) Non-Dilution. No Person now has any agreement, option or right capable of becoming an agreement or option for the pledge, purchase, subscription or issuance from any Borrower, Kingsway America or any Subsidiary of any shares of the Canadian Borrower, Kingsway America or any Subsidiary, issued or unissued, which will cause a change of Voting Control.

     (18) No Foreign Business. The Borrowers do not carry on any business, employ any employees, or own any material assets outside Canada, the United States of America, Barbados or Bermuda.

     (19) Subsidiaries. The Canadian Borrower does not own any shares or voting securities of any Person directly or indirectly other than Kingsway America and the Subsidiaries identified herein, other than equities maintained in the Canadian Borrower's investment portfolio.

     (20) Taxes. Except as set forth in Schedule "G", each Borrower, Kingsway America and each Subsidiary has filed all foreign, federal, provincial and local Tax Returns which are required to be filed and has paid all Taxes due pursuant to such returns or pursuant to any assessment received by such Borrower, Kingsway America or Subsidiary except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP. All information provided in such Tax Returns pertaining to the Borrowers, Kingsway America or any Subsidiary is true, complete, and accurate in all material respects. The charges, accruals and reserves on the books of the Borrowers, Kingsway America and the Subsidiaries, as applicable, in respect of any Taxes or other governmental charges payable for the current or prior year which are not yet due are adequate in accordance with GAAP to the extent that the Borrowers are aware of them. Schedule "G" sets forth as of the Closing Date those taxable years for which a Borrower's, Kingsway America's or a Subsidiary's Tax Returns are currently being audited by Canada Customs and Revenue Agency and/or other applicable Governmental Authority and any assessments or threatened assessments otherwise outstanding. Except as set out in Schedule "G", neither Borrower, nor Kingsway America nor any Subsidiary has received any notice of assessment of additional taxes or any other claim of notice of any nature whatsoever that any Tax or additional Tax is due which has not been paid or otherwise finally settled or satisfied. Except as set out in Schedule "G", to the knowledge of the Borrowers, there are no actions, suits, proceedings, investigations or claims, threatened or pending, in respect of any Taxes. Except as set forth on Schedule "G", there are no matters under discussion with any Governmental Authority relating to any Taxes asserted by any such body. Each Borrower, Kingsway America and each Subsidiary has withheld from its employees, customers and any other applicable payees (and timely paid to the Governmental Authority) the proper and accurate amount of all Taxes and other amounts required to be withheld or collected and remitted in compliance with all Applicable Laws. There are no liens for Taxes on the assets of any Borrower, Kingsway America or any Subsidiary except for liens arising under Applicable Law, that are unregistered or otherwise unperfected, for Taxes not yet due. Neither Borrower, nor Kingsway America nor any Subsidiary has executed nor filed with Canada Customs and Revenue Agency nor any other Governmental Authority any agreement, waiver or other document extending or having the effect of extending the period for assessment, reassessment or collection of any Taxes or the filing of any Tax Returns. As of the Closing Date, the Borrowers, Kingsway America and each of their respective Subsidiaries have no liabilities for Taxes which could reasonably be expected to have a Material Adverse Effect.

     (21) Labour Matters. Except as set forth in Schedule "H", there are no strikes or other labour disputes against a Borrower, Kingsway America or any Subsidiary that is pending or threatened. All payments due from either Borrower, Kingsway America or any Subsidiary on account of workers compensation, Canada Pension Plan, Quebec Pension Plan, ERISA, employee health plans, social security and insurance of every kind and employee income tax source deductions and vacation pay have been paid. Except as set forth in Schedule "H", neither Borrower nor Kingsway America nor any Subsidiary has any obligation under any collective bargaining agreement. There is no organizing activity involving either Borrower, Kingsway America or any Subsidiary by any labour union or group of employees. Except as set forth in Schedule "H", no labour organization or group of employees has made a pending demand for recognition and there are no complaints or charges against either Borrower, Kingsway America or any Subsidiary pending or threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by either Borrower, Kingsway America or any Subsidiary of any individual. Hours worked by and payment made to employees of the Borrowers, Kingsway America and the Subsidiaries have not been in violation of any applicable laws which could reasonably be expected to have a Material Adverse Effect. The Borrowers, Kingsway America and the Subsidiaries are in material compliance with the terms and conditions of all collective bargaining agreements, consulting agreements, management agreements and employee agreements and all other labour agreements.

     (22)  Pensions.  Except as set forth in Schedule "I",

           (a) all employee and employer contributions under any pension plan operated by the Borrower, Kingsway America or any Subsidiary have been made and the fund or funds established under such plans are funded in accordance with applicable regulatory requirements and the rules of such plans and there exists no going concern unfunded liabilities or solvency deficiencies thereunder;

           (b) no pension plan has been terminated or partially terminated or is insolvent or in reorganization, nor have any proceedings been instituted to terminate or reorganize any pension plan;

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                                                                         Page 32

           (c) none of the Borrowers, nor Kingsway America nor any of the Subsidiaries has withdrawn from any pension plan in a complete or partial withdrawal, nor has a condition occurred which if continued would result in a complete or partial withdrawal;

           (d) none of the Borrowers, nor Kingsway America nor any of the Subsidiaries has any withdrawal liability, including contingent withdrawal liability, to any pension plan;

           (e) none of the Borrowers, nor Kingsway America nor any of the Subsidiaries has any liability in respect of any pension plan other than for required insurance premiums or contributions or remittances which have been paid, contributed and remitted when due;

           (f) each Borrower, Kingsway America and each Subsidiary has made all contributions to its pension plans required by law or the terms thereof to be made by it when due and is not in arrears in the payment of any contribution, payment, remittance or assessment or in default in filing any reports, returns, statements and similar documents in respect of the pension plans required to be made or paid by it pursuant to any pension plan, any law, act, regulation, directive or order or any employment, union, pension, deferred profit sharing, benefit, bonus or other similar agreement or arrangement;

           (g) none of the Borrowers, nor Kingsway America nor any Subsidiary is liable or, to the best of its knowledge, alleged to be liable, to any employee or former employee, director or former director, officer or former officer resulting from any violation or alleged violation of any pension plan, any fiduciary duty, and law or agreement in relation to any pension plan and does not have any unfunded pension or like obligations (including any past service or experience deficiency funding liabilities), other than accrued obligations not yet due, for which they have made full provision in their books and records;

           (h) all vacation pay, bonuses, salaries and wages, to the extent accruing due, are properly reflected in the books and records of the Borrowers, Kingsway America and the Subsidiaries;

           (i) without limiting the foregoing, all of the Borrowers', Kingsway America's and Subsidiaries' pension plans are duly registered where required by, and are in compliance and good standing in all material respects under, all applicable laws, acts, statutes, regulations, orders, directives and agreements, including, without limitation, ERISA, the Code, the Income Tax Act (Canada), and the Pension Benefits Act, 1987 (Ontario), any successor legislation thereto, and other applicable laws of any jurisdiction;

           (j) there are no outstanding or pending or threatened investigations, claims, suits or proceedings in respect of any pension plans (including to assert rights or claims to benefits or that could give rise to any material liability);

           (k) no promises of benefit improvements have been made except where such improvements could not reasonably be expected to have a Material Adverse Effect and, in any event, no such improvements will result in a solvency deficiency or going concern unfunded liability in the affected pension plans;

           (l) all the material obligations of the Borrowers, Kingsway America and the Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the pension plans and the funding agreements therefor have been performed in a timely fashion;

           (m) there have been no improper withdrawals or applications of the assets of the pension plans or the benefit plans.

     (23) ERISA. Except to the extent that any of the following could not reasonably be expected to have a Material Adverse Effect:

           (a) neither a Reportable Event nor an "accumulating funding deficiency" (within the meaning of the Code, or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred and no lien in favour of the PBGC of a Plan has arisen during the five-year period prior to the date as of which this representation is deemed made;

           (b) the present value of all accrued benefits under each Single Employer Plan in which a Borrower, Kingsway America or any Subsidiary is a participant (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits;

           (c) none of the Borrowers, nor Kingsway America nor any Subsidiary has had a complete or partial withdrawal from any Multiemployer Plan, nor would a Borrower, Kingsway America or any Subsidiary become subject to any liability under ERISA if it were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made;

           (d) none of the Borrowers, nor Kingsway America nor any Subsidiary nor any Commonly Controlled Entity has any contingent liability with respect to any post-retirement benefit under a Plan, other than liability for COBRA; and

           (e) no such Multiemployer Plan is in "reorganization" or "insolvent" within the meaning of such terms as used in ERISA.

     (24) Accuracy of Information. All factual information previously or contemporaneously furnished by or on behalf of a Borrower, Kingsway America or any Subsidiary in writing for purposes of or in connection with this Agreement, the Kingsway America Guarantee or any transaction contemplated hereby is true and accurate in every material respect and such information is not incomplete by the omission of any material fact necessary to make such information not misleading.

     (25) Solvency. Both before and immediately after giving effect to any Borrowing requested hereunder:

           (a) the fair saleable value of the assets (as defined below) of each Borrower, Kingsway America and the Subsidiaries on a Consolidated basis exceeds the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Borrower, Kingsway America and the Subsidiaries on a Consolidated basis, on a going-concern basis;

           (b) the present fair saleable value (as defined below) of the assets of each Borrower, Kingsway America and the Subsidiaries on a Consolidated basis exceeds the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Borrower, Kingsway America and the Subsidiaries on a Consolidated basis as they become absolute and matured;

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                                                                         Page 34

           (c) each Borrower, Kingsway America and the Subsidiaries on a Consolidated basis will be able to pay their debts, including contingent liabilities, as they mature and become due;

           (d) each Borrower, Kingsway America and the Subsidiaries on a Consolidated basis are not, and will not be, engaged in a business for which their Consolidated capital is, or would be, unreasonably small for their Consolidated business; and

           (e) each Borrower, Kingsway America and the Subsidiaries on a Consolidated basis have not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under this Agreement or the Kingsway America Guarantee, nor have they made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Borrower, Kingsway America or any of the Subsidiaries.

           For purposes of this Section, the "fair saleable value" of each Borrower's, Kingsway America's and the Subsidiaries' assets means the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, based upon the amount which could be obtained for such assets within such period by a capable and diligent seller from an interested buyer who is willing (but is under no compulsion) to purchase under ordinary selling conditions.

     (26) Subsidiary Status; Liabilities, etc. Immediately prior to the Closing Date, neither the U.S. Borrower, Kingsway U.S. Tier II Finance Partnership nor Kingsway Finance Nova Scotia ULC had any assets or liabilities other than the 1999 Facility and had performed no business other than preparing for the transactions herein contemplated. After giving effect to the transactions contemplated hereby, neither the U.S. Borrower, Kingsway U.S. Tier II Finance Partnership nor Kingsway Finance Nova Scotia ULC shall have any liabilities except incurred pursuant to, or contemplated by, this Agreement.

     (27) Financial Year End. The Financial Year ends of each of the Borrowers, Kingsway America and each of their Subsidiaries is December 31.

     (28) Guarantees. None of the Borrowers, nor Kingsway America nor any Subsidiary has guaranteed the obligations of any Person for borrowed money, save as identified in 8.03(5).

     (29) Margin Stock. (a) None of the Borrowers, nor Kingsway America nor any Subsidiary owns stock on margin except as previously disclosed to the Administrative Agent in writing, (b) neither Borrower, nor Kingsway America nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowing will be used to purchase or carry any margin stock or for a purpose which violates, or would be consistent with, F.R.S. Board Regulation T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     (30) Disclosure. No representation or warranty made by a Borrower or Kingsway America in any of the Loan Documents contains any untrue statement of a fact or omits to state a material fact necessary in order to make the statements contained therein, taken as a whole, not misleading in light of the circumstances in which they are made. There is no fact known to either Borrower which the Borrowers have not disclosed to the Agent and the Lenders which could reasonably be expected to have a Material Adverse Effect so far as the Borrowers can now reasonably foresee or which may materially adversely affect the ability of the Borrowers to perform their obligations under this Agreement.

     (31)  Governmental and Third Party Authorization; Permits.

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                                                                         Page 35

           (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each Borrower or Kingsway America of this Agreement or any of the other Loan Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) consents, authorizations and filings that have been (or on or prior to the Closing Date will have been) made or obtained and that are (or on the Closing Date will be) in full force and effect, which consents, authorizations and filings are listed on Schedule "J", and
                (ii) consents and filings the failure to obtain or make which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                Each of the Borrower, Kingsway America and the Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           (b) Schedule "K" lists with respect to each Material Subsidiary, as of the Closing Date, all of the jurisdictions in which such Material Subsidiary holds licenses (including, without limitation, licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"). To the knowledge of the Borrowers, (i) no such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings; (ii) there is no sustainable basis for such a suspension, revocation or limitation; and (iii) no such suspension, revocation or limitation is threatened by an relevant Insurance Regulatory Authority. No Material Subsidiary transacts any insurance business, directly or indirectly, in any jurisdiction other than those listed on Schedule "K", where such business requires any license, permit or other authorization of an Insurance Regulatory Authority of such jurisdiction.

Section 7.02 Survival of Representations and Warranties. The representations and warranties contained in this Article 7 shall survive the execution and delivery of this Agreement and the making of Borrowings hereunder, regardless of any investigation or examination made by the Agents, the Lenders or their counsel and the Lenders shall be deemed to have relied upon each of such representations and warranties in making available each Borrowing hereunder.


                                  ARTICLE EIGHT

                                    COVENANTS

Section 8.01 Positive Covenants. From the date hereof and until the Outstanding Obligations are repaid in full, the Borrowers will, and will cause Kingsway America and the Subsidiaries to, observe and perform each of the following covenants, unless compliance therewith shall have been waived in writing by the Majority of the Lenders:

     (1) Existence - Corporate. The Canadian Borrower will do or cause to be done all such things as are necessary to maintain its corporate existence and the corporate existence of Kingsway America and each Subsidiary in good standing, to ensure that it, Kingsway America and each Subsidiary have at all times the right and are duly qualified to conduct their businesses and to obtain and maintain all rights, privileges and franchises necessary for the conduct of their business, except where failure to do so could not reasonably be expected to have a Material Adverse Effect on such businesses or on the ability of the Canadian Borrower, Kingsway America or any Subsidiary to perform its obligations hereunder or under the Loan Documents.

     (2) Existence - U.S. Borrower. The U.S. Borrower will do or cause to be done all such things as are necessary to maintain its existence (including for United States tax purposes, its status as a United States corporation) and the corporate existence of each of the partners of the U.S. Borrower in good standing, to ensure that it has at all times the right and is duly qualified to conduct its business and to obtain and maintain all rights, privileges and franchises necessary for the conduct of its business, except where failure to do so could not reasonably be expected to have a Material Adverse Effect on such business or on its ability to perform its obligations hereunder. The U.S. Borrower will make and maintain without revocation an effective election under the Code to be treated as a corporation for United States federal income tax purposes; provided, however, the U.S. Borrower may fail to make such election or may revoke such election with the prior written consent of the Majority of the Lenders if such failure or revocation could not reasonably be expected to have a Material Adverse Effect.

     (3) Conduct of Business. Each Borrower will maintain, operate and use its properties and assets, and will carry on and conduct its business (a) in substantially the same fields of enterprise as it is currently conducted and
(b) in a proper and efficient manner so as to preserve and protect such properties and assets and business and the profits thereof and will cause Kingsway America and each Subsidiary to do likewise in respect of their respective properties, assets and business.

     (4) Payment of Principal, Interest and Expenses. The Borrowers will duly and punctually pay or cause to be paid to the Administrative Agent and the Lenders the Outstanding Obligations at the times and places and in the manner provided for herein.

     (5) Payment of Taxes and Claims. The Borrowers will pay and discharge, and will cause Kingsway America and each Subsidiary to pay and discharge, promptly when due all Taxes, assessments and other governmental charges or levies imposed upon it or upon its properties or assets or upon any part thereof, as well as all claims of any kind (including claims for labour, materials and supplies) which, if unpaid, would by law become a lien, charge, trust or other claim upon any such properties or assets; but neither Borrower, nor Kingsway America nor any Subsidiary shall be required to pay any such Tax, assessment, charge or levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower, Kingsway America or Subsidiary, as applicable, shall have set aside on its books a reserve to the extent required by GAAP in an amount which is reasonably adequate with respect thereto.

     (6) Notice of Default or Event of Default. The Borrowers shall promptly notify the Administrative Agent and the Lenders of the occurrence of any Default or Event of Default and shall provide the Administrative Agent and the Lenders with a detailed statement of a senior officer of the Borrowers, without personal liability, describing in detail the steps taken by the Borrowers to cure such Default or Event of Default.

     (7)  Financial Statements. The Borrower will deliver to each Lender:

     (a) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each Financial Year, beginning with the fiscal quarter ending June 30, 2002, (i) unaudited Consolidated and consolidating financial statements of the Canadian Borrower and Kingsway America, and (ii) unaudited Consolidated and non-Consolidated financial statements of the U.S. Borrower, as of the end of such fiscal quarter consisting of balance sheets, statements of income, cash flows and shareholders' equity for the fiscal quarter then ended and for that portion of the Financial Year then ended, in each case setting forth comparative Consolidated figures as of the end of and for the corresponding period in the preceding Financial Year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and U.S. GAAP, as applicable, and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

     (b)  As soon as available and in any event within one hundred and twenty
          (120) days after the end of each Financial Year, beginning with the Financial Year ending December 31, 2002, (i) audited Consolidated and unaudited consolidating financial statements of the Canadian Borrower and Kingsway America, and (ii) unaudited Consolidated and non-Consolidated financial statements of the U.S. Borrower, all as of the end of such Financial Year consisting of balance sheets, statements of cash flow, income and shareholders' equity for the Financial Year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding Financial Year together with comparative projected figures for the Financial Year then ended, all in reasonable detail and certified by the independent public accounting firms regularly retained by the Borrowers or another independent public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the Consolidated financial condition and results of operations of the Borrowers and Kingsway America as of the dates and for the periods indicated in accordance with GAAP and U.S. GAAP, as applicable, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) if required by a Lender, a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrowers and Kingsway America, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination.

     (8) Quarterly Certificate. The Borrowers shall deliver to the Administrative Agent not later than 60 days after the end of the last day of each of the first three fiscal quarters of the Borrower and within 120 days after the end of each Financial Year, a certificate of a senior officer of each of the Borrowers, without personal liability, in form and content satisfactory to the Administrative Agent, which is: (i) to confirm compliance by the Borrowers with the terms and conditions hereof including the covenants contained in Section 8.02, (ii) to include detailed calculations of the financial tests contained in Section 8.02, (iii) to confirm that no Default or Event of Default has occurred and is continuing and to confirm that the Borrowers are operating in accordance with applicable regulatory financial ratio guidelines.

     (9)  Intentionally Deleted.

     (10) Statutory Financial Statements. The Borrowers will deliver to LaSalle Bank National Association, and any other Lender who so requests:

     (a) as soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each Financial Year, beginning with the first fiscal quarter ending after the date hereof, a quarterly statement of each Insurance Subsidiary as of the end of such fiscal quarter and for that portion of the Financial Year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with SAP; and

     (b) as soon as available and in any event within seventy (70) days after the end of each Financial Year, beginning with the Financial Year ended December 31, 2002, an Annual Statement of each Insurance Subsidiary as of the end of such Financial Year and for the

          Financial Year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with SAP.

     (11) Other Information. Each Borrower shall furnish to the Administrative Agent promptly on request such other information in its possession respecting its financial condition and its business and operations as the Lenders may from time to time reasonably require.

     (12) Books and Records. Each Borrower will at all times maintain proper records and books of account and therein make true and correct entries of all dealings and transactions relating to its business including records of any transactions between a Borrower, Kingsway America and the Subsidiaries, and will make the same available for inspection by the Administrative Agent and the Lenders or any agent of the Administrative Agent or the Lenders at all reasonable times.

     (13) Notice of Litigation. Each Borrower will give to the Administrative Agent prompt written notice of any material action, suit, litigation, or other proceeding which is commenced or threatened against it.

     (14) Use of Proceeds. The Borrowers shall use the proceeds of all Borrowings for the purposes contemplated hereunder, and for no other purpose.

     (15) Reserves. The Borrowers will, and will cause Kingsway America and the Subsidiaries to, maintain appropriate reserves for Taxes, depreciation and other contingent expenses or liabilities in accordance with GAAP.

     (16) Securities Regulatory Filings; Certain Other Notices. The Borrowers shall provide to the Administrative Agent a copy of each material written communication received by either Borrower, Kingsway America or any Subsidiary from or delivered by a Borrower, Kingsway America or any Subsidiary to (without duplication) (a) any securities regulatory authority, including annual filings, information circulars, directors' circulars, statements of executive compensation and material change reports, (b) any holder of stock or Indebtedness of a Borrower, Kingsway America or any Subsidiary, or (c) any provincial, state or federal regulatory body, in each case, within ten days of such receipt or delivery.

     (17) Report to Other Creditors. The Borrowers shall provide to the Administrative Agent copies of any statement or report provided to any other party by a Borrower, Kingsway America or a Subsidiary pursuant to the terms of each contract or agreement relating to Indebtedness of a Borrower, Kingsway America or a Subsidiary and not otherwise required to be provided to the Administrative Agent pursuant to this Agreement promptly following the provision to such other party.

     (18) Other Information. The Borrowers shall furnish to the Administrative Agent promptly on request such other information in their possession respecting their financial condition and their businesses and operations, and the financial condition of Kingsway America and the Subsidiaries and their businesses and operations, as the Administrative Agent and the Lenders may from time to time reasonably require.

     (19) Insurance. The Borrowers shall insure and keep insured their properties and assets and shall cause Kingsway America and the Subsidiaries to insure and to keep insured their properties and assets, placed with such insurers and with such coverage and against such loss or damage to the full insurable value of such properties and assets without co-insurance as the Administrative Agent shall reasonably require or, in the absence of such requirement, to the extent insured against by comparable corporations engaged in comparable businesses. The Borrowers shall pay or cause to be paid all premiums necessary to maintain any such insurance policies in good standing as such premiums become due and payable.

     (20) Access. Each Borrower will permit, and will cause Kingsway America and the Subsidiaries to permit, the Administrative Agent (on behalf of the Lenders) through its officers or employees or through any consultants retained by it, upon request, to have reasonable access at any reasonable time and from time to time, to either of the Borrowers', Kingsway America's or any of the Subsidiaries' premises and to any records, information or data in their possession so as to enable the Administrative Agent to ascertain the state of the Borrowers' or Kingsway America's financial condition or operations, and will permit the Administrative Agent to make copies of and abstracts from such records, information or data and will upon request of the Lenders deliver to the Administrative Agent copies of such records, information or data.

     (21) Notice of Adverse Change. The Borrowers will give to the Administrative Agent prompt written notice of any event (including, without limitation, any proposed change in any Tax Law) which may result in a Material Adverse Effect.

     (22) Material Contracts. The Borrowers shall, and shall cause Kingsway America and each Subsidiary to, perform all material obligations of a Borrower, Kingsway America or a Subsidiary as applicable pursuant to all documents, contracts and agreements material to the operations of a Borrower, Kingsway America or any Subsidiary.

     (23) Compliance with Laws. The Borrowers shall, and shall cause Kingsway America and each Subsidiary to, comply in all material respects with all Applicable Laws.

     (24) Notice of Employment Matters. The Borrowers shall promptly give notice to the Administrative Agent and to the Lenders of the occurrence or expected occurrence of (1) any Reportable Event with respect to any Plan or arrangement with respect to any Plan which could reasonably be expected to result in the incurrence by either Borrower, Kingsway America or any of the Subsidiaries of any material liability, fine or penalty, a failure to make any required contribution to a Plan, any lien in favour of the PBGC or a Plan, or any withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of any Multiemployer Plan or (2) the institution of any proceedings or the taking of any action by the PBGC or either Borrower of any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, reorganization or insolvency (within the meaning of such terms as used in ERISA) of any Plan or which would materially increase the contingent liability of either Borrower, Kingsway America or any of the Subsidiaries with respect to any post-retirement Plan benefit other than liability for COBRA.

     (25) Investments. The Borrowers shall provide to the Administrative Agent such periodic reports in respect of investments and invested assets as the Administrative Agent and the Lenders may reasonably request.

     (26) Parity of Debt. The Borrowers shall ensure that the Outstanding Obligations shall rank in right of payment in priority to, or in parity with, any other Senior Funded Debt other than Senior Funded Debt secured by Permitted Encumbrances.

     (27) Business of Subsidiaries. The Borrowers shall ensure that Kingsway Finance Nova Scotia ULC and Kingsway U.S. Tier II Finance Partnership do not carry on any business other than: (a) as a financial services holding company and (b) financing transactions relating to Funded Debt, nor shall they have any assets or liabilities other than pursuant to or as contemplated by this Agreement.

     (28) Senior Unsecured Debt Rating. The Canadian Borrower shall maintain at all times a senior unsecured debt rating with Moody's or Standard & Poor's debt rating services to be updated annually.

     (29) Ownership of Subsidiaries. The Canadian Borrower shall at all times hold directly or indirectly 100% of all issued and outstanding stock of all classes, except for qualifying shares issued to directors, of Kingsway America and all Subsidiaries of the Canadian Borrower, and a 99% partnership interest in the U.S. Borrower.

Section 8.02 Financial Covenants.

     (1) Funded Debt to Total Capitalization Ratio. The Canadian Borrower at all times shall maintain a ratio of Total Funded Debt to Total Capitalization on a Consolidated basis of not greater than 0.30:1.00, calculated quarterly on the last day of each fiscal quarter of the Canadian Borrower.

     (2) Minimum Tangible Net Worth. The Canadian Borrower shall maintain at all times a Tangible Net Worth on a Consolidated basis of not less than $300,000,000, calculated quarterly on the last day of each fiscal quarter of the Canadian Borrower; provided that minimum Tangible Net Worth on a Consolidated basis shall increase in each fiscal quarter by an amount equal to 50% of Consolidated Net Income during each such quarter plus by an amount equal to 25% of the proceeds of any equity issuance during each such quarter, with no downward adjustment made for net losses.

     (3) Combined Ratio. The Canadian Borrower shall maintain at all times a Combined Ratio on a Consolidated basis of not greater than the greater of (i) 105% and (ii) the Canadian Property and Casualty Industry Average Combined Ratio over four consecutive quarters, calculated on the last day of each fiscal quarter of the Canadian Borrower on a rolling four-quarter basis and in a consistent manner.

     (4) Capital Surplus Ratio. The Canadian Borrower shall maintain at all times a Capital Surplus Ratio on a Consolidated basis of not greater than 2.75:1.00, calculated quarterly on the last day of each fiscal quarter of the Canadian Borrower on a rolling four-quarter basis.

     (5) Interest Coverage Ratio. The Canadian Borrower shall maintain at all times an Interest Coverage Ratio on a Consolidated basis of not less than 3.00:1.00, calculated on the last day of each fiscal quarter of the Canadian Borrower on a rolling four-quarter basis.

Section 8.03 Restrictive Covenants. From the date hereof and until the Outstanding Obligations are paid in full, the Borrowers shall adhere to, and shall cause Kingsway America and the Subsidiaries to adhere to, the following covenants, unless waived in writing by the Majority of the Lenders:

     (1) Not to Amalgamate, etc. Neither Borrower, nor Kingsway America nor any of the Subsidiaries shall enter into any transaction or series of related transactions (whether by way of amalgamation, merger, winding-up, consolidation, reorganization, reconstruction, dissolution, continuance, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, properties, rights or assets would become the property of any Person other than another Borrower, Kingsway America or a Material Subsidiary.

     (2) Indebtedness. Neither Borrower, nor Kingsway America nor any of the Subsidiaries shall create, assume, issue or permit to exist, directly or indirectly, any Indebtedness except for Permitted Indebtedness.

     (3) Negative Pledge. Neither Borrower, nor Kingsway America nor any of the Subsidiaries shall create, assume, incur or suffer to exist any Security Interest in or upon any of their respective undertakings, properties, rights or assets (including, without limitation, insurance policies required pursuant to Section 8.01(19)), other than Permitted Encumbrances.

     (4) No Impairment of Upstreaming. Except to the extent that an Insurance Subsidiary is regulated by an Insurance Regulatory Authority, neither Borrower, nor Kingsway America nor any Subsidiary shall directly or indirectly enter into, assume or be bound by any agreement or instrument that restricts or limits the ability of the Borrowers, Kingsway America or any Subsidiary to make dividend payments or other distribution in respect of its capital stock, to repay indebtedness owed to a Borrower, Kingsway America or any other Subsidiary, to make loans or advances to a Borrower, Kingsway America or any Subsidiary, or to transfer any of its assets or properties to a Borrower, Kingsway America or any Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Loan Documents.

   (5) No Guarantees. Neither Borrower, nor Kingsway America nor any of the Subsidiaries shall be, or become liable, directly or indirectly, contingently or otherwise, for any obligation of any other Person by Guarantee other than:

   (i) the Guaranty Agreement effective January 1, 2001 (the "State and County Guaranty") issued by the Canadian Borrower in favour of State and County Mutual Fire Insurance Company ("State and County") in respect of the liabilities of:

          (A) Kingsway Reinsurance Corporation ("Kingsway Reinsurance") under that certain 100% Quota Share Reinsurance Agreement effective January 1, 2001 (the "State and County Reinsurance Agreement") between Kingsway Reinsurance and State and County, and

          (B) Southern United General Agency of Texas, Inc. ("General Agency") under that certain agreement effective January 1, 2001 (the "State and County General Agency Agreement") whereby State and County appointed General Agency, to the extent provided therein, to act as general agent for State and County,

   (ii) the Guaranty Agreement effective April 1, 2001 (the "State National Guaranty") issued by the Canadian Borrower in favour of State National Insurance Company, Inc. ("State National"), State National Specialty Insurance Company ("State National - Florida") and State and County in respect of the liabilities of:

          (A) Kingsway Reinsurance under that certain 100% Quota Share Reinsurance Agreement effective April 1, 2001 between Kingsway Reinsurance and State and County,

          (B) Lincoln General Insurance Company ("Lincoln General") under that certain 90% Quota Share Reinsurance Agreement effective April 1, 2001 among Lincoln General, State National and State National - Florida,

          (C) Lincoln General under that certain Excess Stop Loss Reinsurance Agreement effective April 1, 2001 among Lincoln General, State National and State National - Florida, and

          (D) Reliant American Insurance Company ("Reliant American") under that certain agreement effective April 1, 2001 (the "Reliant American General Agency Agreement") whereby State National, State National - Florida and State and County appointed Reliant American, to the extent provided therein, to act as general agent for State National, State National - Florida and State and County,

   (iii) the letters of credit that may be obtained, from time to time, by Kingsway Reinsurance Corporation for the benefit of Old American County Mutual Fire Insurance Company ("Old American") to support the liabilities of Kingsway Reinsurance under that certain Quota Share Reinsurance Agreement effective October 5, 2001 between Kingsway Reinsurance and Old American (the "Old American Reinsurance Agreement"),

   (iv) the Indemnity and Hold Harmless Agreement effective October 5, 2001 (the "MSI Indemnity") issued by Kingsway America, on behalf of itself and its affiliated companies, in favour of MSI Insurance Companies ("MSI") in respect of the insurance policies issued in MSI's name on behalf of Kingsway America by West Point Underwriters,

   (v) the Indemnity and Hold Harmless Agreement effective February 1, 2002 issued by the Canadian Borrower in favour of Aegis Security Insurance Company;

   (vi) the letters of credit that may be obtained, from time to time, by the Canadian Borrower for the benefit of MSI to support the liabilities of Kingsway America under the MSI Indemnity Agreement,

   (vii) the guarantee issued or to be issued by the Canadian Borrower in favour of the Insurance Commission of Connecticut in respect of the capital and surplus requirements of Lincoln General,

   (viii) the Guarantee of Kingsway America in respect of the 1999 Facility, and

   (ix)   as otherwise permitted hereunder.

   (6) Restrictions on Subsidiaries and Investments. Neither Borrower, nor Kingsway America nor any of the Subsidiaries shall directly or indirectly acquire or invest in any body corporate or form any Subsidiary or affiliate or invest or make a loan to any Person (other than a Person that is a Subsidiary as at the date of this Agreement) unless no Default shall have occurred and be continuing or would result therefrom and the following conditions are satisfied:

   (i) Neither Borrower, nor Kingsway America nor any of the Subsidiaries shall acquire or attempt to acquire voting control directly or indirectly of the shares of any corporation unless (A) such action is supported or approved by the board of directors of the target corporation and (B) such acquisition does not place a Lender in a position of conflict of interest;

   (ii) Neither Borrower, nor Kingsway America nor any Subsidiary shall make any investment in or enter into a venture which is outside the scope of its core business as at the date of this Agreement other than investments contained in the Canadian Borrower's equity portfolio;

   (iii)  No individual acquisition or investment shall exceed U.S.
          $50,000,000;

   (iv) Acquisitions and investments shall not exceed U.S. $125,000,000 in the aggregate in any Financial Year, provided that if acquisitions in any Financial Year total less than U.S. $125,000,000 in the aggregate the Borrowers shall be entitled to carry forward 50% of the amount not so expended to the immediately following Financial Year;

   (v) Prior to completion of the contemplated acquisition or investment, the Borrowers shall provide pro forma financial statements and a compliance certificate demonstrating compliance with the financial covenants set out in Section 8.02 certified by a senior officer of the Canadian Borrower, without personal liability, confirming that the Borrowers will not be in breach of covenants as a result of the contemplated investment or acquisition.

     (7) Material Contracts. Neither Borrower, nor Kingsway America nor any of the Subsidiaries shall cancel or terminate any material contract or amend or otherwise modify any material contract, or waive any default or breach under any material contract, or take any other action in connection with any material contract that could reasonably be expected to have a Material Adverse Effect. By way of example and not in limitation of the foregoing, the Borrowers will not consent to or enter into any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, (a) any documents relating to preferred stock issued by the Canadian Borrower, (b) documents relating to any warrant or option granted by the Canadian Borrower if the effect of such amendment, supplement or other modification is to impose or increase any monetary obligation on any Borrower, (c) any constating documents of either Borrower other than any such amendment, supplement or other modification which is immaterial or which could not reasonably be expected to have in a Material Adverse Effect.

     (8) No Speculative Transactions. Neither Borrower, nor Kingsway America nor any of the Subsidiaries shall engage in any speculative transaction or any transaction involving commodity options, futures contracts or interest rate or currency hedging (other than currency and interest rate hedging in the ordinary course of business consistent with prudent business management).

     (9) Margin Stock. Neither Borrower, nor Kingsway America nor any of the Subsidiaries shall use the proceeds of any Borrowing for the purpose of purchasing or acquiring any stock on margin.

     (10) Carry on Business. Neither the Borrower nor Kingsway America nor any of the Subsidiaries will carry on any business other than the Lines of Business.

     (11) Margin Calls. Neither Borrower, nor Kingsway America nor any of the Subsidiaries shall use the proceeds of any Borrowing to satisfy a margin call.

     (12) Announcements. Neither Borrower, nor Kingsway America nor any of the Subsidiaries shall make or permit to be made by or on behalf of itself any press release or other public announcement which mentions an Agent or a Lender without such Agent's and such Lender's prior written consent and approval of such press release or public announcement, which approval shall not be unreasonably withheld or delayed, except as required by Applicable Law.

     (13) Transactions with Directors, etc. Neither Borrower nor Kingsway America nor any of the Subsidiaries shall enter into any transaction, agreement or arrangement with any director, officer, shareholder or any member of the immediate family of any director, officer or shareholder, except in the ordinary course of business and on terms no more beneficial than would be offered to arms-length Persons.

     (14) Restricted Payments, etc.

     (a) The Borrowers will not, and will not permit or cause Kingsway America, any of the Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its capital stock or any warrants, rights or options to acquire its capital stock, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire its capital stock, or set aside funds for any of the foregoing, except that:

         (i) the Canadian Borrower may declare and make dividend payments or other distributions to holders of its common stock, in cash or in shares of its common stock, and may purchase, redeem, retire or otherwise acquire shares of its capital stock, in cash or in kind, in each case provided that, immediately after giving effect thereto, no Default or Event of Default would exist; and

         (ii) each wholly owned Subsidiary (except the U.S. Borrower) of the Canadian Borrower may declare and make dividend payments or other distributions to the U.S. Borrower or another wholly owned Subsidiary of the Canadian Borrower, to the extent not prohibited under Applicable Law, provided that, immediately after giving effect thereto, no Default or Event of Default would exist; and

         (iii) the U.S. Borrower may make distributions to its partners from available cash (provided that the U.S. Borrower maintains its status as a "partnership" for Canadian tax purposes), in an aggregate amount not exceeding the tax liability of such partners actually due and owing and that is attributable to their ownership interests in the U.S. Borrower for each Financial Year, so long as (A) a certificate reasonably satisfactory to the Administrative Agent certified by a senior officer of the Canadian Borrower, without personal liability, is delivered to the Agent at least five Business Days prior to the payment of any such distributions demonstrating in reasonable detail such officer's good faith reasonable estimated tax liabilities of such partners attributable to their ownership interests in the U.S. Borrower for the related Financial Year for which the proposed distributions is required and (B) a certificate of KPMG LLP (or other independent public accountants of nationally recognized standing), reasonably satisfactory in form and substance to the Agent, is delivered within 90 days after the end of each Financial Year for each Financial Year relating to all such distributions within such Financial Year, concurrently with the reports required to be delivered pursuant to Section 8.01(7) and (9), to the Administrative Agent, setting forth in detail the calculation of such amounts; provided, however, that if any such certificate demonstrates a lower tax liability that that which was anticipated and upon which distributions were paid to such partners, any future payment of distributions hereunder shall be decreased in an amount equal to the excess amount paid in respect of taxes during the prior Financial Year;

     (b) The Borrowers will not, and will not permit or cause Kingsway America, any of the Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on any Subordinated Indebtedness, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Subordinated Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes.

     (15) Disposition of Assets. Neither Borrower, nor Kingsway America nor any Subsidiary will, during the term of this Agreement, sell, assign, transfer, convey, lease (as lessor), contribute or otherwise dispose of, or grant options, warrants or other rights with respect to, any of their properties or assets, having a value in excess of U.S. $20,000,000 in the aggregate except for dispositions in the ordinary course of business of equities held in the Canadian Borrower's equity portfolio.

     (16) Capital Expenditures. Neither Borrower, nor Kingsway America nor any Subsidiary shall incur Capital Expenditures in any Financial Year in excess of U.S. $5,000,000 in the aggregate, exclusive of Permitted Acquisitions.

     (17) Currency and Interest Rate Speculation. Neither Borrower, nor Kingsway America nor any of the Subsidiaries shall engage in currency trading or convert loans from one currency to another for speculative reasons, or engage in interest rate hedging transactions for speculative reasons.

                                  ARTICLE NINE

                                EVENTS OF DEFAULT

Section 9.01 Events of Default. Notwithstanding anything to the contrary herein,

     (a) the right of a Borrower to obtain a further Borrowing shall cease and the Lenders shall have no obligation to honour any cheques or other orders for payment, and

     (b) the Outstanding Obligations shall become immediately due and payable to the Administrative Agent (on behalf of the Lenders) and the Lenders may without notice to the Borrowers apply any amounts outstanding to the credit of the Borrowers to repayment of the Outstanding Obligations, provided that, in the case of other than Sections 9.01(8), (11), (12) and (14) (which are automatic Events of Default), the prior consent or direction of the Majority of the Lenders has been obtained by the Administrative Agent, upon the occurrence of any of the following events:

     (1) Failure to Pay Principal or Interest - if a Borrower fails to make punctual payment when due of any principal amount or interest payable hereunder;

     (2) Failure to Pay Other Amounts - if a Borrower fails to make punctual payment when due of any amount payable hereunder other than principal or interest and if such payment is not made within 10 Business Days of the day on which such payment is due;

     (3) False Representations, Etc. - if any representation or warranty made or given herein, in any other Loan Document, in any certificate delivered pursuant hereto, or in any financial statements delivered pursuant hereto or thereto, as applicable, is false or erroneous in any material respect;

     (4) Cross-Default - if a Borrower, Kingsway America or any Subsidiary defaults in its obligations to any Person in respect of any Indebtedness in the principal amount of U.S. $5,000,000 or greater or under any agreement relating to any such Indebtedness and such default has not been waived within the applicable cure period;

     (5) Default in Certain Covenants - if there is any default or failure in the observance or performance of any covenant contained in Section 8.02;

     (6) Default in Other Covenants - if, other than in respect of covenants contained in Section 8.02, or any covenant to pay, there is any default or failure in the observance or performance of any other act hereby, or pursuant to any other Loan Document, required to be done or any other covenant or condition hereby, or pursuant to any other Loan Document, required to be observed or performed, and the default or failure continues for 15 Business Days after notice by the Agent to either Borrower, Kingsway America or any Subsidiary, as applicable, specifying such default or failure;

     (7) Change in Ownership or Control - if (i) any Person acquires Voting Control of the Canadian Borrower following the Closing Date, (ii) the Canadian Borrower ceases to (a) be a general partner of the U.S. Borrower or (b) own directly or indirectly 100% of the issued and outstanding voting shares in the capital stock of Kingsway America or any Subsidiary, (iii) the Canadian Borrower and Metro Claim Services Inc. cease to be the sole partners of the U.S. Borrower, (iv) the Canadian Borrower ceases to be a public company or ceases to be widely held, or (v) the U.S. Borrower is dissolved;

     (8) Insolvency - if a Borrower, Kingsway America or any Material Subsidiary is unable to pay debts as such debts become due, or is, or is adjudged or declared to be, or admits to being, bankrupt or insolvent;

     (9) ERISA Prohibited Transactions - (i) if any Person engages in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) if any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a Borrower, Kingsway America or any Subsidiary in favour of the PBGC or a Plan, (iii) if a reportable event shall occur with respect to, or proceedings shall commence to have a trustee appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title

IV of ERISA, (iv) if any Single Employer Plan shall terminate for purposes of Title IV of ERISA; (v) if a Borrower, Kingsway America or any Subsidiary shall, or in the reasonable opinion of the Administrative Agent is likely to, incur any liability in connection with a withdrawal from, or the insolvency or Reorganization of, a Multiemployer Plan or (vi) if any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

     (10) Pension Liability - with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and a Majority of the Lenders shall have determined that such event reasonably could be expected to result in liability of a Borrower, Kingsway America or any Subsidiary to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have institituted proceedings to terminate such Guaranteed Pension Plan.

     (11) Voluntary Proceedings - if a Borrower, Kingsway America or any Subsidiary makes a general assignment for the benefit of creditors; or any proceeding or filing is instituted or made by a Borrower, Kingsway America or any Subsidiary seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any similar law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties or assets; or a Borrower, Kingsway America or any Subsidiary takes any corporate action to authorize any of the actions set forth in this Section 9.01(11);

     (12) Involuntary Proceedings - if any notice of intention is filed or any proceeding or filing is instituted or made against a Borrower, Kingsway America or any Subsidiary in any jurisdiction seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties or assets or seeking possession, foreclosure or retention, or sale or other disposition of, or other proceedings to enforce security over, all or a substantial part of the assets of a Borrower, Kingsway America or any Subsidiary unless the same is being contested actively and diligently in good faith by appropriate and timely proceedings and is dismissed, vacated or stayed within 30 days of institution thereof;

     (13) Adverse Judgments - if one or more final judgments for the payment of money aggregating in excess of U.S. $5,000,000 (whether or not covered by insurance) shall be rendered against a Borrower, Kingsway America or any Subsidiary and such Borrower, Kingsway America or such Subsidiary shall fail to discharge the same within thirty (30) days from the date of notice of entry thereof.

     (14) Receiver, etc. - if a receiver, liquidator, trustee, sequestrator or other officer with like powers is appointed with respect to, or an encumbrancer pursuant to a Security Interest or otherwise takes possession of, or forecloses or retains, or sells or otherwise disposes of, or otherwise proceeds to enforce security over any of the properties or assets of either Borrower, Kingsway America or any Material Subsidiary or gives notice of its intention to do so;

     (15) Execution, Distress - if any writ, attachment, execution, sequestration, extent, distress or any other similar process in an amount not greater than U.S. $5,000,000 in the aggregate becomes enforceable against either Borrower, Kingsway America or any Subsidiary or if a distress or any analogous process is levied against any of the properties or assets of either Borrower, Kingsway America or any

Material Subsidiary, except where the same is being contested actively and diligently in good faith by appropriate and timely proceedings and the enforcement or levy has been stayed;

     (16) Suspension of Business - if a Borrower, Kingsway America or any Material Subsidiary suspends or ceases or threatens to suspend or cease its business;

     (17) Sale - if a Borrower, Kingsway America or any Material Subsidiary sells or otherwise disposes of, or threatens to sell or otherwise dispose of, all or a substantial part of its undertaking and property and assets whether in one transaction or a series of related transactions save as permitted in this Agreement;

     (18) Regulatory Action - if any action is taken by any regulatory body with authority over a Borrower, Kingsway America or any Material Subsidiary to materially limit the business activities of a Borrower, Kingsway America or any such Material Subsidiary.

     (19) Impairment of Kingsway America Guarantee, etc. - if any Loan Document including, without limitation, the Kingsway America Guarantee shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any obligated party thereto or any Borrower or any other party obligated under any Loan Document shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

Section 9.02 Lenders May Waive. The Majority of the Lenders may at any time waive any Default or Event of Default which may have occurred, provided that no such waiver shall extend to or be taken in any manner whatsoever to affect any subsequent Default or Event of Default or the rights or remedies resulting therefrom. No such waiver shall be effective unless given by the Administrative Agent in writing with the consent of the Majority of the Lenders.

Section 9.03 Remedies are Cumulative. For greater certainty, the rights and remedies of the Lenders and the Agents under this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law; and any single or partial exercise by the Lenders or the Agents of any right or remedy for a Default or Event of Default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy to which the Lenders or the Agents may be lawfully entitled for the same default or breach, and any waiver by the Lenders or the Agents of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained and any indulgence granted by the Lenders or the Agents shall be deemed not to be a waiver of that or any subsequent default.

Section 9.04 Set-Off. Each of the Lenders shall be entitled at any time or from time to time after demand or the occurrence of an Event of Default which is continuing, without notice to set-off, consolidate and to apply any or all deposits and any other indebtedness at any time held by or owing by such Lender to either Borrower against and on account of the debts, liabilities or obligations of the Borrowers to such Lender, whether or not due and payable and whether or not such Lender has made demand therefor.

Section 9.05 Cash Collateral Accounts. Following demand or upon the occurrence of an Event of Default which is continuing and in addition to any other rights or remedies of the Agents and the Lenders hereunder, the Administrative Agent as and by way of collateral security shall be entitled to deposit and retain in an account to be maintained by the Administrative Agent on behalf of the Lenders (bearing interest at the rates of the Administrative Agent as may be applicable in respect of other deposits of similar amounts for similar terms) amounts which are received by the Administrative Agent from either Borrower hereunder to the extent such amounts may be required to satisfy any Outstanding Obligations.

                                                                         Page 48
                                   ARTICLE TEN

                                     GENERAL

Section 10.01 Redistribution of Payments. If at any time the proportion which any Lender has received or recovered in respect of its portion of any payment to be made under this Agreement by the Borrowers for the account of such Lender or one or more other Lenders including any moneys and/or property obtained by such Lender in the exercise of any right of set-off, counterclaim or similar right of such Lender is greater than its Rateable Portion, then appropriate transfers shall be made among the Lenders through the Administrative Agent, so as to ensure that each Lender receives its Rateable Portion of such payments.

Section 10.02 Enforcement. Each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder, including, without limitation, any demand or declaration of a Default or an Event of Default hereunder but that such action shall be taken only by the Administrative Agent with the prior written agreement of the Majority of the Lenders. Each of the Lenders further covenants and agrees that upon any such written agreement by the Majority of the Lenders, it shall cooperate fully to the extent requested by the Administrative Agent or the Majority of the Lenders. Each of the Lenders further covenants and agrees that all amounts received following Default or an Event of Default on account of the Outstanding Obligations, are held for the benefit of all Lenders and shall be shared among the Lenders rateably according to their Rateable Portions and that all costs of such realization, to the extent not reimbursed, shall be shared among the Lenders rateably in accordance with their Rateable Portions. Each of the Lenders covenant and agree not to seek, accept or take security from any Person in respect of the Outstanding Obligations, or any portion thereof other than the Security.

Section 10.03 Readjustment of Obligations Among Lenders.

(a) If upon expiry of the Credit Facilities or, if sooner upon demand or the occurrence of an Event of Default, the Lenders shall not recover the Outstanding Obligations in full (the amount by which the recovered amount falls short of the entire amount of the Outstanding Obligations hereinafter called the "Shortfall"), the Shortfall shall be shared by the Lenders rateably in accordance with their respective Rateable Portions, and appropriate transfers and adjustments shall be made such that the Shortfall is shared, as nearly as may be practicable, in accordance with the respective Rateable Portions. Such adjustments and transfers shall be accomplished through the Administrative Agent and in a manner satisfactory to the Lenders concerned, acting reasonably.

(b) Upon a permanent prepayment of a portion of the Canadian Facility pursuant to Section 4.03, the Canadian Commitment of each Canadian Lender shall be reduced rateably such that the Canadian Rateable Portion of each Canadian Lender following such prepayment is equal to its Canadian Rateable Portion immediately prior to such prepayment and the Total Commitment shall be reduced in an amount equal to the prepayment.

(c)  Upon a permanent prepayment of a portion of the U.S. Facility pursuant to
     Section 4.03, the U.S. Commitment of each U.S. Lender shall be reduced rateably such that the U.S. Rateable Portion of each U.S. Lender following such prepayment is equal to its U.S. Rateable Portion immediately prior to such prepayment and the Total Commitment shall be reduced in an amount equal to the prepayment.

Section 10.04 Notices. Any notice, request or other communication hereunder to any of the parties hereto shall be in writing and be well and sufficiently given if delivered personally or sent by prepaid registered mail to its address or by telecopier to the number and to the attention of the person set forth below:

          (a)  In the case of the Borrowers or Kingsway America:
               c/o Kingsway Financial Services Inc.
               5310 Explorer Drive
               Mississauga, Ontario
               L4W 5H8

               Attention: Shaun Jackson
               Telecopier No.: (905) 629-5008


          (b)  with a copy to the U.S. Borrower:
               c/o Kingsway America
               1515 Woodfield Road
               Suite 820
               Schaumburg, Illinois   60172
               Attention: James R. Zuhlke
               Telecopier No.: (847) 619-5275


          (c) In the case of the Administrative Agent and the Lenders: c/o Canadian Imperial Bank of Commerce
               BCE Place, P.O. Box 500
               161 Bay Street, 8th Floor
               Toronto, Ontario M5J 2S8

               Attention: Manager of Administration
               Telecopier No.: (416) 956-3830


Any such notice shall be deemed to be given and received, if delivered, when delivered, and if mailed, on the third Business Day following the date on which it was mailed, unless an interruption of postal services occurs or is continuing on or within the three Business Days after the date of mailing in which case the notice shall be deemed to have been received on the third Business Day after postal service resumes and if sent by telecopier on the next Business Day after the day on which the telecopy is sent. Either party may by notice to the other, given as aforesaid, designate a changed address or telecopier number.

Section 10.05 Performance of Covenants by the Lenders. If any of the covenants or obligations contained herein or in any Loan Document shall not be performed by a Borrower, Kingsway America or a Subsidiary, the Administrative Agent or Lenders upon reasonable notice to the Borrowers may perform such covenant or obligation and, if in so doing the Administrative Agent or any Lender spends money or incurs liability, the amount of money so spent or liability incurred shall be treated as a U.S. Base Rate Loan advanced to the Borrowers.

Section 10.06 Indemnity. In addition to any other indemnity provided for herein, the Borrowers hereby jointly and severally indemnify the Agents and the Lenders on demand against any loss (other than loss of profit), expense or liability which the Agents or any Lender may sustain or incur as a consequence of the action or inaction of a Borrower, Kingsway America or any Subsidiary in connection with:

          (a) any default in payment of the principal amount of any Borrowing or any part thereof or interest accrued thereon, as and when due and payable;

          (b) the repayment or prepayment of any LIBOR Loan prior to the last day of its term;

          (c) any failure to fulfill on or before any Borrowing Date the conditions precedent to any Borrowing as provided for in this Agreement, if as a result of such failure such Borrowing is not made on such date;

          (d)  the occurrence of any Default or Event of Default;

          (e) any misrepresentation made by a Borrower or Kingsway America herein or in any instrument in writing delivered to the Agents or any Lender in connection with this Agreement;

          (f) the costs of enforcement of the rights of the Agents and the Lenders under this Agreement and the Loan Documents; and

          (g) any determination that a Lender or an Agent is a partner or a joint venturer with any Borrower,

including but not limited to any loss or expense sustained or incurred in liquidating or redeploying deposits or other funds contracted for or acquired or used to effect or maintain such Borrowing or part thereof.

Section 10.07 The Canadian Borrower Liability for the U.S. Borrower Obligations; Waivers, etc. In addition to, and not in limitation of, any direct liability of the Canadian Borrower arising hereunder (including, without limitation, in respect of any and all Outstanding Obligations of the Canadian Borrower), the Canadian Borrower, by virtue of its status as general partner of the U.S. Borrower, hereby expressly affirms, acknowledges and agrees for the benefit of the Administrative Agent and the Lenders that it is liable ("Partnership Liability") for all indebtedness and other obligations of the U.S. Borrower (including, without limitation, in respect of any and all Outstanding Obligations of the U.S. Borrower) under the Delaware Revised Partnership Act, 6 Del. C. Sections 15-1.01 - 1210, as the same may be amended or otherwise modified from time to time, and in connection with such Partnership Liability hereby expressly waives (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Outstanding Obligations, (b) any requirement that the Administrative Agent or any Lender exhaust any right or take any action against the U.S. Borrower or any other Person (including any guarantor) or entity or any collateral, if any, securing the Outstanding Obligations and (c) any requirement of marshaling. In furtherance of (and without limiting) the foregoing, the Canadian Borrower acknowledges and agrees that its Partnership Liability shall exist in full force and effect regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any Outstanding Obligations of the U.S. Borrower or the rights of the Administrative Agent or any of the Lenders with respect thereto. Moreover, the Canadian Borrower's Partnership Liability shall be absolute, unconditional and irrevocable irrespective of (a) any lack of validity, legality or enforceability of this Agreement, any Loan Document or any other agreement or instrument relating to any thereof as to any Outstanding Obligations of the U.S. Borrower;
(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Outstanding Obligations of the U.S. Borrower, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from this Agreement or any Loan Document; (c) any addition, exchange, release or non-perfection of collateral, if any, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Outstanding Obligations of the U.S. Borrower; (d) the failure of the Administrative Agent or any Lender (i) to assert any claim or demand or to enforce any right or remedy against the U.S. Borrower or any other Person (including any guarantor) under the provisions of this Agreement, any Loan Document or otherwise, or (ii) to exercise any right or remedy against any guarantor of, or collateral (if any) securing, any of the Outstanding Obligations of the U.S. Borrower; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms hereof or any Loan Document; (f) any defense, set-off or counterclaim which may at any time be available to or be asserted by the U.S. Borrower against the Administrative Agent or any Lender; (g) any limitation, impairment or termination of the Outstanding Obligations of the U.S. Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Canadian Borrower hereby expressly waives any right to or claim of) any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Outstanding Obligations of the U.S. Borrower or otherwise; or (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the U.S. Borrower, any surety or any guarantor.

Section 10.08 No Set-Off or Counterclaim. The obligations of the Borrowers and of Kingsway America to make payments hereunder and under the Loan Documents shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set-off, compensation, counterclaim, recoupment, defence or other right which a Borrower or Kingsway America may have against the Agents or any of the Lenders.

Section 10.09 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.10 Time of Essence. Time shall, in all respects, be of the essence of this Agreement.

Section 10.11 Assignment. No Borrower may assign this Agreement or any part hereof without the prior written consent of the Administrative Agent and each of the Lenders. Subject to Section 10.18, a Lender shall be entitled to assign this Agreement with the consent of the Administrative Agent not to be unreasonably withheld.

Section 10.12 Entire Agreement. This Agreement, together with any other instrument contemplated hereby, constitutes the entire agreement between the parties with respect to the matters covered hereby and supersedes any other prior agreements or representations.

Section 10.13 Amendments. No amendment, modification or waiver of any provision of this Agreement or consent by the Lenders to any departure from any provision of this Agreement is in any way effective unless it is in writing and signed by the Borrowers, in respect of an amendment or modification, and the Majority of the Lenders, in which event the amendment, modification, waiver or consent is effective only in the specific instance and for the specific purpose for which it is given.

Section 10.14 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract and the parties hereby submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

Section 10.15 Forum Selection and Consent to Jurisdiction. Any litigation based hereon, or arising out of, under, or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Administrative Agent, the Lenders or either Borrower shall be brought and maintained exclusively in either the Courts of Ontario, Canada, the Courts of the State of Illinois or in the United States District Court for the Northern District of Illinois. Each Borrower hereby expressly and irrevocably submits to the jurisdiction of the Courts of Ontario, Canada, the Courts of the State of Illinois and of the United States District Court for the Northern District of Illinois for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation subject to any rights of appeal. Each Borrower further irrevocably consents to service of process by a nationally recognized overnight delivery service, or by personal service within or without the State of Illinois. Each Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such Court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that either Borrower has or hereafter may acquire any immunity from jurisdiction of any Court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, each Borrower hereby, to the fullest extent permitted by Applicable Law, irrevocably waives such immunity in respect of its obligations under this Agreement and each other Loan Document.

Section 10.16 Waiver of Jury Trial, etc. The Agents, the Lenders and each Borrower hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Agent, the Lenders or the Borrowers. Each Borrower acknowledges and agrees that it has received full and sufficient consideration for this provision (and each other provision of each other Loan Document to which it is a party) and that this provision is a material inducement for the Agents and the Lenders entering into this Agreement and each such other Loan Document. In no event shall any Lender or any Agent be liable for any consequential damages which may be alleged in connection herewith or the transactions contemplated hereby.

Section 10.17 Conflict. In the event that there is any conflict between the provisions contained in this Agreement and the provisions contained in any document delivered pursuant hereto or in connection herewith, the provisions of this Agreement shall have priority over and shall override the provisions contained in the other document.

Section 10.18 Loan Syndication. With the prior written consent of the Borrowers, not to be unreasonably withheld, each Lender shall have the right to sell, assign, transfer or grant a participation in its Commitment, in an amount of not less than Cdn $5,000,000 or, if less, the full amount of such Lender's Commitment in whole or in part, to one or more Persons (the "Participants"). After the occurrence of an Event of Default, as applicable, any Lender shall be entitled to undertake any such sale, assignment, transfer or grant of a participation without notice to, or the consent of, either Borrower or Kingsway America. Notwithstanding the foregoing, any Lender may sell, assign, transfer or grant a participation in its Commitment to any other Lender or to an Affiliate of any Lender and without the consent of the Borrowers. For the purpose of selling, assigning, transferring or granting a participation in its Commitment, a Lender may disclose, on a confidential basis, to a potential Participant such information concerning the Borrowers, Kingsway America and the Subsidiaries as such Lender considers appropriate, including information subject to any duty of confidentiality by such Lender to the Borrowers, Kingsway America or any Subsidiary. The Borrowers agree to execute and deliver and to cause Kingsway America to execute and deliver such further documentation and take such further action as the Administrative Agent or any Lender considers necessary or advisable to give effect to such sale, assignment, transfer or grant of participation. In the case of sale, assignment, transfer or granting of a participation, and upon payment by the Participant to the Administrative Agent of an administrative fee in the amount of U.S. $2,500, for the Administrative Agent's own account and not for the account of the Lenders, the Participant shall have, to the extent of such sale, assignment, transfer or grant of participation, the same rights and obligations as it would have if it were a Lender on the Closing Date and as such had executed this Agreement as required, and from the date of delivery of the notice of participation and undertaking described in Section 10.19, the Participant shall be a Lender hereunder. The selling, assigning, transferring or granting Lender (the "Outgoing Lender") shall be relieved, to the extent of the sale, assignment, transfer or grant of participation, of its obligations hereunder with respect to its Commitment. The Borrowers hereby acknowledge and agree that any sale, assignment, transfer or granting of a participation will give rise to a direct obligation of the Borrowers to the Participant. Notwithstanding the foregoing, it is understood and agreed by each Borrower that the rights of any Outgoing Lender with respect to a Borrowing shall be transferred to the applicable Participant pursuant to the terms of this Section 10.18 and such Borrowing continues to be outstanding at all times without novation.

Section 10.19 Assignment and Acceptance. A sale, assignment, transfer or grant of participation pursuant to Section 10.18 shall be effective upon the Borrowers and each other Lender having received an assignment and acceptance substantially in the form of Schedule "L" and the Administrative Agent receiving the fee from the Participant in the amount of U.S. $2,500. Upon any such sale, assignment, transfer or grant of participation becoming effective, Schedule "A" to this Agreement shall be automatically amended to reflect the amended Commitments resulting from such sale, transfer, assignment or grant of participation without further notice or other requirement.

Section 10.20 Judgment Currency. The obligations of the Borrowers pursuant to this Agreement to make payments in a specific currency (the "Contractual Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent to which such tender or recovery shall result in the effective receipt by the Lenders and the Administrative Agent of the full amount of the Contractual Currency payable or expressed to be payable under this Agreement and accordingly the obligations of the Borrowers shall be enforceable as an alternative or additional cause of action for the purpose of recovering the other currency of the amount (if any) by which such effective receipt shall fall short of the Contractual Currency payable or expressed to be payable under this Agreement and shall not be effected by judgment being offered for any other sum due under this Agreement.

Section 10.21 Successors and Assigns. This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns.

Section 10.22 Survival. The obligations of the Borrowers under Sections 4.06, 5.05, 5.06 and 10.06 shall in each case survive any termination of this Agreement, the payment in full of the Outstanding Obligations and the termination of the Commitments, except to the extent otherwise expressly provided thereto.

Section 10.23 Non-U.S. Lenders. Each U.S. Lender that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) will submit to the U.S. Borrower and the Administrative Agent on or before the Closing Date (or, in the case of a Person that becomes a U.S. Lender after the Closing Date by assignment promptly upon such assignment) two duly completed and signed copies of either (i) Form 1001 of the United States Internal Revenue Service entitling such U.S. Lender to a complete exemption from withholding on all amounts to be received by such U.S. Lender pursuant to this Agreement or (ii) Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such U.S. Lender pursuant to this Agreement. Each such U.S. Lender will, from time to time after submitting either such form, submit to the U.S. Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other such forms (or such successor forms or other documents as will be adopted from time to time by the relevant United States taxing authorities) as may be (i) reasonably requested in writing by the U.S. Borrower or the Administrative Agent and (ii) appropriate under then current United States law or regulations to avoid United States withholding taxes on payments in respect of any amounts to be received by such U.S. Lender pursuant to this Agreement. Upon the reasonable request of the U.S. Borrower or the Administrative Agent, each Lender that has not provided the forms or other documents, as provided above, on the basis of being a "United States person" will submit to the U.S. Borrower and the Administrative Agent a certificate to the effect that it is such a "United States person".

        If any U.S. Lender which is not a "United States person" determines that it is unable to submit to the U.S. Borrower and the Administrative Agent any form or certificate that such U.S. Lender is requested to submit pursuant to the preceding paragraph, or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted has otherwise become ineffective or inaccurate, such U.S. Lender will promptly notify the U.S. Borrower and the Administrative Agent of such fact.

                                 ARTICLE ELEVEN

                                   THE AGENTS

Section 11.01 Appointment and Authorization.

(1) Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any assignee or transferee of any of its interests herein to appoint and authorize, each of the Agents to be its agent and its attorney in its name and on its behalf, to take such actions and to exercise such powers hereunder as are delegated to the Agents by the terms hereof, together with such powers as are reasonably incidental thereto. No Agent nor any of their directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or in connection herewith, except for their own gross negligence or wilful misconduct.

(2) The Agents shall have no duties or obligations other than as expressed herein, and, without limitation, the Agents do not undertake, and the Lenders relieve the Agents from, any implied duties, (including fiduciary duties) and there shall not be construed against the Agents any implied covenants or terms.

Section 11.02 Interest Holders. The Agents may treat each Lender or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in respect of this Agreement, until written notice of a sale, assignment, transfer or grant pursuant to Section 10.18, signed by such Lender (or the person designated in the last notice filed with the Agent) and the Person designated in such written notice has been filed with the Administrative Agent.

Section 11.03 Documents. The Agents are not, and shall not be, under any duty to examine, enquire into or pass upon the validity, effectiveness or genuineness of any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Agents are entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

Section 11.04 Agent and Affiliates. With respect to its Commitment and the advances made by it as a Lender hereunder, the Agents have the same rights and powers hereunder as any other Lender and may exercise the same as though they were not the Agents, and the Agents and their Affiliates and subsidiaries may accept deposits from, lend money to and generally engage in any kind of business with any Borrower and its Affiliates and subsidiaries and Persons doing business with the Borrowers and/or any of its Affiliates and/or subsidiaries as if it were not the Agent and without any obligation to account therefor.

Section 11.05 Responsibility of Agents. The duties and obligations of the Agents hereunder are only those expressly set forth herein or therein. The Administrative Agent has no duty to investigate whether a Default or an Event of Default has occurred. The Administrative Agent is entitled to assume that no Default or Event of Default has occurred and is continuing, unless the Administrative Agent has actual knowledge or has been notified in writing by a Borrower of such fact or has been notified in writing by a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing, such notification to specify in detail the nature thereof.

Section 11.06 Action by Administrative Agent.

(a) The Administrative Agent is entitled to use its discretion with respect to:

     (i) exercising or refraining from exercising any rights which may be vested in it by this Agreement or the Kingsway America Guarantee, and

     (ii) taking or refraining from taking any action or acts which it may be able to take under or in respect of this Agreement or the Kingsway America Guarantee, unless the Administrative Agent has been instructed by the Majority of the Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such actions; provided, however, that the Administrative Agent may not exercise any rights under this Agreement or the Kingsway America Guarantee or commence any action for the collection of amounts owing hereunder without the request of the Majority of the Lenders. Upon receiving the indemnities required hereunder, the Administrative Agent shall, at the request of the Majority of the Lenders, exercise any or all such rights and/or commence such action. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct;

     (b) the Agents shall in all cases be fully protected in acting or refraining from acting under this Agreement and the Kingsway America Guarantee in accordance with the instructions of the Majority of the Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

Section 11.07 Notice of Events of Default. If the Administrative Agent acquires actual knowledge or is notified in writing of any Default or Event of Default, the Administrative Agent shall promptly notify the Lenders and shall take such action and assert such rights under this Agreement and the Kingsway America Guarantee as the Majority of the Lenders shall request in writing, and the Administrative Agent is not subject to any liability by reason of its acting pursuant to any such request. If the Majority of the Lenders fail, for ten (10) Business Days after receipt of the notice of any Default or Event of Default, to request the Administrative Agent to take action or to assert rights under this Agreement in respect of such Default or Event of Default, the Administrative Agent may, but shall not be required to, subject to subsequent specific instructions from the Majority of the Lenders, take such action or assert such rights as it deems in its discretion advisable for the protection of the interests of the Lenders except that, if the Majority of the Lenders have instructed the Administrative Agent not to take such action or assert such rights, in no event shall the Administrative Agent act contrary to such instructions.

Section 11.08 Responsibility Disclaimed. The Agents shall be under no liability or responsibility whatsoever as Agents:

(a) to the Borrowers, Kingsway America or any other Person as a consequence of any failure or delay in the performance by, or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

(b) to any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, any Borrower, Kingsway America of any of their respective obligations hereunder or under the Kingsway America Guarantee; or

(c)  to any Lender or Lenders for

     (i) any statements, representations or warranties in this Agreement or the Kingsway America Guarantee or in any other information provided pursuant to this Agreement or the Kingsway America Guarantee;

     (ii) the accuracy or completeness of the data made available to the Lenders in connection with the negotiation of this Agreement or the Kingsway America Guarantee; or

     (iii) the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Kingsway America Guarantee or any instrument or document furnished pursuant hereto or thereto.

Section 11.09 Indemnification. The Lenders agree to indemnify the Agents (to the extent not reimbursed by the Borrowers) pro rata according to their Rateable Portion of the Credit Facilities from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent in any way relating to or arising out of its actions as Agent relating to this Agreement, the Kingsway America Guarantee or any other document contemplated hereby, except that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent.

Section 11.10 Credit Decision. Each Lender represents and warrants to the Agents that:

(a) in making its decision to enter into this Agreement and to make its Commitment available to the Borrowers, it is independently taking whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrowers and that it has made an independent credit judgment without reliance upon any information furnished by the Agents; and

(b) so long as any portion of the Credit Facilities is being utilized by either Borrower, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrowers.

Section 11.11 Successor Agents. Subject to the appointment and acceptance of a successor Agent as provided below, (i) an Agent may resign by giving ten (10) Business Days prior written notice to the Lenders, or (ii) a Majority of the Lenders may terminate an Agent, at any time by giving 30 days written notice thereof to the Lenders, the Borrowers and the Agents, as applicable. Upon any such resignation or termination, the Majority of the Lenders and the Borrowers shall have the right to appoint a successor Agent who shall be one of the Lenders. If no successor Agent shall have been so appointed and shall have accepted such appointment by the time of such resignation or termination, then the retiring or terminated Agent may, on behalf of the Lenders appoint a successor Agent from among the Lenders; the Borrowers hereby approving each of the Lenders as a successor agent for purposes of this Section 11.11. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or termination hereunder as Agent, the provisions of this Article Eleven shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

Section 11.12 Delegation by Agents. With the prior approval of the Majority of the Lenders, such approval not to be unreasonably withheld, the Agents shall have the right to delegate any of their duties or obligations hereunder or under any of the other Loan Documents as Agent to any Affiliate of such Agent so long as such Agent shall not thereby by relieved of such duties or obligations.

Section 11.13 Determinations by Agents. Any determination to be made by an Agent under this Agreement shall be made by such Agent in good faith and, if required hereby, acting reasonably, and, if so made, shall be prima facie evidence of the matters so determined, absent manifest error.

Section 11.14 Reliance Upon Agents. The Borrowers shall be entitled to rely upon any certificate, notice or other document or other advice, statement or instrument provided to it by the Administrative Agent pursuant to this Agreement, and the Borrowers shall generally be entitled to deal with the Administrative Agent with respect to matters under this Agreement with which the Administrative Agent is authorized to deal (whether alone or on behalf of the Lenders or the Majority of the Lenders) without any obligation whatsoever to satisfy itself as to the authority of the Administrative Agent to act on behalf of the Lenders or the Majority of the Lenders, as the case may be and without any liability whatsoever to the Lenders for relying upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Agent, notwithstanding any lack of authority of the Administrative Agent to provide the same.

Section 11.15 Payment Protection. Unless upon the date of receipt by a Lender of any notice of Borrowing the Administrative Agent has been notified by such Lender that such Lender will not make available to the Administrative Agent its Rateable Portion of such Borrowing, the Administrative Agent shall be entitled to assume that such Lender has made such portion of the Borrowing available to the Administrative Agent on the Borrowing Date in accordance with the provisions hereof and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Lender shall not have so made its Rateable Portion of the Borrowing available to the Administrative Agent, such Lender and the Borrowers agree to pay or repay, as the case may be, to the Administrative Agent forthwith on demand such Lender's Rateable Portion of the Borrowing together with interest thereon at the rate provided herein in respect of such Borrowing for each day from the date such amount is made available to the Borrowers until the date such amount is paid or prepaid to the Administrative Agent. The amount payable to the Administrative Agent pursuant hereto shall be as set forth in a certificate delivered by the Administrative Agent to such Lender and the Borrowers and shall be prima facie evidence, for all purposes, absent manifest error. If such Lender makes the payment to the Administrative Agent required herein, the amount so paid shall constitute such Lender's Rateable Portion of the Borrowing for purposes of this Agreement. The failure of any Lender to make available the Rateable Portion of the Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make available its Rateable Portion of the Borrowing on the Borrowing Date but no Lender shall be responsible for the failure of any other Lender to make its Rateable Portion available on such Borrowing Date. Nothing herein shall affect or limit any right of action a Borrower may have under Applicable Law against the defaulting Lender.

Section 11.16 Remittance of Payments. Forthwith after receipt of any repayment pursuant to this Agreement or payment of interest or fees hereunder, the Administrative Agent shall remit to each Lender its Rateable Portion of such payment in accordance with the advances made by such Lender hereunder; provided that if the Administrative Agent, on the assumption that it will receive a payment hereunder on the due date thereof, remits to each Lender its Rateable Portion of such payment and the Borrowers fail to make such payment, each of the Lenders agree to repay to the Administrative Agent forthwith on demand such Lender's Rateable Portion of the payment made pursuant hereto together with all reasonable costs and expenses incurred by the Administrative Agent in connection therewith and interest thereon (at a rate of interest reasonably determined by the Administrative Agent) for each day from the date such amount is remitted to the Lenders, the exact amount of the repayment required to be made by the Lenders pursuant hereto to be as set forth in a certificate delivered by the Administrative Agent to each Lender, which certificate shall be prima facie evidence for all purposes absent manifest error.

Section 11.17 Prompt Notice to the Lenders. Notwithstanding any other provision herein, the Administrative Agent agrees to provide to the Lenders, with copies where appropriate, all information, notices and reports required to be given to the Administrative Agent by the Borrowers including, without limitation, all information relating to the Credit Facilities, promptly upon receipt of same, excepting therefrom information and notices relating solely to the role of Administrative Agent hereunder.

Section 11.18 Counterparts. This Agreement may be executed by facsimile and by one or more of the parties to this Agreement on any number of separate counterparts, and all of the said counterparts taken together shall be deemed to constitute one and the same instrument. A set of copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

                                     KINGSWAY FINANCIAL SERVICES INC.

                                     By: /s/ William G. Star
                                         ------------------------------
                                         Name:  William G. Star
                                         Title: President & CEO


                                     By: /s/ W. Shaun Jackson
                                         ------------------------------
                                         Name:  W. Shaun Jackson
                                         Title: Executive Vice President & CFO



                                     KINGSWAY U.S. FINANCE PARTNERSHIP
                                     by its Partners

                                              KINGSWAY FINANCIAL SERVICES INC.

                                     By: /s/ W. Shaun Jackson
                                         ------------------------------
                                         Name:  W. Shaun Jackson
                                         Title: Executive Vice President

                                              METRO CLAIM SERVICES INC.

                                     By: /s/ W. Shaun Jackson
                                         ------------------------------
                                         Name:  W. Shaun Jackson
                                         Title: Secretary


                                     CANADIAN IMPERIAL BANK OF COMMERCE,
                                     AS CANADIAN LENDER

                                     By: /s/ Karen F. Kiskorna
                                         ------------------------------
                                         Name:  Karen F. Kiskorna
                                         Title: Director

                                     By: /s/ Lynn McDonald
                                         ------------------------------
                                         Name:  Lynn McDonald
                                         Title: Managing Director


                                     HSBC BANK CANADA,
                                     AS CANADIAN LENDER

                                     By: /s/ Martin J. Haythorne
                                         ------------------------------
                                         Name:  Martin J. Haythorne
                                         Title: Assistant Vice President,
                                                Corporate and Institutional
                                                Banking

                                     By:
                                         ------------------------------
                                         Name:
                                         Title:

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         AS U.S. LENDER

                                         By: /s/ Bradley J. Kronland
                                             ------------------------------
                                             Name:  Bradley J. Kronland
                                             Title: Assistant Vice President

                                         By: /s/ Robert W. Frentzel
                                             ------------------------------
                                             Name:  Robert W. Frentzel
                                             Title: Senior Vice President


                                         CANADIAN IMPERIAL BANK OF COMMERCE,
                                         NEW YORK AGENCY, AS U.S. LENDER

                                         By: /s/ Nora Q. Catiis
                                             ------------------------------
                                             Name:  Nora Q. Catiis
                                             Title: Authorized Signatory

                                         By:
                                             ------------------------------
                                             Name:
                                             Title:


                                         CANADIAN IMPERIAL BANK OF COMMERCE,
                                         AS ADMINISTRATIVE AGENT

                                         By: /s/ Karen F. Kiskorna
                                             ------------------------------
                                             Name:  Karen F. Kiskorna
                                             Title: Director

                                         By: /s/ Lynn McDonald
                                             ------------------------------
                                             Name:  Lynn McDonald
                                             Title: Managing Director

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AS SYNDICATION AGENT

                                                 /s/ Bradley J. Kronland
                                        By:      -------------------------
                                                 Name: Bradley J. Kronland
                                                 Title: Assistant Vice President

                                                 /s/ Robert W. Frentzel
                                        By:      -------------------------
                                                 Name: Robert W. Frentzel
                                                 Title: Senior Vice President

                                  SCHEDULE "A"

                                   Commitments

As at the Closing Date.


Lender                                          Commitment
------                                          ----------

Canadian Facility

Canadian Imperial Bank of Commerce              Cdn $0

HSBC Bank Canada                                Cdn $16,500,000
                                                ______________________

Total Canadian Commitment                       Cdn $16,500,000


U.S. Facility

LaSalle Bank National Association               Cdn $25,000,000

Canadian Imperial Bank of Commerce,             Cdn $25,000,000
New York Agency
                                                ______________________

Total U.S. Commitment                           Cdn $50,000,000

                                                ______________________

Total Commitment                                Cdn $66,500,000

                                  SCHEDULE "D"

                              Quarterly Certificate

                                                                          [DATE]

TO:  CANADIAN IMPERIAL BANK OF COMMERCE
     as Administrative Agent for the Lenders
     as defined in the Credit Agreement dated [date] among Kingsway Financial Services Inc. and
     Kingsway U.S. Finance Partnership, as Borrowers and Canadian Imperial Bank of Commerce,
     HSBC Bank Canada, LaSalle Bank National Association and
     Canadian Imperial Bank of Commerce, New York Agency, as Lenders and Canadian Imperial Bank of Commerce, as Administrative Agent and LaSalle Bank National Association, as Syndications Agent and
     Documentation Agent (the "Credit Agreement")

Dear Sirs:

                 Re:
                        Quarter Ending

     In accordance with the Credit Agreement, I, [insert name and title of certifying officer] hereby certify without personal liability that:

1. I am familiar with and have examined the provisions of the Credit Agreement and have made reasonable investigations of corporate records and inquiries of other officers and senior personnel of the Borrower and based on the foregoing and as of the date of this certificate:

     (a) except as indicated below or in any Schedule annexed hereto, the representations and warranties contained in the Credit Agreement are true and correct in all material respects;

     (b) to the best of my knowledge and belief, there is no Default or Event of Default under the Credit Agreement;

     (c) the Borrowers, Kingsway America and the Subsidiaries are, and have been since the date of the last Quarterly Certificate delivered pursuant to the Credit Agreement, operating in accordance with all applicable regulatory financial ratio guidelines;

     (d) to the best of my knowledge and belief, the covenants contained in the Credit Agreement have not been breached.

2. That as at the last day of the fiscal quarter ending _____________________, on a Consolidated basis,

     (w) Funded Debt of the Canadian Borrower totalled ________________________ calculated as follows:

          (i)   indebtedness for borrowed money ____________; plus

          (ii)  Capitalized Lease Obligations ____________; plus

          (iii) Purchase Money Obligations ____________; plus

          (iv) outstanding letters of credit ____________ (excluding undrawn letters of credit the beneficiary of which is a Borrower, Kingsway America, a Subsidiary,

               State National Specialty Insurance Company Inc., State and County Mutual Insurance Company or General Reinsurance Company)); plus

          (v)  fees incurred in respect of above ________________________; plus

          (vi) interest accrued in respect of above ___________________________.

     (x) Total Capitalization of Kingsway totalled ____________________________ calculated as follows:

          (i)  Funded Debt _____________________; plus

          (ii) Shareholders equity _________________________,

and accordingly, the ratio of Funded Debt to Total Capitalization as calculated in accordance with the Credit Agreement is _____________________ and therefore not greater than a maximum ratio of 0.30:1.00 required under Section 8.02(1) of the Credit Agreement.

3. That as at the last day of the fiscal quarter ending _____________________, on a Consolidated basis,

     (v)  Net Written Premiums of Insurance Subsidiaries totalled _____________;

     (w)  Statutory Capital and Surplus totalled _________________________;

and accordingly, the Capital Surplus Ratio is __________ and therefore not greater than 2.75:1.00 required under Section 8.02(4) of the Credit Agreement.

4. That (i) Net Income (as calculated in accordance with the Credit Agreement) in the fiscal quarter ending __________ was __________ on a Consolidated basis,
(ii) the proceeds of equity issuances available in the fiscal quarter ending amounted to __________, and accordingly as at the last day of the fiscal quarter ending __________ on a Consolidated basis Tangible Net Worth as calculated in accordance with the Credit Agreement is __________ and is therefore greater than the minimum Tangible Net Worth of Cdn $__________ required under Section 8.02(2) of the Credit Agreement.

5. That as at the last day of the fiscal quarter ending __________ on a Consolidated basis,

     (w)  the Claims Ratio is __________ on a Consolidated basis, and

     (x)  the Expense Ratio is __________ on a Consolidated basis,

and accordingly, the Combined Ratio as calculated in accordance with the Credit Agreement is __________ and accordingly less than 105% required under Section 8.02(3) of the Credit Agreement, or less than the Canadian Property and Casualty Industry Average for the last four quarters which is __________.

6. That as at the last day of the fiscal quarter ending __________ on a Consolidated basis,

     (w)  EBITDA totalled __________ calculated as follows:

          (i)  Net Income __________ ; plus

          (ii) Interest Expense __________ ; plus

          (iii) depreciation __________ ; plus

          (iv) income taxes __________ ; plus

          (v)  amortization __________ ; plus/(minus)

          (vi) extraordinary losses (gains) ________________

     and

     (x)  Interest Expense totalled ________________,

and accordingly, the Interest Coverage Ratio of the Canadian Borrower as calculated in accordance with the Credit Agreement is ______, and therefore not less than 3.00:1.00 permitted under Section 8.02(5) of the Credit Agreement.

7. That as at the last day of the fiscal quarter ending _____________________ the senior unsecured debt rating of the Canadian Borrower is ___________________ as determined by ___________________ rating service.

Capitalized terms used herein but not defined herein have the meanings attributed to them in the Credit Agreement.

                                        By:    _________________________________

                                        Title: _________________________________

                                  SCHEDULE "E"

                                  Pricing Grid


The interest rate payable on LIBOR Loans, Prime Rate Loans, U.S. Base Rate Loans, Alternate Base Rate Loans, the Stamping Fee payable in respect of Bankers' Acceptances, and the Standby Fee will be based upon the senior unsecured debt rating of the Canadian Borrower based on Standard & Poors, Dominion Bond Rating Service or Moody's debt ratings. In the event of a split debt rating, the lowest rating shall apply.

--------------------------------------------------------------------------------

                                                   U.S. Base Rate,
                                                 Alternate Base Rate
Senior Unsecured          LIBOR Margin and           and Prime Rate
   Debt Rating             BA Stamping Fee               Margin              Standby Fee
----------------------------------------------------------------------------------------
(greater than or equal to)
A-/A3                           0.65%                     0.00%                 0.11%
----------------------------------------------------------------------------------------
BBB+/Baa1                       0.75%                     0.00%                0.125%
----------------------------------------------------------------------------------------
BBB/Baa2                        1.00%                     0.00%                 0.15%
----------------------------------------------------------------------------------------
BBB-/Baa3                       1.25%                     0.25%                 0.20%
----------------------------------------------------------------------------------------
BB+/Ba1                         1.75%                     0.75%                 0.30%
----------------------------------------------------------------------------------------
(less than or equal to)
BB/Ba2                          2.00%                     1.00%                 0.35%
----------------------------------------------------------------------------------------

                                   SCHEDULE "L"

                            ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement, dated as of May   , 2002 (as amended,
supplemented or otherwise modified from time to time, the "Credit Agreement"), among Kingsway Financial Services Inc. and Kingsway U.S. Finance Partnership, as the Borrowers, Canadian Imperial Bank of Commerce, individually and as Administrative Agent and the Lenders now or hereafter parties thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

_________________________ (the "Assignor") and (the ________________________
"Assignee") agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Closing Date (as defined below), a percentage interest (the "Assigned Interest") as set forth in Schedule I in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents with respect to those credit facilities provided for in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, Kingsway America, any of its Subsidiaries or any other Credit Party or the performance or observance by the Borrower or any of the Subsidiaries of any of their respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance, (b) confirms that it has received a copy of the Credit Agreement together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such power and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto, (e) hereby affirms the agreements of such Assignee as a Lender contained in the Credit Agreement, and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with the terms of the Credit Agreement all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4. The effective date of this Assignment and Acceptance shall be         , 20
(the "Transfer Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 10.19 of the Credit Agreement, effective as of the Transfer Closing Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Closing Date or accrued subsequent to the Transfer Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for the periods prior to the Transfer Closing Date or with respect to the making of this assignment directly between themselves.

6. From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized offices on Schedule I hereto.

                                            , as Assignor

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        By: ___________________________________
                                        Name:
                                        Title:

                                            , as Assignee

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        By: ___________________________________
                                        Name:
                                        Title:

                                SCHEDULE I to the
                            Assignment and Acceptance
                            -------------------------

               Re: Credit Agreement, dated as of May   , 2002, among
    Kingsway Financial Services Inc. and Kingsway U.S. Finance Partnership,
           as the Borrowers, and Canadian Imperial Bank of Commerce,
            individually and as Administrative Agent and the Lenders
                        now or hereafter parties thereto

Name of Assignor:
Name of Assignee:
Transfer Closing Date of Assignment:

--------------------------------------------------------------------------------
Credit Facility     Percentage of Assignor's Interest    Principal Amount of
Assigned            in Credit Facility Assigned          Commitments Assigned
--------------------------------------------------------------------------------

                    __________%                          $______________
--------------------------------------------------------------------------------

[NAME OF ASSIGNEE]                      [NAME OF ASSIGNOR]

By:_______________________________      ________________________________________
Name:                                   Name:
Title:                                  Title:

By:_______________________________      ________________________________________
Name:                                   Name:
Title:                                  Title:

Accepted for recording:                 Consented To:/1/

CANADIAN IMPERIAL BANK OF COMMERCE, (BORROWER]
As Administrative Agent

By:_______________________________      ________________________________________
Name:                                   Name:
Title:                                  Title:

By:_______________________________      ________________________________________
Name:                                   Name:
Title:                                  Title:

                                        CANADIAN IMPERIAL BANK OF
                                        COMMERCE, As Administrative Agent

                                        By:_____________________________________
                                        Name:
                                        Title:

                                        By:_____________________________________
                                        Name:
                                        Title:


________________

     /1/Consent of Borrower and Administrative Agent required only to the extent stipulated in Section 9.4 of the Credit Agreement.

            THIS CREDIT AMENDING AGREEMENT made as of the 24th day of September, 2002.

AMONG:

                        KINGSWAY FINANCIAL SERVICES INC.
                      AND KINGSWAY U.S. FINANCE PARTNERSHIP
                                  As Borrowers

                                       AND

                       The Lenders named herein as Lenders

                                       AND

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                             As Administrative Agent

                                       AND

                       LASALLE BANK NATIONAL ASSOCIATION,
                              As Syndication Agent

                 WHEREAS:

          1. Pursuant to a Credit Agreement made as of the 28th day of May, 2002 among the parties hereto (the "Credit Agreement"), the Lenders and the Agents established certain credit facilities in favour of the Borrowers;

          2. The Agents, the Lenders and the Borrowers have agreed to amend certain terms and conditions of the Credit Agreement in the manner hereinafter set forth;


            FOR VALUABLE CONSIDERATION, the parties agree as follows:

                                   Article I

                           AMENDMENT TO INTERPRETATION

1.01 Amendment to Definition of Permitted Encumbrances. Sub-section 1.01(90)(viii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "(viii) Security Interests securing the indebtedness described in
Section 1.01(91)(xiii)."

1.02 Amendment to Definition of Permitted Indebtedness. Sub-section 1.01(91)(xiii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "(xiii) Indebtedness under the syndicated letter of credit facility established by Royal Bank of Canada Europe Limited as facility agent in favour of Kingsway Reinsurance Corporation not exceeding U.S. $350,000,000 in respect of letters of credit to be issued on the application of Kingsway Reinsurance Corporation for the benefit of certain Subsidiaries of the Canadian Borrower, State National Specialty Insurance Company, State and County Mutual Insurance Company or General Reinsurance Corporation; and"

1.03 Additional Permitted Indebtedness. Sub-section 1.01(91) of the Credit Agreement is hereby amended by (i) deleting the word "and" found at the end of Sub-section 1.01(91)(xiii), (ii) by deleting the period found at the end of Sub-section 1.01(91)(xiv) and replacing such period with a semi-colon, and (iii) by adding the following as Sub-section 1.01(91)(xv) immediately following Sub-section 1.01(91)(xiv):

     "(xv) Indebtedness not to exceed Cdn. $100,000,000 pursuant to a debenture offering in respect of debentures with terms of not less than 3 years and which mature not later than December 31, 2007 and otherwise containing terms and conditions satisfactory to the Majority of the Lenders."

                                   Article II

                             AMENDMENT TO COVENANTS

2.01 Amendment to the Negative Covenant. Section 8.03(5) of the Credit Agreement is hereby amended by deleting the word "and" found at the end of sub-paragraph
(viii), by deleting sub-paragraph (ix) in its entirety, and by adding the following immediately following Sub-section 8.03(5)(viii):

     "(ix) the guarantee issued by Kingsway America in respect of the Indebtedness described in Sub-section 1.01(91)(xv); and

     (x) as otherwise permitted hereunder."

                                  Article III

                     CONDITIONS PRECEDENT TO THIS AGREEMENT

3.01 Conditions Precedent. This Credit Amending Agreement shall not come into effect and the Credit Agreement shall not amended to reflect the amendments contemplated herein until (i) the Agent shall have received all material documentation as determined by the Agent in its sole discretion relating to the debenture offering described in Sub-section 1.01(91)(xv), including, without limitation, all materials filed with any securities commission, and the Majority of the Lenders shall be satisfied with the terms and conditions thereof, and (ii) the Indebtedness described in Sub-section 1.01(91)(xv) of the Credit Agreement shall have received a preliminary rating of at least BBB by each of Standard & Poor and Dominion Bond Rating Service.

                                   ARTICLE IV

                                  MISCELLANEOUS

4.01 Nature of Amendments and Defined Terms. It is acknowledged and agreed that the terms of this Credit Amending Agreement are in addition to and, unless specifically provided for, shall not limit, restrict, modify, amend or release any of the understandings, agreements or covenants as set out in the Credit Agreement. The Credit Agreement shall henceforth be read and construed in conjunction with this Credit Amending Agreement and the Credit Agreement together with all of the powers, provisions, conditions, covenants and agreements contained or implied in the Credit Agreement shall be and shall continue to be in full force and effect. References to the "Credit Agreement" or the "Agreement" in the Credit Agreement or in any other document delivered in connection with, or pursuant to, the Credit Agreement, shall mean the Credit Agreement, as amended hereby. Capitalized terms utilized in this agreement but not defined in this Agreement shall have the meanings ascribed to such terms in the Credit Agreement.

4.02 Assignment. This Credit Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns but shall not be assignable by the Borrowers or either of them without the prior written consent of the Agents and Lenders.

4.03 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract and the parties hereby submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

4.05 Further Assurances. The Borrowers shall from time to time and at all times hereafter, upon every reasonable request from the Agents or the Lenders, make, do, execute and deliver or cause to be made, done, executed and delivered, all such further acts, deeds and assurances and things as may be necessary in the opinion of the Agents for more effectually implementing and carrying out the true intent and meaning of this Credit Amending Agreement.

4.06 Counterparts. This Credit Amending Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF the parties hereto have executed this Credit Amending Agreement.

                                      KINGSWAY FINANCIAL SERVICES INC.

                                      By: /s/ William G. Star
                                          ------------------------
                                          Name: William G. Star
                                          Title: President & CEO

                                      By: /s/ W. Shaun Jackson
                                          ------------------------
                                          Name: W. Shaun Jackson
                                          Title: Executive Vice President & CFO


                                      KINGSWAY U.S. FINANCE PARTNERSHIP
                                      by its Partners
                                          KINGSWAY FINANCIAL SERVICES INC.

                                      By: /s/ W. Shaun Jackson
                                          ------------------------
                                          Name: W. Shaun Jackson
                                          Title: Executive Vice President & CFO

                                      METRO CLAIM SERVICES INC.

                                      By: /s/ W. Shaun Jackson
                                          ------------------------
                                          Name: W. Shaun Jackson
                                          Title: Secretary

                                      CANADIAN IMPERIAL BANK OF COMMERCE,
                                      AS CANADIAN LENDER

                                      By: /s/ Karen F. Kiskorna
                                          ------------------------
                                          Name: Karen F. Kiskorna
                                          Title: Director

                                      By: /s/ Lynn McDonald
                                          ------------------------
                                          Name: Lynn McDonald
                                          Title: Managing Director

                                  HSBC BANK CANADA,
                                  AS CANADIAN LENDER

                                  By: /s/ Marin J. Haythorne
                                      -------------------------
                                      Name: Martin J. Haythorne
                                      Title: Assistant Vice President,
                                             Corporate and Institutional Banking

                                  By: ------------------------
                                      Name:
                                      Title:


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  AS U.S. LENDER

                                  By: /s/ Bradley J. Kronland
                                      -------------------------
                                      Name: Bradley J. Kronland
                                      Title: Assistant Vice President

                                  By: /s/ Robert W. Frentzel
                                      ------------------------
                                      Name: Robert W. Frentzel
                                      Title: Senior Vice President


                                  CANADIAN IMPERIAL BANK OF COMMERCE,
                                  NEW YORK AGENCY, AS U.S. LENDER

                                  By: /s/ Nora Q. Catiis
                                      --------------------
                                      Name: Nora Q. Catiis
                                      Title: Authorized Signatory

                                  By: --------------------
                                      Name:
                                      Title:






                                  CANADIAN IMPERIAL BANK OF COMMERCE,
                                  AS ADMINISTRATIVE AGENT

                                  By: /s/ Karen F. Kiskorna
                                      -----------------------
                                      Name: Karen F. Kiskorna
                                      Title: Director

                                  By: /s/ Lynn McDonald
                                      -------------------
                                      Name: Lynn McDonald
                                      Title: Managing Director

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     AS SYNDICATION AGENT

                                     By: /s/ Bradley J. Kronland
                                         -------------------------
                                         Name: Bradley J. Kronland
                                         Title: Assistant Vice President

                                     By: /s/ Robert W. Frentzel
                                         ------------------------
                                         Name: Robert W. Frentzel
                                         Title: Senior Vice President

     THIS SECOND CREDIT AMENDING AGREEMENT made as of the 24th day of September, 2002.

A M O N G:

                        KINGSWAY FINANCIAL SERVICES INC.
                      AND KINGSWAY U.S. FINANCE PARTNERSHIP
                                  As Borrowers

                                       AND

                       The Lenders named herein as Lenders

                                       AND

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                             As Administrative Agent

                                       AND

                       LASALLE BANK NATIONAL ASSOCIATION,
                              As Syndication Agent

     WHEREAS:

     1. Pursuant to a Credit Agreement made as of the 28th day of May, 2002 among the parties hereto as amended by a credit amending agreement dated September 24th, 2002 (the "Credit Agreement"), the Lenders and the Agents established certain credit facilities in favour of the Borrowers;

     2. The Agents, the Lenders and the Borrowers have agreed to amend certain terms and conditions of the Credit Agreement in the manner hereinafter set forth;

     FOR VALUABLE CONSIDERATION, the parties agree as follows:

                                   ARTICLE V

                           AMENDMENT TO INTERPRETATION

5.01 Additional Permitted Indebtedness. Sub-section 1.01(91) of the Credit Agreement is hereby amended by (i) deleting the word "and" found at the end of Sub-section 1.01(91)(xiv), (ii) by deleting the period found at the end of Sub-section 1.01(91)(xv) and replacing such period with a semi-colon, and (iii) by adding the following as Sub-section 1.01(91)(xvi) immediately following Sub-section 1.01(91)(xv):

     "(xvi) Indebtedness not to exceed US $74,750,000 in connection with the 2,990,000 preferred securities issued by Kingsway Financial Capital Trust I (the "Trust Preferred Securities Issuance"), provided that (i) the Trust Preferred Securities Issuance shall have received a preliminary rating of at least BB+ by Standard & Poor, (ii) there is no redemption of the preferred securities into cash without the prior written consent of the Majority of the Lenders, (iii) a default under the Credit Agreement is not a default or an event of default in respect of such Indebtedness and acceleration of the Outstanding Obligations does not result in an acceleration of the obligations under the debentures issued in connection with the Trust Preferred Securities Issuance (the "Debentures"), (iv) no cash dividends may be repaid or preference shares redeemed so long as a Default or Event of Default has occurred and is continuing under the Credit Agreement and (v) the terms and conditions of the Trust Preferred Securities Issuance are otherwise satisfactory to the Majority of the Lenders."

                                   ARTICLE VI

                              AMENDMENT OF COVENANT

6.01 Amendment to Funded Debt to Total Capitalization Ratio. Section 8.02(1) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "(1) Funded Debt to Total Capitalization Ratio. The Canadian Borrower shall maintain at all times a ratio of Funded Debt to Total Capitalization on a Consolidated basis of not greater than 0.30:1.00, calculated quarterly on the last day of each fiscal quarter of the Canadian Borrower provided that for the purposes of this covenant only, the Debentures shall not be included in the calculation of Funded Debt, but shall be included in the calculation of Total Capitalization."

6.02 Amendment to Negative Covenant. Section 8.03(5) of the Credit Agreement is hereby amended by deleting sub-paragraph (x) in its entirety and by adding the following immediately following Sub-section 8.03(5)(ix):

     "(x) the guarantees issued by the U.S. Borrower and Canadian Borrower in connection with the Trust Preferred Securities Issuance, and

     (xi) as otherwise permitted hereunder."

                                  Article VII

                     CONDITIONS PRECEDENT TO THIS AGREEMENT

7.01 Conditions Precedent. This Second Credit Amending Agreement shall not come into effect and the Credit Agreement shall not be amended to reflect the amendments contemplated herein until the Agent shall have received (i) all material documentation as determined by the Agent in its sole discretion relating to the Trust Preferred Securities Issuance, including, without limitation, all materials filed with any securities commission, and the Agent and the Lenders shall be satisfied with the terms and conditions thereof; and
(ii) an intercreditor agreement with Kingsway Financial Capital Trust I in respect of the obligations of the Borrowers or their Subsidiaries to Kingsway Financial Capital Trust I in connection with the Debentures, to provide, among other things, for subordination of the Debentures to the payment in full of the Outstanding Obligations.

                                  Article VIII

                                  MISCELLANEOUS

8.01 Nature of Amendments and Defined Terms. It is acknowledged and agreed that the terms of this Second Credit Amending Agreement are in addition to and, unless specifically provided for, shall not limit, restrict, modify, amend or release any of the understandings, agreements or covenants as set out in the Credit Agreement. The Credit Agreement shall henceforth be read and construed in conjunction with this Second Credit Amending Agreement and the Credit Agreement together with all of the powers, provisions, conditions, covenants and agreements contained or implied in the Credit Agreement shall be and shall continue to be in full force and effect. References to the "Credit Agreement" or the "Agreement" in the Credit Agreement or in any other document delivered in connection with, or pursuant to, the Credit Agreement, shall mean the Credit Agreement, as amended hereby. Capitalized terms utilized in this agreement but not defined in this Agreement shall have the meanings ascribed to such terms in the Credit Agreement.

8.02 Assignment. This Second Credit Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns but shall not be assignable by the Borrowers or either of them without the prior written consent of the Agents and Lenders.

8.03 Severability. Any provision of this Second Credit Amending Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.04 Governing Law. This Second Credit Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract and the parties hereby submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

8.05 Further Assurances. The Borrowers shall from time to time and at all times hereafter, upon every reasonable request from the Agents or the Lenders, make, do, execute and deliver or cause to be made, done, executed and delivered, all such further acts, deeds and assurances and things as may be necessary in the opinion of the Agents for more effectually implementing and carrying out the true intent and meaning of this Second Credit Amending Agreement.

8.06 Counterparts. This Second Credit Amending Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

          IN WITNESS WHEREOF the parties hereto have executed this Second Credit Amending Agreement.

                                  KINGSWAY FINANCIAL SERVICES INC.

                                  By:       /s/  William G. Star
                                          -------------------------------------
                                          Name:  William G. Star
                                          Title:  President & CEO

                                  By:       /s/  W. Shaun Jackson
                                          -------------------------------------
                                          Name:  W. Shaun Jackson
                                          Title:  Executive Vice President & CFO


                                  KINGSWAY U.S. FINANCE PARTNERSHIP
                                  by its Partners

                                          KINGSWAY FINANCIAL SERVICES INC.

                                  By:       /s/  W. Shaun Jackson
                                          -------------------------------------
                                          Name:  W. Shaun Jackson
                                          Title:  Executive Vice President & CFO

                                          METRO CLAIM SERVICES INC.

                                  By:       /s/  W. Shaun Jackson
                                          -------------------------------------
                                          Name:  W. Shaun Jackson
                                          Title:  Secretary

                                  CANADIAN IMPERIAL BANK OF COMMERCE,
                                  AS CANADIAN LENDER

                                  By: /s/ Karen F. Kiskorna
                                      ------------------------
                                      Name: Karen F. Kiskorna
                                      Title: Director

                                  By: /s/ Lynn McDonald
                                      ------------------------
                                      Name: Lynn McDonald
                                      Title: Managing Director


                                  HSBC BANK CANADA,
                                  AS CANADIAN LENDER

                                  By: /s/ Marin J. Haythorne
                                      -------------------------
                                      Name: Martin J. Haythorne
                                      Title: Assistant Vice President,
                                             Corporate and Institutional Banking

                                  By: -------------------------
                                      Name:
                                      Title:


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  AS U.S. LENDER

                                  By: /s/ Bradley J. Kronland
                                      -------------------------
                                      Name: Bradley J. Kronland
                                      Title: Assistant Vice President

                                  By: /s/ Robert W. Frentzel
                                      -------------------------
                                      Name: Robert W. Frentzel
                                      Title: Senior Vice President


                                  CANADIAN IMPERIAL BANK OF COMMERCE,
                                  NEW YORK AGENCY, AS U.S. LENDER

                                  By: /s/ Nora Q. Catiis
                                      --------------------
                                      Name: Nora Q. Catiis
                                      Title: Authorized Signatory

                                  By: --------------------
                                      Name:
                                      Title:

                                           CANADIAN IMPERIAL BANK OF COMMERCE,
                                           AS ADMINISTRATIVE AGENT

                                           By: /s/  Karen F. Kiskorna
                                               -------------------------
                                               Name:  Karen F. Kiskorna
                                               Title: Director

                                           By: /s/  Lynn McDonald
                                               -------------------------
                                               Name:  Lynn McDonald
                                               Title: Managing Director



                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           AS SYNDICATION AGENT

                                           By: /s/ Bradley J. Kronland
                                               -------------------------
                                               Name:  Bradley J. Kronland
                                               Title: Assistant Vice President

                                           By: /s/  Robert W. Frentzel
                                               -------------------------
                                               Name:  Robert W. Frentzel
                                               Title: Senior Vice President

     THIS THIRD CREDIT AMENDING AGREEMENT made as of the 30th day of October, 2002.

A M O N G:

                        KINGSWAY FINANCIAL SERVICES INC.
                      AND KINGSWAY U.S. FINANCE PARTNERSHIP
                                  As Borrowers

                                       AND

                       The Lenders named herein as Lenders

                                       AND

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                             As Administrative Agent

                                       AND

                       LASALLE BANK NATIONAL ASSOCIATION,
                              As Syndication Agent



     WHEREAS:

     1. Pursuant to a Credit Agreement made as of the 28th day of May, 2002 among the parties hereto as amended by a credit amending agreement dated September 24th, 2002 and a second credit amending agreement also dated September 24th, 2002 (collectively the "Credit Agreement"), the Lenders and the Agents established certain credit facilities in favour of the Borrowers;

     2. The Agents, the Lenders and the Borrowers have agreed to amend certain terms and conditions of the Credit Agreement in the manner hereinafter set forth with effect as of September 24th, 2002;

            FOR VALUABLE CONSIDERATION, the parties agree as follows:



                                   ARTICLE IX

                             AMENDMENT TO COVENANTS

9.01 Amendment to Financial Covenant. Sub-section 8.02(4) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "(4) Capital Surplus Ratio. The Canadian Borrower shall maintain at all times a Capital Surplus Ratio on a Consolidated basis calculated quarterly on the last day of each fiscal quarter of the Canadian Borrower on a rolling four-quarter basis as follows:

          (i) from the Closing Date to and including June 30, 2002 of not greater than 2.75:1.00;

          (ii) from July 1, 2002 to and including December 31, 2002 of not greater than 3.50:1.00; and

         (iii) thereafter of not greater than 2.75:1.00."



                                   ARTICLE X

                                  MISCELLANEOUS


10.01 Nature of Amendments and Defined Terms. It is acknowledged and agreed that the terms of this Third Credit Amending Agreement are in addition to and, unless specifically provided for, shall not limit, restrict, modify, amend or release any of the understandings, agreements or covenants as set out in the Credit Agreement. The Credit Agreement shall henceforth be read and construed in conjunction with this Third Credit Amending Agreement and the Credit Agreement together with all of the powers, provisions, conditions, covenants and agreements contained or implied in the Credit Agreement shall be and shall continue to be in full force and effect. References to the "Credit Agreement" or the "Agreement" in the Credit Agreement or in any other document delivered in connection with, or pursuant to, the Credit Agreement, shall mean the Credit Agreement, as amended hereby. Capitalized terms utilized in this agreement but not defined in this Agreement shall have the meanings ascribed to such terms in the Credit Agreement.

10.02 Assignment. This Third Credit Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns but shall not be assignable by the Borrowers or either of them without the prior written consent of the Agents and Lenders.

10.03 Severability. Any provision of this Third Credit Amending Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.04 Governing Law. This Third Credit Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract and the parties hereby submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

10.05 Further Assurances. The Borrowers shall from time to time and at all times hereafter, upon every reasonable request from the Agents or the Lenders, make, do, execute and deliver or cause to be made, done, executed and delivered, all such further acts, deeds and assurances and things as may be necessary in the opinion of the Agents for more effectually implementing and carrying out the true intent and meaning of this Third Credit Amending Agreement.

10.06 Counterparts. This Third Credit Amending Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

          IN WITNESS WHEREOF the parties hereto have executed this Third Credit Amending Agreement.

                                         KINGSWAY FINANCIAL SERVICES INC.

                                         By: /s/  William G. Star
                                             ------------------------
                                         Name:  William G. Star
                                         Title: President & CEO

                                         By: /s/ W. Shaun Jackson
                                             ------------------------
                                         Name:  W. Shaun Jackson
                                         Title: Executive Vice President & CFO



                                         KINGSWAY U.S. FINANCE PARTNERSHIP
                                         by its Partners
                                             KINGSWAY FINANCIAL SERVICES INC.

                                         By: /s/ James R. Zuhlke
                                             ------------------------
                                             Name: James R. Zuhlke
                                             Title: Manager

                                             METRO CLAIM SERVICES INC.

                                         By: /s/ W. Shaun Jackson
                                             ------------------------
                                             Name:  W. Shaun Jackson
                                             Title: Secretary

                                 CANADIAN IMPERIAL BANK OF COMMERCE,
                                 AS CANADIAN LENDER

                                 By: /s/ Ralph Sehgal
                                     ---------------------------
                                     Name:  Ralph Sehgal
                                     Title: Executive Director

                                 By: /s/ Mark Chandler
                                     ---------------------------
                                     Name:  Mark Chandler
                                     Title: Executive Director


                                 HSBC BANK CANADA,
                                 AS CANADIAN LENDER

                                 By: /s/ Martin J. Haythorne
                                     ---------------------------
                                     Name:  Martin J. Haythorne
                                     Title: Assistant Vice President,
                                            Corporate and Institutional Banking

                                 By: ---------------------------
                                     Name:
                                     Title:


                                 LASALLE BANK NATIONAL ASSOCIATION,
                                 AS U.S. LENDER

                                 By: /s/ Bradley J. Kronland
                                     ---------------------------
                                     Name:  Bradley J. Kronland
                                     Title: Assistant Vice President

                                 By: /s/ Robert W. Frentzel
                                     ---------------------------
                                     Name:  Robert W. Frentzel
                                     Title: Senior Vice President


                                 CANADIAN IMPERIAL BANK OF COMMERCE,
                                 NEW YORK AGENCY, AS U.S. LENDER

                                 By: /s/ George Knight
                                     ---------------------------
                                     Name:  George Knight
                                     Title: Managing Director,
                                            CIBC World Markets Corp., as agent

                                 By:
                                     ---------------------------
                                     Name:
                                     Title:

                                             CANADIAN IMPERIAL BANK OF COMMERCE,
                                             AS ADMINISTRATIVE AGENT

                                             By: /s/ Ralph Sehgal
                                                 -------------------------
                                                 Name:  Ralph Sehgal
                                                 Title: Executive Director

                                             By: /s/ Geoff Bond
                                                 -------------------------
                                                 Name:  Geoff Bond
                                                 Title: Managing Director

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             AS SYNDICATION AGENT

                                             By: /s/ Bradley J. Kronland
                                                 -------------------------
                                                 Name:  Bradley J. Kronland
                                                 Title: Assistant Vice President

                                             By: /s/ Robert W. Frentzel
                                                 -------------------------
                                                 Name: Robert W. Frentzel
                                                 Title: Senior Vice President